    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1996.

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ---------------------
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                     NEW SERVICE CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 7261                              APPLIED FOR
(State or other jurisdiction of          (Primary Standard Industrial               (I.R.S. Employer
 incorporation or organization)          Classification Code Number)               Identification No.)

                                                                                    JAMES M. SHELGER
                                                                             SENIOR VICE PRESIDENT, GENERAL
                                                                                 COUNSEL AND SECRETARY
                                                                         NEW SERVICE CORPORATION INTERNATIONAL
                   1929 ALLEN PARKWAY                                              1929 ALLEN PARKWAY
                  HOUSTON, TEXAS 77019                                            HOUSTON, TEXAS 77019
                     (713) 522-5141                                                  (713) 522-5141
  (Address, including zip code, and telephone number,                  (Name and address, including zip code, and
including area code, of registrant's principal executive             telephone number, including area code, of agent
                         offices)                                                    for service)

                             ---------------------

                           SCI HOLDINGS CANADA, INC.
             (Exact name of registrant as specified in its charter)

       BRITISH COLUMBIA                            7261                                    NA
(State or other jurisdiction of          (Primary Standard Industrial               (I.R.S. Employer
 incorporation or organization)          Classification Code Number)               Identification No.)

                                                                                     JOHN A. GORDON
                                                                                       PRESIDENT
                                                                               SCI HOLDINGS CANADA, INC.
                 3789 ROYAL OAK AVENUE                                           3789 ROYAL OAK AVENUE
           BURNABY, BRITISH COLUMBIA V5G 3MI                               BURNABY, BRITISH COLUMBIA V5G 3MI
                     (604) 294-9338                                                  (604) 294-9338
  (Address, including zip code, and telephone number,                  (Name and address, including zip code, and
including area code, of registrant's principal executive             telephone number, including area code, of agent
                         offices)                                                    for service)

                             ---------------------

                                    Copy to:

                               RICHARD D. KATCHER
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                       PROPOSED         PROPOSED
                                                        AMOUNT         MAXIMUM          MAXIMUM         AMOUNT OF
              TITLE OF EACH CLASS OF                    TO BE       OFFERING PRICE     AGGREGATE       REGISTRATION
            SECURITIES TO BE REGISTERED             REGISTERED(1)     PER SHARE      OFFERING PRICE       FEE(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share............   119,233,604   Not Applicable $2,863,594,908.50   $867,756.03
Exchangeable Shares without par value..............    64,708,438   Not Applicable $1,562,036,794.25   $473,344.48
===================================================================================================================

(1) Represents the maximum number of shares of common stock of New Service Corporation International and an estimated number of exchangeable shares of SCI Holdings Canada, Inc. issuable upon consummation of the exchange offer for Common Shares without par value (the "Shares") and 6.00% Cumulative Redeemable Convertible First Preferred Shares, Series C without par value (the "Preferred Shares") of The Loewen Group Inc. based upon the number of Shares and Preferred Shares outstanding and the estimated percentage of such securities held in Canada, on August 9, 1996.

(2) Pursuant to Rules 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the registration fee was computed on the basis of (i) the average of the high and low prices of Shares as reported on the Nasdaq National Market on October 1, 1996, and (ii) the average of the high and low prices of Preferred Shares on the Toronto Stock Exchange on October 1, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                     NEW SERVICE CORPORATION INTERNATIONAL
                           SCI HOLDINGS CANADA, INC.

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                 FORM S-4 ITEM NUMBER AND HEADING                   LOCATION IN PROSPECTUS
      ------------------------------------------------------   ---------------------------------
  1.  Forepart of Registration Statement and Outside Front
        Cover Page of Prospectus............................   Outside Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus..........................................   Table of Contents; Available
                                                                 Information; Incorporation of
                                                                 Certain Information by
                                                                 Reference
  3.  Risk Factors, Ratio of Earnings to Fixed Charges and
        Other Information...................................   Prospectus Summary
  4.  Terms of the Transaction..............................   Prospectus Summary; Background of
                                                                 the Offers; The Offers;
                                                                 Description of Capital Stock of
                                                                 Buyer and Canadian Newco;
                                                                 Comparison of Rights of Holders
                                                                 of Shares and Preferred Shares
                                                                 and Buyer Common Stock and
                                                                 Exchangeable Shares; Market
                                                                 Prices and Dividends
  5.  Pro Forma Financial Information.......................   Unaudited Pro Forma Combined
                                                                 Financial Data
  6.  Material Contacts with the Company Being Acquired.....   Background of the Offers; The
                                                                 Offers
  7.  Additional Information Required for Reoffering by
        Persons and Parties Deemed to be Underwriters.......   *
  8.  Interests of Named Experts and Counsel................   Validity of Buyer Common Stock
                                                                 and Exchangeable Shares;
                                                                 Experts
  9.  Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities......................   *
 10.  Information with Respect to S-3 Registrants...........   Incorporation of Certain
                                                                 Information by Reference
 11.  Incorporation of Certain Information by Reference.....   Incorporation of Certain
                                                                 Information by Reference;
                                                                 Description of Capital Stock of
                                                                 Buyer and Canadian Newco
 12.  Information with Respect to S-2 or S-3 Registrants....   *
 13.  Incorporation of Certain Information by Reference.....   *
 14.  Information with Respect to Registrants Other Than S-2
        or
        S-3 Registrants.....................................   Prospectus Summary; Market Prices
                                                                 and Dividends

                 FORM S-4 ITEM NUMBER AND HEADING                   LOCATION IN PROSPECTUS
      ------------------------------------------------------   ---------------------------------
 15.  Information with Respect to S-3 Companies.............   Incorporation of Certain Informa-
                                                                 tion by Reference; Background
                                                                 of the Offers
 16.  Information with Respect to S-2 or S-3 Companies......   *
 17.  Information with Respect to Companies Other than S-2
        or
        S-3 Companies.......................................   *
 18.  Information if Proxies, Consents or Authorizations are
        to be Solicited.....................................   *
 19.  Information if Proxies, Consents or Authorizations are
        not to be Solicited or in an Exchange Offer.........   Outside Front Cover Page;
                                                                 Prospectus Summary; The Offers;
                                                                 Incorporation of Certain
                                                                 Information by Reference

---------------

* Indicates that Item is not applicable or answer is in the negative.

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any state in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  state.                                                                 *
*                                                                         *
***************************************************************************



                  SUBJECT TO COMPLETION, DATED OCTOBER 3, 1996

PROSPECTUS                    OFFERS TO EXCHANGE:

         I. EACH OUTSTANDING COMMON                        II. EACH OUTSTANDING
            SHARE (INCLUDING THE                             6.00% CUMULATIVE
           ASSOCIATED COMMON SHARE                        REDEEMABLE CONVERTIBLE
              PURCHASE RIGHTS)                        FIRST PREFERRED SHARE, SERIES C
                     OF                                             OF
            THE LOEWEN GROUP INC.                          THE LOEWEN GROUP INC.
                     FOR                                            FOR
           $45.00 OF COMMON STOCK                         $29.51 OF COMMON STOCK
           (SUBJECT TO ADJUSTMENT)          AND            (SUBJECT TO ADJUSTMENT)
                     OF                                             OF
    NEW SERVICE CORPORATION INTERNATIONAL          NEW SERVICE CORPORATION INTERNATIONAL
                     OR                                             OR
        $45.00 OF EXCHANGEABLE SHARES                  $29.51 OF EXCHANGEABLE SHARES
           (SUBJECT TO ADJUSTMENT)                        (SUBJECT TO ADJUSTMENT)
                     OF                                             OF
          SCI HOLDINGS CANADA, INC.                      SCI HOLDINGS CANADA, INC.


     THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY
TIME, ON             , 1996, UNLESS EXTENDED. SHARES WHICH ARE TENDERED PURSUANT
TO THE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE
OFFERS.

    New Service Corporation International, a Delaware corporation ("Buyer"), is currently a wholly owned subsidiary of Service Corporation International, a Texas corporation ("SCI"). Upon consummation of the Holding Company Merger (as defined herein), which will occur immediately prior to consummation of the Offers (as defined herein), Buyer will own all of the common equity of SCI, and stockholders of SCI will become stockholders of Buyer.

    Buyer hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Buyer Offer"), to exchange (i) a number of shares of Common Stock, par value $0.01 per share, of Buyer ("Buyer Common Stock") equal to the Share Exchange Ratio (as defined below) for each outstanding Common Share without par value (each, a "Share" and collectively, the "Shares"), of The Loewen Group Inc., a company incorporated under the laws of British Columbia (the "Company"), including the associated common share purchase rights (each, a "Right" and collectively, the "Rights") issued pursuant to the Shareholder Protection Rights Plan Agreement, dated as of April 20, 1990, between the Company and The Royal Trust Company, as Rights Agent (the "Rights Agreement"), validly tendered on or prior to the Expiration Date (as defined herein) and not withdrawn, and (ii) a number of shares of Buyer Common Stock equal to the Preferred Share Exchange Ratio (as defined below) for each outstanding 6.00% Cumulative Redeemable Convertible First Preferred Share, Series C without par value (each, a "Preferred Share" and collectively, the "Preferred Shares"), of the Company, validly tendered on or prior to the Expiration Date and not withdrawn. Unless the context otherwise requires and unless and until the Rights are redeemed, all references to Shares shall include the associated Rights. The term "Share Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $45.00 by the average of the high and low sales prices of the Common Stock, par value $1.00 per share, of SCI ("SCI Common Stock") (as reported on the New York Stock Exchange Composite Tape) (the "SCI Average Price") on each of the twenty consecutive trading days ending with the third trading day immediately preceding the Expiration Date; provided, however, that the Share Exchange Ratio shall not be greater than 1.76471. The term "Preferred Share Exchange Ratio" means the product of (i) the Share Exchange Ratio and (ii) .65574; provided, however, that the Preferred Share Exchange Ratio shall not be greater than 1.15719. The Share Exchange Ratio and the Preferred Exchange Ratio are referred to collectively as the "Exchange Ratios."

    Pursuant to the Exchange Ratios, each Share which is validly tendered to Buyer and not withdrawn on or prior to the Expiration Date will be exchanged for $45.00 of Buyer Common Stock and each Preferred Share which is validly tendered to Buyer and not withdrawn on or prior to the Expiration Date will be exchanged for $29.51 of Buyer Common Stock if the SCI Average Price is greater than or equal to $25.50. If the SCI Average Price is less than $25.50, each such Share will be exchanged for less than $45.00 of Buyer

                                                        (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

NO SECURITIES COMMISSION OR SIMILAR AUTHORITY IN CANADA HAS IN ANY WAY PASSED
         UPON THE MERITS OF THE SECURITIES OFFERED HEREUNDER AND ANY
                REPRESENTATION TO THE CONTRARY IS AN OFFENSE.

                             ---------------------

                    THE DEALER MANAGERS FOR THE OFFERS ARE:

               J.P. MORGAN                            TD SECURITIES INC.
              60 WALL STREET                       7TH FLOOR, TD BANK TOWER
      NEW YORK, NEW YORK 10260-0060                 66 WELLINGTON ST. WEST
                                                       TORONTO, ONTARIO
                                                           M5K 1A1
                                                         (IN CANADA)

            , 1996

Common Stock and each such Preferred Share will be exchanged for less than $29.51 of Buyer Common Stock. On October 1, 1996, the closing price of the SCI Common Stock on the New York Stock Exchange Composite Tape was $29.875. Based on such closing price, the Share Exchange Ratio would be 1.50628 and each such Share would be exchanged for $45.00 of Buyer Common Stock and the Preferred Share Exchange Ratio would be 0.98773 and each such Preferred Share would be exchanged for $29.51 of Buyer Common Stock, assuming for these purposes that the value of the Buyer Common Stock immediately after consummation of the Offers is equivalent to the value of the SCI Common Stock immediately prior to consummation of the Offers. Shares of Buyer Common Stock are sometimes referred to herein as "Buyer Common Shares."

     The Exchange Ratios will change as the market price of the SCI Common Stock
changes. Shareholders of the Company may call (800)    -     any time on or
after the date hereof throughout the Expiration Date for the current Exchange Ratios calculated based on the then-current SCI Average Price for the twenty consecutive trading days ending with the third trading day immediately preceding the date the call is placed. The actual SCI Average Price and Exchange Ratios will be calculated as of the third trading day immediately prior to the Expiration Date, as described above, and a press release will be issued announcing the actual Exchange Ratios prior to the opening of trading on the second trading day prior to the Expiration Date (as it may be extended from time to time).

     SCI Holdings Canada, Inc. ("Canadian Newco," and each of Canadian Newco and Buyer, a "Purchaser," and collectively, the "Purchasers"), a company incorporated under the laws of British Columbia and a wholly owned subsidiary of Buyer, hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Canadian Newco Offer," and each of the Canadian Newco Offer and the Buyer Offer, an "Offer," and collectively, the "Offers"), to exchange (i) a number of Exchangeable Shares without par value of Canadian Newco ("Exchangeable Shares," and together with the Buyer Common Stock, the "Offered Stock") equal to the Share Exchange Ratio for each outstanding Share validly tendered on or prior to the Expiration Date and not withdrawn, and (ii) a number of Exchangeable Shares equal to the Preferred Share Exchange Ratio for each outstanding Preferred Share validly tendered on or prior to the Expiration Date and not withdrawn. The number of Exchangeable Shares issuable in the Canadian Newco Offer in respect of each Share or Preferred Share, as the case may be, validly tendered to Canadian Newco and not withdrawn prior to the Expiration Date is equal to the number of shares of Buyer Common Stock issuable in the Buyer Offer in respect of each Share or Preferred Share, as the case may be, validly tendered to Buyer and not withdrawn prior to the Expiration Date.

     No certificates representing fractional shares of Offered Stock will be issued pursuant to the Offers. In lieu thereof, each tendering shareholder who would otherwise be entitled to a fractional share of Offered Stock will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) times the closing price for shares of SCI Common Stock on the New York Stock Exchange Composite Tape on the date such shareholder's Shares or Preferred Shares, as the case may be, are accepted for exchange by the respective Purchaser. See "The Offers -- Cash in Lieu of Fractional Shares of Offered Stock."

     THE PURCHASERS' RESPECTIVE OBLIGATIONS TO EXCHANGE SHARES OF OFFERED STOCK FOR SHARES AND PREFERRED SHARES PURSUANT TO THE OFFERS IS CONDITIONED UPON, AMONG OTHER THINGS, (i) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER (x) A NUMBER OF SHARES WHICH, TOGETHER WITH THE SHARES BENEFICIALLY OWNED BY THE PURCHASERS AND SCI FOR THEIR OWN RESPECTIVE ACCOUNTS, WILL CONSTITUTE AT LEAST 75 PERCENT OF THE TOTAL NUMBER OF OUTSTANDING SHARES ON A FULLY DILUTED BASIS (I.E., AS THOUGH ALL OPTIONS OR OTHER SECURITIES CONVERTIBLE INTO OR EXERCISABLE OR EXCHANGEABLE FOR SHARES, OTHER THAN THE RIGHTS, THE PREFERRED SHARES AND THE DEBENTURES (AS DEFINED HEREIN), HAD BEEN SO CONVERTED, EXERCISED OR EXCHANGED) AS OF THE DATE THE SHARES ARE ACCEPTED FOR EXCHANGE BY THE PURCHASERS PURSUANT TO THE OFFERS, AND (y) A NUMBER OF PREFERRED SHARES WHICH, TOGETHER WITH THE PREFERRED SHARES BENEFICIALLY OWNED BY THE PURCHASERS AND SCI FOR THEIR OWN RESPECTIVE ACCOUNTS, WILL CONSTITUTE AT LEAST 75 PERCENT OF THE TOTAL NUMBER OF OUTSTANDING PREFERRED SHARES ON A FULLY DILUTED BASIS (I.E., AS THOUGH ALL OPTIONS OR OTHER SECURITIES CONVERTIBLE INTO OR EXERCISABLE OR EXCHANGEABLE FOR PREFERRED SHARES HAD BEEN SO CONVERTED, EXERCISED OR

EXCHANGED) AS OF THE DATE THE PREFERRED SHARES ARE ACCEPTED FOR EXCHANGE
BY THE PURCHASERS PURSUANT TO THE OFFERS (COLLECTIVELY, THE "MINIMUM TENDER CONDITION"), (ii) APPROVAL OF THE HOLDING COMPANY MERGER (AS DEFINED BELOW) BY A VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SCI COMMON STOCK ELIGIBLE TO VOTE AT A MEETING OF SUCH HOLDERS AND OF THE ISSUANCE OF OFFERED STOCK PURSUANT TO THE OFFERS AND THE TRANSACTIONS (AS DEFINED BELOW) BY A VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SCI COMMON STOCK PRESENT AND VOTING AT A MEETING OF SUCH HOLDERS (THE "SCI SHAREHOLDER APPROVAL CONDITION"), (iii) THE PURCHASERS HAVING DETERMINED IN THEIR SOLE DISCRETION THAT (a) THE BOARD OF DIRECTORS OF THE COMPANY HAS REDEEMED ALL OUTSTANDING RIGHTS OR WAIVED THE APPLICATION OF THE RIGHTS AGREEMENT TO THE PURCHASE OF THE SHARES AND PREFERRED SHARES BY THE PURCHASERS PURSUANT TO THE OFFERS AND THE SECOND STEP TRANSACTION (AS HEREIN DEFINED); (b) A CEASE TRADING ORDER OR AN INJUNCTION SHALL HAVE BEEN ISSUED AND SHALL CONTINUE IN EFFECT THAT PROHIBITS OR PREVENTS THE EXERCISE OF THE RIGHTS OR THE ISSUE OF SHARES OR OTHER SECURITIES OR PROPERTY UPON THE EXERCISE OF THE RIGHTS, (c) A COURT OF COMPETENT JURISDICTION SHALL HAVE MADE A BINDING AND FINAL ORDER THAT THE RIGHTS ARE ILLEGAL, OF NO FORCE OR EFFECT OR MAY NOT BE EXERCISED IN RELATION TO THE OFFERS AND THE SECOND STEP TRANSACTION, (d) THE RIGHTS AND THE RIGHTS AGREEMENT SHALL OTHERWISE HAVE BEEN HELD UNEXERCISABLE OR UNENFORCEABLE IN RELATION TO THE SHARES AND PREFERRED SHARES PURSUANT TO THE OFFERS AND THE SECOND STEP TRANSACTION, OR (e) THE RIGHTS AGREEMENT DOES NOT AFFECT THE OFFERS OR THE TRANSACTIONS (THE "RIGHTS PLAN CONDITION"), (iv) THE RESIGNATION OF AT LEAST A MAJORITY OF THE INCUMBENT MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE ELECTION OR DESIGNATION OF PERSONS DESIGNATED BY PURCHASERS TO CONSTITUTE A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "COMPANY BOARD CONDITION"), (v) THE SATISFACTION OF ALL REQUIREMENTS PURSUANT TO THE PROVISIONS OF (x) THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, (y) THE COMPETITION ACT OF CANADA AND (z) THE APPROVAL OF THE MINISTER RESPONSIBLE FOR THE INVESTMENT CANADA ACT, IN EACH CASE WITH RESPECT TO THE OFFERS AND THE TRANSACTIONS CONTEMPLATED HEREBY (THE "REGULATORY CONDITION") AND (vi) CONSUMMATION OF THE HOLDING COMPANY MERGER (AS DEFINED HEREIN) (THE "HOLDING COMPANY MERGER CONDITION").

     For the purposes of all Applicable Canadian Securities Laws (as defined herein), this Prospectus constitutes the offer and accompanying circular required to be provided pursuant to such laws.

     The Purchasers are unable to predict the amount of time necessary to satisfy the regulatory waiting periods required to complete the Offers. It is anticipated, however, that the time necessary to satisfy such waiting periods will extend beyond the initial Expiration Date, and the Purchasers expect that they will extend the Offers from time to time in their sole discretion.
                             ---------------------

IN ADDITION TO THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE BUSINESSES OF BUYER FOLLOWING CONSUMMATION OF THE OFFERS AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE ACTUAL RESULTS OF THE BUSINESSES OF BUYER AND ITS SUBSIDIARIES FOLLOWING CONSUMMATION OF THE OFFERS AND THE TRANSACTIONS CONTEMPLATED HEREBY MAY DIFFER SIGNIFICANTLY FROM THOSE DISCUSSED IN SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY TO ACHIEVE EXPECTED COST SAVINGS FROM THE TRANSACTIONS, THE ABILITY TO SUCCESSFULLY INTEGRATE THE COMPANY'S BUSINESSES INTO SCI'S BUSINESSES, THE GENERAL SUCCESS OF SCI'S BUSINESSES AND THE CONTINUED RECEPTIVE-

NESS OF ITS CUSTOMERS TO ITS SERVICES AND PRODUCTS, GENERAL BUSINESS AND ECONOMIC CONDITIONS, AS WELL AS CERTAIN FACTORS DESCRIBED BELOW UNDER "PROSPECTUS SUMMARY -- ADVANTAGES TO SHAREHOLDERS" AND "-- THE OFFERS". FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF BUYER AFTER CONSUMMATION OF THE OFFERS AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.
                             ---------------------

THIS PROSPECTUS AND THE OFFERS MADE HEREBY DO NOT CONSTITUTE A SOLICITATION OF ANY PROXIES OR CONSENTS. ANY SUCH SOLICITATIONS WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY OR CONSENT SOLICITATION MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934.
                             ---------------------

                                   IMPORTANT

     Any shareholder desiring to tender all or any portion of his Shares and the associated Rights or his Preferred Shares, as the case may be, should either (a) complete and sign the Letter of Transmittal or a facsimile copy thereof in accordance with the instructions in the Letter of Transmittal, and mail or deliver the Letter of Transmittal or such facsimile and any other required documents to the Exchange Agent or the Canadian Forwarding Agent (as such terms are defined herein) and either deliver the certificates for such Shares and Rights or such Preferred Shares, as the case may be, to the Exchange Agent or the Canadian Forwarding Agent along with the Letter of Transmittal, deliver such Shares and Rights or such Preferred Shares, as the case may be, pursuant to the procedures for book-entry transfer set forth herein (in the case of Rights, only if such procedures are available) or comply with the guaranteed delivery procedures set forth below or (b) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. A shareholder having Shares and Rights or Preferred Shares, as the case may be, registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if he desires to tender such Shares and Rights or such Preferred Shares, as the case may be.

     Any shareholder desiring to tender all or any portion of his Shares (and the associated Rights) or his Preferred Shares, as the case may be, pursuant to either the Buyer Offer or the Canadian Newco Offer, must indicate (the "Election") in the appropriate space provided on the Letter of Transmittal, (i) the number of Shares (and the associated Rights) and/or the number of Preferred Shares such shareholder desires to tender pursuant to the Buyer Offer in exchange for shares of Buyer Common Stock, and (ii) the number of Shares (and the associated Rights) and/or the number of Preferred Shares such shareholder desires to tender pursuant to the Canadian Newco Offer in exchange for Exchangeable Shares. A SHAREHOLDER WHO TENDERS SHARES (AND THE ASSOCIATED RIGHTS) OR PREFERRED SHARES, AS THE CASE MAY, AND FAILS TO MAKE AN ELECTION WITH RESPECT TO SUCH TENDER SHALL BE DEEMED TO HAVE TENDERED SUCH SHARES (AND THE ASSOCIATED RIGHTS) OR PREFERRED SHARES, AS THE CASE MAY BE, PURSUANT TO THE BUYER OFFER IN EXCHANGE FOR BUYER COMMON STOCK. See "Certain U.S. and Canadian Federal Tax Consequences of the Acquisition."

     Shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares, unless the Rights Plan Condition has been satisfied or waived. Unless the Separation Time (as defined herein) occurs, a tender of Shares will constitute a tender of the associated Rights.

     Tendering shareholders will not be obligated to pay any charges or expenses of the Exchange Agent or the Canadian Forwarding Agent or any brokerage commissions. Except as set forth in the Instructions to the Letter of Transmittal, transfer taxes, if any, on the exchange of Shares or Preferred Shares, as the case may be, pursuant to the Offers will be paid by or on behalf of the Purchasers.

     Questions and requests for assistance may be directed to the Information Agent or to one of the Dealer Managers at their respective address and telephone numbers set forth on the back cover of this Prospectus. Requests for additional copies of this Prospectus and the Letter of Transmittal may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................   ii
Exchange Rates........................................................................  iii
Incorporation of Certain Information by Reference.....................................  iii
Company Information...................................................................   iv
Prospectus Summary....................................................................    1
Background of the Offers..............................................................   20
The Offers............................................................................   26
  General.............................................................................   26
  Purpose of the Offers; the Transactions.............................................   26
  Extension, Termination and Amendment................................................   29
  Exchange of Shares; Delivery of Offered Stock.......................................   30
  Cash in Lieu of Fractional Shares of Offered Stock..................................   31
  Withdrawal Rights...................................................................   32
  Notice to Canadian Shareholders.....................................................   32
  Procedure for Tendering.............................................................   33
  Effect of Offers on Market for Shares and Preferred Shares; Registration Under the
     Exchange Act and Reporting Issuer Status Under Applicable Canadian Securities
     Laws.............................................................................   36
  Minimum Tender Condition............................................................   37
  SCI Shareholder Approval Condition..................................................   38
  Rights Plan Condition...............................................................   38
  Company Board Condition.............................................................   39
  Regulatory Condition................................................................   39
  Holding Company Merger Condition....................................................   41
  Certain Other Conditions of the Offers..............................................   41
  Relationships with the Company......................................................   45
  Fees and Expenses...................................................................   45
  Accounting Treatment................................................................   47
  Stock Exchange Listing..............................................................   47
  Dissent Rights......................................................................   47
  Eligibility for Investment in Canada................................................   48
Certain U.S. and Canadian Federal Tax Consequences of the Acquisition.................   48
Legal Proceedings.....................................................................   59
Unaudited Pro Forma Combined Financial Information....................................   60
Description of Capital Stock of Buyer and Canadian Newco..............................   75
Comparison of Rights of Holders of Shares and Preferred Shares and Buyer Common Stock
  and Exchangeable Shares.............................................................   84
Market Prices and Dividends...........................................................   94
Validity of Buyer Common Stock and Exchangeable Shares................................   96
Statutory Rights......................................................................   96
Enforcement of Civil Liability Against U.S. Persons...................................   96
Experts...............................................................................   96
Schedule A -- Directors and Executive Officers of SCI and the Purchasers..............  A-1
Schedule B -- Shares Held by SCI and the Purchasers...................................  B-1

                             AVAILABLE INFORMATION

     SCI and the Company are (and Buyer will be) subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, SCI and the Company file (and Buyer will file) reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Purchasers, SCI and the Company with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). The Shares are listed on the New York Stock Exchange, Inc. (the "NYSE"), the Toronto Stock Exchange (the "TSE") and the Montreal Exchange (the "ME") and the Preferred Shares are listed on the TSE and the ME. The periodic reports, proxy statements and other information filed by the Company with the Commission may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, at the offices of the TSE, Exchange Tower, 2 First Canadian Place, 8th Floor, Toronto, Ontario M5X 1J2, Canada, and at the offices of the ME, 800 Victoria Square, P.O. Box 61, Montreal, Quebec H4Z 1A9, Canada. The SCI Common Stock is (and the Buyer Common Stock will be) listed on the NYSE. The periodic reports, proxy statements and other information filed by SCI (and to be filed by Buyer) with the Commission may be inspected at the offices of the NYSE. Application will be made
(i) to list the Buyer Common Stock on the NYSE and (ii) to list the Exchangeable Shares on the TSE and the ME.

     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 (the "Registration Statement") covering the Offered Stock offered hereby which has been filed with the Commission, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to the Purchasers, the Company and the securities offered hereby. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     Not later than the date of commencement of the Offers, the Purchasers will file with the Commission a statement on Schedule 14D-1 pursuant to Rule 14d-3 under the Exchange Act furnishing certain information with respect to the Offers. Pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, the Company will be required to file within ten business days after the commencement of the Offers a statement on Schedule 14D-9 (the "Company Schedule 14D-9") regarding its position concerning the Offers. Such Schedule and any amendments thereto should be available for inspection and copying as set forth above (except that such Schedules and any amendments thereto will not be available at the regional offices of the Commission). The directors of the Company are also required to file not later than 10 days after the date of the Offers with the Canadian Securities Regulatory Authorities (as defined below) and deliver to the holders of Shares and Preferred Shares a directors' circular (prepared in accordance with the securities laws, regulations, rules, orders and policies applicable to the Company in each of the provinces and territories of Canada (the "Applicable Canadian Securities Laws")) which includes, among other matters, a statement concerning their recommendations with respect to the Offers.

     On             , 1996, pursuant to Rule 409 promulgated under the
Securities Act of 1933, as amended (the "Securities Act"), and Rule 12b-21 promulgated under the Exchange Act, the Purchasers requested that the Company provide to the Purchasers the information required for complete disclosure concerning the business, operations, financial condition and management of the Company. The Purchasers will provide any and all information which they receive from the Company prior to the expiration of the Offers and which the

Purchasers deem material, reliable and appropriate in a subsequently prepared amendment or supplement hereto.

     In accordance with the Applicable Canadian Securities Laws, the Company files reports, proxy statements and other information with the securities regulatory authorities in each of the provinces and territories of Canada (the "Canadian Securities Regulatory Authorities"). Such information may be inspected at the offices of the TSE and the ME referred to above. The Canadian Securities Regulatory Authorities maintain a public record of such information and this information may be obtained by contacting such authorities.

     After filing this Prospectus with the Canadian Securities Regulatory Authorities, the Purchasers will become "reporting issuers" or obtain some similar status for the purposes of the Applicable Canadian Securities Laws, and, as a result, will become subject to certain continuous disclosure requirements under such Applicable Canadian Securities Laws. The Purchasers intend to seek exemptions from such requirements pending the consummation of the Offers.

                                 EXCHANGE RATES

     The exchange rates expressed in Canadian dollars for U.S.$1.00 at the end
of the five years ended December 31, 1995 and the period ended                ,
1996, and the average and the high and the low exchange rates for each of such periods were as follows (being the noon rates for the U.S. dollars in Canada as reported by the Bank of Canada):

                                    JANUARY 1                         DECEMBER 31,
                                     THROUGH         -----------------------------------------------
                                      , 1996          1995      1994      1993      1992      1991
                                 ----------------    -------   -------   -------   -------   -------
    At end of period...........                       1.3645    1.4019    1.3254    1.2074    1.1558
    Average for period*........                       1.3720    1.3660    1.2900    1.2090    1.1460
    High for period............                       1.4243    1.4065    1.3446    1.2887    1.1645
    Low for period.............                       1.3303    1.3109    1.2425    1.1420    1.1203

---------------

* Based on the average of the exchange rates on the last business day of each month during the period.

     The noon rates for the U.S. dollar in Canada on September 16, 1996 and on
               , 1996, as reported by the Bank of Canada were, respectively,
U.S.$1.00 = C$1.3704 and U.S.$1.00 = C$       .

     All dollar references in this Prospectus are in United States dollars unless otherwise indicated. References to "C$" refer to Canadian dollars.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO
(i) SECRETARY, SERVICE CORPORATION INTERNATIONAL, 1929 ALLEN PARKWAY, HOUSTON, TEXAS 77019 OR BY TELEPHONE REQUEST TO THE CORPORATE SECRETARY'S DEPARTMENT AT
(713) 522-5141 OR (ii) CONTROLLER, SCI HOLDINGS CANADA, INC. 3789 ROYAL OAK AVENUE, BURNABY BRITISH COLUMBIA V5G 3MI OR BY TELEPHONE REQUEST TO THE CONTROLLER'S OFFICE AT (604) 294-9338. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST FOR DOCUMENTS SHOULD BE SUBMITTED NOT LATER THAN SEVEN BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE OFFER.

     The following documents filed with the Commission (File No. 1-06402) by SCI and filed with the Canadian Securities Regulatory Authorities together with this Prospectus are incorporated herein by reference: (a) SCI's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Buyer 10-K"); (b) the portions of SCI's Proxy Statement for the Annual Meeting of Stockholders held on May 9, 1996 that have been incorporated by reference in the 1995 Buyer 10-K; (c) SCI's Quarterly Reports on

Form 10-Q for the periods ended March 31, 1996 and June 30, 1996; and (d) SCI's Current Reports on Form 8-K dated December 4, 1995 and April 16, 1996.

     The following documents filed with the Commission (File No. 1-18429) and the Canadian Securities Regulatory Authorities by the Company are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended (the "1995 Company 10-K"); (b) the portions of the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 16, 1996 that have been incorporated by reference in the 1995 Company 10-K;
(c) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996; and (d) the Company's Current Reports on Form 8-K dated August 7, 1996, August 29, 1996, September 5, 1996, September 17, 1996, September 20, 1996 and September 24, 1996.

     All documents filed by either SCI or the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date the Offers are terminated or Shares or Preferred Shares are accepted for exchange shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     Following the commencement of the Offers and pending completion of the Offers SCI will file with the Canadian Securities Regulatory Authorities each of the types of documents filed by it pursuant to the Exchange Act, as referred to above.

                              COMPANY INFORMATION

     While the Purchasers have included information concerning the Company insofar as it is known or reasonably available to the Purchasers, the Company is not affiliated with the Purchasers and the Company has not to date permitted access by the Purchasers to the Company's books and records. Therefore, information concerning the Company which has not been made public is not available to the Purchasers. The Purchasers were not involved in the preparation of the information and statements relating to the Company contained or incorporated by reference in this Prospectus in reliance upon publicly available information and, for the foregoing reasons, are not in a position to verify any such information or statements and make no representation or warranty as to its accuracy or completeness.
                             ---------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PURCHASERS OR THE DEALER MANAGERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE OFFERS ARE NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES OR PREFERRED SHARES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, THE PURCHASERS MAY, IN THEIR SOLE DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFERS IN ANY SUCH JURISDICTION AND EXTEND THE OFFERS TO HOLDERS OF SHARES OR PREFERRED SHARES IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE

PURCHASERS, SCI OR THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.

     IN ACCORDANCE WITH VARIOUS STATE SECURITIES LAWS APPLICABLE TO THE OFFERS WHICH REQUIRE THE OFFERS TO BE MADE TO THE PUBLIC BY A LICENSED BROKER OR DEALER, THE OFFERS ARE HEREBY MADE TO THE COMPANY'S SHAREHOLDERS RESIDING IN EACH SUCH STATE BY J.P. MORGAN SECURITIES INC., AS DEALER MANAGER, ON BEHALF OF THE PURCHASERS.

                               PROSPECTUS SUMMARY

     The information below is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus, including the documents incorporated in this Prospectus by reference. As used in this Prospectus, (i) the term "Buyer" refers to New Service Corporation International and, unless the context otherwise requires, its subsidiaries, (ii) the term "Canadian Newco" refers to SCI Holdings Canada, Inc. and, unless the context otherwise requires, its subsidiaries, (iii) the term "SCI" refers to Service Corporation International and, unless the context otherwise requires, its subsidiaries, (iv) the term "Company" refers to The Loewen Group Inc. and, unless the context otherwise requires, its subsidiaries, and (v) the term "Purchasers" means Buyer and Canadian Newco and "Purchaser" means either of them.

SCI

     SCI was incorporated in Texas on July 5, 1962. SCI is the largest funeral service and cemetery organization in the world. At June 30, 1996, SCI operated 2,832 funeral service locations, 331 cemeteries and 146 crematoria located in North America, Europe, and the Pacific Rim. In addition, SCI provides capital financing to independent funeral home and cemetery operators through its wholly owned subsidiary, Provident Services, Inc. ("Provident").

     SCI's mission is:

     - To demonstrate the highest degree of professionalism while assisting client families at a pivotal time in their lives;

     - To exercise its responsibility as an industry leader by setting high standards of service, safety and fair business practices; and

     - To increase shareholder value through sound fiscal management and corporate development.

     The SCI Common Stock has been traded on the New York Stock Exchange since May 14, 1974, under the ticker symbol SRV. For the period 1990 through 1995, SCI's earnings per share growth rate of 18.6 percent compounded annually, ranks in the top two percent of the Standard & Poor's 500 Index, excluding companies reporting loss years or down years during this six year period.

     SCI has its principal executive offices at 1929 Allen Parkway, Houston, Texas 77019, telephone number (713) 522-5141.

NEW SERVICE CORPORATION INTERNATIONAL

     Buyer is a subsidiary of SCI formed for the purpose of effecting the Holding Company Merger (as defined herein) and the Buyer Offer. Except as described herein, Buyer has no assets or liabilities. In the Holding Company Merger, all of the SCI Common Stock (except for shares of SCI Common Stock held by SCI or Buyer) will become Buyer Common Stock, and shareholders of SCI will become shareholders of Buyer. Immediately following the consummation of the Holding Company Merger and the Offers, Buyer will be a holding company, the principal assets of which will be all of the common stock of SCI and the common shares of Canadian Newco and the Shares and Preferred Shares that are purchased by Buyer pursuant to the Buyer Offer.

     Following the Holding Company Merger, the name of Buyer will be changed to "Service Corporation International" and the name of SCI will be changed to Service Corporation International (Texas), Inc.

     Buyer has its principal executive offices at 1929 Allen Parkway, Houston, Texas 77019, telephone number (713) 522-5141.

SCI HOLDINGS CANADA, INC.

     Canadian Newco is a subsidiary of Buyer formed for the purpose of effecting the Canadian Newco Offer. Except as described herein, Canadian Newco has no assets or liabilities. Immediately following consummation of the Offers, Canadian Newco will own all of the Shares and Preferred Shares that are validly tendered to Canadian Newco and not withdrawn prior to the Expiration Date pursuant to the Offers.

     Immediately following consummation of the Transactions, Buyer will own all of the outstanding common shares of Canadian Newco, and former holders of Shares and Preferred Shares that were acquired by Canadian Newco pursuant to the Canadian Newco Offer will own all of the outstanding Exchangeable Shares of Canadian Newco. After consummation of the Offers, the Purchasers intend to cause the Company to enter into the Second Step Transaction described under "The Offers -- Purpose of the Offers; the Transactions." Pursuant to the Second Step Transaction, all Shares and Preferred Shares not owned by Purchasers or any of their subsidiaries will be exchanged for, at the option of the holders thereof, the same number of shares of Buyer Common Stock or Exchangeable Shares as were issued per Share or Preferred Share pursuant to the Offers. As a result thereof, the Company will become a direct and indirect wholly owned subsidiary of Buyer. See "The Offers -- Purpose of the Offers; the Transactions."

     Canadian Newco has its principal executive offices at 3789 Royal Oak Avenue, Burnaby, British Columbia V5G 3MI, telephone number (604) 294-9338.

THE LOEWEN GROUP INC.

     The following information concerning the Company is excerpted from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996:

     The Company operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. As of July 26, 1996, the Company operated 909 funeral homes (not all of which are wholly owned) throughout North America. This included 796 funeral homes in the United States (including locations in Puerto Rico) and 113 funeral homes in Canada. In addition, as at such date, the Company operated 247 cemeteries in the United States and six cemeteries in Canada.

     The Company has its principal executive offices at 4126 Norland Avenue, Burnaby, British Columbia V5G 3S8, telephone number (604) 299-9321.

BACKGROUND OF THE OFFERS

     In June of 1996, SCI began to consider the acquisition of the Company. After a thorough review of the publicly available information with respect to the Company and discussions with SCI's financial and legal advisors, SCI concluded that an acquisition by SCI of the Company in a stock-for-stock transaction at a significant premium to the prices at which the Company's stock was trading, would benefit the shareholders of both companies.

     Beginning the week of September 9, 1996, L. William Heiligbrodt, President and Chief Operating Officer of SCI, placed several telephone calls to the office of Raymond L. Loewen, Chairman and Chief Executive Officer of the Company, to propose that Mr. Loewen and Mr. Heiligbrodt meet to discuss a combination of the two companies. Mr. Loewen did not return any of the calls.

     On September 17, 1996, before the opening of trading on the Nasdaq National Market, a letter was delivered from Mr. Heiligbrodt to Mr. Loewen, with a copy to each of the members of the Board of Directors of the Company, proposing a combination of SCI and the Company in a stock-for-stock exchange accounted for as a pooling-of-interests which would value the Company at $43 per share (such proposal, the "Proposal").

     Mr. Heiligbrodt's letter noted that the Proposal would result in shareholders of the Company receiving, on an essentially tax-free basis that permitted shareholders to continue their investment in the industry, a premium of 48.9 percent above the price at which the Shares traded 30 days prior to the Proposal, 39.3 percent above the price at which the Shares traded one week prior to the Proposal and 27.4 percent above the price at which the Shares traded on the day before the Proposal. The letter also noted that, after a due diligence review, SCI may be able to increase the consideration that shareholders of the Company would receive. The letter also requested discussions with Mr. Loewen.

     Mr. Loewen did not make any attempts to discuss the Proposal with Mr. Heiligbrodt or otherwise seek to obtain any further information from SCI concerning the Proposal.

     On September 24, 1996, the Company announced that its Board of Directors had rejected the Proposal and had concluded that "the best way to maximize value for [the Company's] shareholders is through the continued implementation of the Company's long-term business plan as an independent company."

     In light of the significant benefit to the shareholders of both companies that SCI believes this transaction would achieve, SCI determined to proceed with the Offers.

     SCI intends to account for the Offers and the transactions contemplated hereby as a pooling-of-interests. However, there is no assurance that such transactions, if consummated, can be accounted for in such a manner. See "The Offers -- Accounting Treatment." The Purchasers would be willing to increase the consideration payable pursuant to the Offers if SCI and the Company were to enter into a negotiated agreement providing for a business combination on the basis of pooling-of-interests accounting. The amount of any such increase would depend upon discussions among the parties.

ADVANTAGES TO SHAREHOLDERS

     Significant Premium. The Offers and the Transactions provide shareholders of the Company an opportunity to receive a significant premium for their Shares and Preferred Shares. The Share Exchange Ratio represents a 55.8 percent premium above the price at which the Shares traded one month prior to the announcement of the Proposal, a 45.7 percent premium above the price at which the Shares traded one week prior to the Proposal, a 33.3 percent premium above the price at which the Shares traded the day before the Proposal and a 49.4 percent premium above that average price of the Shares during the 30-day period prior to the announcement of the Proposal.

     Based on the noon rate for U.S. dollars in Canada as reported by the Bank of Canada on October 1, 1996, the Preferred Share Exchange Ratio represents a
34.0 percent premium above the price at which the Preferred Shares traded one month prior to the announcement of the Proposal, a 27.6 percent premium above the price at which the Preferred Shares traded one week prior to the Proposal, a
21.8 percent premium above the price at which the Preferred Shares traded the day before the Proposal and a 27.2 percent premium above the average price of the Preferred Shares during the 30-day period prior to the announcement of the Proposal.

     Tax Free Exchange. The Offers provide all of the Company's shareholders the ability to receive this premium on a basis that is tax-free for United States and Canadian federal income tax purposes. As discussed below under "Certain U.S. and Canadian Federal Tax Consequences of the Acquisition," the receipt by United States Holders (as defined herein) of Buyer Shares pursuant to the Buyer Offer will not trigger recognition of gain or loss for U.S. federal income tax purposes and the receipt by Canadian residents of Exchangeable Shares pursuant to the Canadian Newco Offer will not trigger gain for Canadian federal income tax purposes if the appropriate election is filed. The redemption of the Exchangeable Shares by Canadian Newco or the exercise by Buyer of either the Liquidation Call Right (as defined herein) or the Redemption Call Right (as defined herein) will be a taxable event under the Canadian Tax Act (as defined herein). In the Second Step Transaction, the receipt by Canadian residents of Exchangeable Shares will not trigger gain for Canadian federal income tax purposes if the appropriate election is filed. However, the receipt by U.S. citizens or residents of any Offered Stock in the Second Step Transaction may require the recognition of gain or loss. Shareholders of the Company that are United States Holders are urged to consider the potentially significant difference in tax consequences of exchanging their Shares and Preferred Shares pursuant to the Buyer Offer and the Second Step Transaction. See "Certain U.S. and Canadian Federal Tax Consequences of the Acquisition."

     Opportunity to Receive Canadian Property. The Canadian Newco Offer provides all of the Company's Canadian shareholders with the ability to receive Exchangeable Shares. Canadian Newco intends to apply for the listing of the Exchangeable Shares on the TSE and the ME, which will qualify the Exchangeable Shares to be treated as not being "foreign property" under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons.

     Continued funeral services investment opportunity. If the Offers and the Transactions are consummated, the Company's current operations will be combined with SCI's and the Company's existing shareholders will become shareholders of Buyer and Canadian Newco. The former Company shareholders will continue to participate in the funeral services industry.

     - Diverse Portfolio of Properties. If the Acquisition is consummated, Buyer will hold, subject to any divestitures required to alleviate competition issues, approximately 3,750 funeral service locations and 600 cemeteries operating in 13 countries in North America, Europe and the Pacific Rim. In 1993, SCI made its first acquisition outside North America, entering Australia with its acquisition of The Pine Grove Funeral Group and in 1994 it acquired LePine Holdings Proprietary Limited, which together consisted of 77 funeral service locations and 8 cemeteries. In 1994, SCI also acquired the two largest publicly traded funeral service companies in the United Kingdom, Great Southern Group plc. ("GSG") and Plantsbrook Group plc. ("PG") which together consisted of 517 funeral service locations and 2 cemeteries. In 1995, SCI acquired Pompes Funebres Generales S.A. ("PFG"), the largest funeral service provider in Europe, with 950 funeral service locations. The PFG transaction included operations in six European and two Pacific Rim countries. In total, 36 percent of SCI's total revenues for the first six months of 1996 were derived from locations outside of North America.

     - International Opportunities. SCI perceives significant opportunities for future growth and expansion overseas. SCI has been able to improve the operating margins of the properties acquired through international acquisitions by introducing its management techniques, merchandise and service options and its cluster approach. SCI also believes significant opportunities exist for additional international acquisitions. With its strong international base and established management and operating infrastructure, SCI believes that it enjoys a strategic advantage for further expansion.

     - Management. SCI believes that a significant portion of its success is attributable to its strong management and dedicated employees. As the oldest and most established consolidator in the industry, SCI has assembled a quality management team from the local level to senior management. SCI's senior management has been stable and consistent over the last several years and has contributed significantly to SCI's record-breaking results in every year since 1990. The current officers of SCI have an average of 18 years of experience in the industry and an average of over 12 years of experience with SCI.

     - Superior Stock Performance. Over the last three years, SCI has produced share price appreciation in excess of the Company, despite the fact that SCI is substantially larger. SCI's share price growth for the three years ended June 1996 was 40.7 percent versus the Company's 12.5 percent for the same period. Past stock price performance is not necessarily indicative of likely future stock price performance.

     Risks of Failure to Tender. Shareholders of the Company now have the opportunity to receive a significant premium for their Shares and Preferred Shares, and to participate in the benefits of SCI's operating capabilities and financial results, by participating in the Offers. By declining an opportunity to exchange Shares and Preferred Shares for Buyer Common Stock and Exchangeable Shares, and choosing instead to continue with an investment in the Company, shareholders are assuming the risk that the value of the Shares and Preferred Shares may not appreciate to the value being offered by the Purchasers in the Offers. This risk may be intensified by the following issues:

     - Disclosure of Material Information. The Company has recently announced two transactions (the acquisitions of Prime Succession Inc. ("Prime Succession") which has been consummated, and of The Rose Hill Memorial Park Association and The Rose Hills Company, Inc. (collectively, "Rose Hills"), which has not yet been consummated) in conjunction with a third party investor. The agreement related to Prime Succession permits that investor to require the Company to purchase the investor's ownership in Prime Succession, and permits the Company to require that investor to sell its interest in

       Prime Succession to the Company, for undisclosed prices. According to press reports, the agreement related to Rose Hills has similar "put" and "call" rights. In view of the Company's failure to disclose the put and call prices in the Prime Succession transaction and, assuming the accuracy of such press reports, the put and call prices in the Rose Hills transaction, SCI believes that shareholders are unable to assess the attractiveness of these commitments.

     - Uncertainty of Future Tax Rate. SCI believes that the Company's earnings currently benefit from a lower than normal effective tax rate based upon a financing strategy whereby the Company reduces U.S. withholding taxes from 30 percent to 10 percent on U.S. source interest income paid to certain Canadian residents who are affiliates of the Company. Proposed IRS withholding tax regulations, issued in April of 1996 which have a stated effective date of January 1, 1998, may, if adopted, eliminate this tax savings technique which could have a material impact on the Company's earnings.

     See "Background of the Offers."

THE OFFERS

     Buyer hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange (i) a number of shares of Buyer Common Stock equal to the Share Exchange Ratio for each outstanding Share validly tendered on or prior to the Expiration Date (as defined below) and not withdrawn and (ii) a number of shares of Buyer Common Stock equal to the Preferred Share Exchange Ratio for each outstanding Preferred Share validly tendered on or prior to the Expiration Date and not withdrawn. The term "Share Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $45.00 by the average of the high and low sales prices of the SCI Common Stock (as reported on the NYSE Composite Tape) (the "SCI Average Price") on each of the twenty consecutive trading days ending with the third trading day immediately preceding the Expiration Date; provided, however, that the Share Exchange Ratio shall not be greater than 1.76471. The term "Preferred Share Exchange Ratio" means the product of (i) the Share Exchange Ratio and (ii) .65574; provided, however, that the Preferred Share Exchange Ratio shall not be greater than 1.15719. The Share Exchange Ratio and the Preferred Exchange Ratio are referred to collectively as the "Exchange Ratios."

     Pursuant to the Exchange Ratios, each Share which is validly tendered to Buyer and not withdrawn on or prior to the Expiration Date will be exchanged for $45.00 of Buyer Common Stock and each Preferred Share which is validly tendered to Buyer and not withdrawn on or prior to the Expiration Date will be exchanged for $29.51 of Buyer Common Stock if the SCI Average Price is greater than or equal to $25.50. If the SCI Average Price is less than $25.50, each such Share will be exchanged for less than $45.00 of Buyer Common Stock and each such Preferred Share will be exchanged for less than $29.51 of Buyer Common Stock. On October 1, 1996, the closing price of the SCI Common Stock on the NYSE Composite Tape was $29.875. Based on such closing price, the Share Exchange Ratio would be
1.50628 and each such Share would be exchanged for $45.00 of Buyer Common Stock and the Preferred Share Exchange Ratio would be 0.98773 and each such Preferred Share would be exchanged for $29.51 of Buyer Common Stock, assuming for these purposes that the value of the Buyer Common Stock immediately after consummation of the Offers is equivalent to the value of the SCI Common Stock immediately prior to consummation of the Offers.

     The Exchange Ratios will change as the market price of the SCI Common Stock
changes. Shareholders of the Company may call (800)   -     any time on or after
the date hereof throughout the Expiration Date for the current Exchange Ratios calculated based on the then-current SCI Average Price for the twenty consecutive trading days ending with the third trading day immediately preceding the date the call is placed. The actual SCI Average Price and Exchange Ratios will be calculated as of the third trading day immediately prior to the Expiration Date, as described above, and a press release will be issued announcing the actual Exchange Ratios prior to the opening of trading on the second trading day prior to the Expiration Date (as it may be extended from time to time).

     Canadian Newco hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange (i) a number of Exchangeable Shares equal to the Share Exchange Ratio for each outstanding Share validly tendered on or prior to the Expiration Date and not withdrawn, and

(ii) a number of Exchangeable Shares equal to the Preferred Share Exchange Ratio for each outstanding Preferred Share validly tendered on or prior to the Expiration Date and not withdrawn. The number of Exchangeable Shares issuable in the Canadian Newco Offer in respect of each Share or Preferred Share, as the case may be, validly tendered to Canadian Newco and not withdrawn prior to the Expiration Date is equal to the number of shares of Buyer Common Stock issuable in the Buyer Offer in respect of each Share or Preferred Share, as the case may be, validly tendered to Buyer and not withdrawn prior to the Expiration Date.

     A SHAREHOLDER WHO TENDERS SHARES (AND THE ASSOCIATED RIGHTS) OR PREFERRED SHARES, AS THE CASE MAY BE, AND FAILS TO MAKE AN ELECTION WITH RESPECT TO SUCH TENDER SHALL BE DEEMED TO HAVE TENDERED SUCH SHARES (AND THE ASSOCIATED RIGHTS) OR PREFERRED SHARES, AS THE CASE MAY BE, PURSUANT TO THE BUYER OFFER IN EXCHANGE FOR BUYER COMMON STOCK. See "Certain U.S. and Canadian Federal Tax Consequences of the Acquisition."

     The term "Expiration Date" shall mean 10:00 a.m., New York City time, on
            , 1996, unless and until the Purchasers extend the period of time for which the Offers are open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offers, as so extended by the Purchasers, shall expire.

  Purpose of the Offers; the Transactions

     The purpose of the Offers is for Buyer to acquire control of, and ultimately the entire common equity interest in, the Company. Immediately prior to the consummation of the Offers, SCI will effect a merger (the "Holding Company Merger") of SCI Merger, Inc., a Texas corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), with and into SCI, with SCI as the surviving corporation of the Holding Company Merger. Pursuant to the Holding Company Merger, each outstanding share of SCI Common Stock (except for shares of SCI Common Stock owned by SCI or Buyer) will be converted into one share of Buyer Common Stock and SCI will become a wholly owned subsidiary of Buyer. The Purchasers will not consummate the Offers unless the Holding Company Merger has been effected.

     SCI and the Purchasers currently intend, as soon as reasonably practicable after the consummation of the Offers and the Holding Company Merger, to seek to have the Company and Canadian Newco consummate an arrangement under British Columbia law (the "Second Step Transaction") pursuant to which (i) each outstanding Share (except for treasury shares of the Company and Shares held by the Purchasers or any subsidiary of the Purchasers) will be exchanged for, at the election of the holder of such Share, a number of shares of Buyer Common Stock or Exchangeable Shares equal to the Share Exchange Ratio, (ii) each outstanding Preferred Share (except for treasury shares of the Company and Preferred Shares held by the Purchasers or any subsidiary of the Purchasers other than in a fiduciary capacity) will be exchanged for, at the election of the holder of such Preferred Share, a number of shares of Buyer Common Stock or Exchangeable Shares equal to the Preferred Share Exchange Ratio, (iii) the Company's 1994 Management Equity Investment Plan (the "MEIP") will be affected in the manner described below and (iv) the Company will become a direct and indirect subsidiary of Buyer, and all of the outstanding Shares and Preferred Shares of the Company will be owned either by Buyer or Canadian Newco.

     According to publicly available information, under the MEIP, a new issue of senior exchangeable debentures (the 1994 Exchangeable Floating Rate Debentures due July 15, 2001 ("Debentures")) of The Loewen Group International, Inc. ("LGII"), a Delaware corporation and a wholly owned subsidiary of the Company, was issued to a wholly owned special purpose subsidiary (the "SPS") of LGII. The Debentures are exchangeable for the Company's Convertible First Preferred Shares, Series B ("Series B Shares"). At any time before July 15, 2011, each of the Series B Shares may be converted at the option of the holder into 10 Shares, subject to certain anti-dilution adjustments. There are currently no Series B Shares outstanding. The SPS, acting as the agent of LGII, financed approximately 95 percent of the purchase price of the Debentures through third-party financing (guaranteed by the Company and LGII). The remaining purchase price of the Debentures (approximately 5 percent) was financed through the sale to certain key employees of LGII's direct and indirect U.S. subsidiaries of rights (an "Investment Option Agreement") and obligations (a "Purchase Agreement") to purchase the Debentures. No Investment Option Agreement or Purchase Agreement has been publicly filed and, accordingly, the terms thereof are not known to SCI or the Purchasers. The Company has reserved for issuance, upon exchange of the Debentures, 425,000 Series B Shares. The maximum number of Shares which may be issued under the MEIP, upon conversion of the Series B Shares, is limited to 4,250,000. The aggregate principal amount of Debentures which may be sold to participants pursuant to the MEIP is limited to $128 million.

     Based upon the information contained in publicly filed documents, SCI and the Purchasers believe that (i) all the Debentures are currently owned by the SPS, and (ii) certain Investment Option Agreements and a Purchase Agreement are outstanding but not currently exercisable and do not become exercisable by their terms until at the earliest 1999. Pursuant to the special rights and restrictions attached to the Series B Shares, as a result of the Second Step Transaction, a holder of Series B Shares would no longer have the right to receive Shares upon conversion of the Series B Shares but instead would have the right to receive, at the election of such holder, the number of shares of Buyer Common Stock or Exchangeable Shares to which such holder would have been entitled if such holder had converted such Series B Shares immediately prior to the consummation of the Second Step Transaction.

     The Purchasers intend that the Second Step Transaction be effected pursuant to an arrangement under the laws of the Province of British Columbia. After consummation of the Offers, the Purchasers intend to cause the Company to apply to the Supreme Court of British Columbia (the "BC Court") for an interim order convening a meeting or meetings of the shareholders of the Company (the "Shareholders' Meeting") to consider an arrangement which would have the effects described above, and which would become effective if (x) approved by (i) if so ordered by the BC Court, at least three-quarters of the votes cast at the Shareholders' Meeting by the holders of the outstanding Shares and the holders of the outstanding Preferred Shares voting as separate classes, and (ii) the BC Court in a final order, and (y) accepted for filing by the British Columbia Registrar of Companies. If the Offers are consummated and the Minimum Tender Condition is met, the Purchasers will own a sufficient number of Shares and Preferred Shares to approve the arrangement at the Shareholders' Meeting without the vote of any additional shareholders of the Company. The level of shareholder approval is in the discretion of the BC Court. It is possible that no separate approval of the holders of outstanding Preferred Shares will be required depending upon the proposed terms of the arrangement. At the hearing of the motion for the final order, the BC Court will consider, among other things, the fairness and reasonableness of the arrangement. It is intended that the arrangement to be put before the Shareholders' Meeting will not provide for dissent or appraisal rights to any shareholders who vote against the arrangement.

     There can be no assurance that the BC Court will approve the arrangement on the terms described above, or that the BC Court will not require that shareholders of the Company that do not vote in favor of the Second Step Transaction be granted dissent or appraisal rights. See "The Offers -- Dissent Rights." In the event that the BC Court does not approve the arrangement on the terms described above, SCI and the Purchasers intend to seek to acquire the remaining Shares and Preferred Shares pursuant to an amalgamation, a revised arrangement or another transaction permitted under applicable law. The Second Step Transaction or any such alternative transaction may be subject to the provisions of policies of certain of the Canadian Securities Regulatory Authorities relating to "going private transactions" and "related party transactions."

     Subject to such regulatory approvals as may be necessary, it is the intention of SCI and the Purchasers that, at the effective time of the Second Step Transaction, each outstanding option to purchase Shares granted under the Company's employee stock option plans (a "Company Option") will become an option (a "New Option") to purchase a number of shares of Buyer Common Stock (in the case of options ("U.S. Options") outstanding under the Company's Employee Stock Option Plan (United States), as restated and amended as at September 19, 1995) or a number of Exchangeable Shares (in the case of options ("Canadian Options") outstanding under the Company's Employee Stock Option Plan (Canada), as restated and amended as at September 19, 1995), equal in either case to (x) the number of Shares subject to such Company Option at the effective time of the Second Step Transaction multiplied by (y) the Share Exchange Ratio, and the exercise price of such New Option (per share of Buyer Common Stock or per Exchangeable Share, as applicable) will be equal to (a) the exercise price per Share of such Company Option immediately prior to the effective time of the Second Step Transaction divided by (b) the Share Exchange Ratio.

     As soon as reasonably practicable after the consummation of the Second Step Transaction, SCI and the Purchasers intend to contribute (the "Buyer Reorganization") certain of their assets (which may include equity interests of the Company) to LGII, in exchange for at least 80 percent of the outstanding common stock of LGII ("LGII Common Stock") and at least 80 percent of each class of nonvoting stock of LGII. It is intended that the Buyer Reorganization qualify as a tax-free transaction pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Holding Company Merger, the Second Step Transaction and the Buyer Reorganization are sometimes referred to herein collectively as the "Transactions." See "The Offers -- Purpose of the Offers; the Transactions."

     The Purchasers' respective obligations to exchange shares of Offered Stock for Shares and Preferred Shares pursuant to the Offers are conditioned upon satisfaction of the Minimum Tender Condition, the SCI Shareholder Approval Condition, the Rights Plan Condition, the Company Board Condition, the Regulatory Condition and the Holding Company Merger Condition (in each case as defined on the cover page of this Prospectus) and the other conditions set forth under "The Offers -- Certain Other Conditions of the Offers." See "The
Offers -- Minimum Tender Condition," "-- SCI Shareholder Approval Condition," "-- Rights Plan Condition," "-- Company Board Condition," "-- Regulatory Condition," "-- Holding Company Merger Condition," and "-- Certain Other Conditions of the Offers." Waiver or amendment of any of these conditions may require an extension of the Offers.

     Shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares, unless the Rights Plan Condition has been satisfied or waived. Unless the Separation Time occurs, a tender of Shares will constitute a tender of the associated Rights.

  Extension, Termination and Amendment

     The Purchasers expressly reserve the right, in their sole discretion, at any time or from time to time, to extend the period of time during which the Offers are to remain open by giving written notice or other communication confirmed in writing of such extension to the Exchange Agent, and by causing the Exchange Agent to provide as soon as practicable thereafter a copy of such notice to all holders of Shares and Preferred Shares whose addresses as shown on the register of Shares and Preferred Shares of the Company are in Canada ("Canadian Holders") and by making a public announcement thereof. There can be no assurance that the Purchasers will exercise their right to extend the Offers. However, it is the Purchasers' current intention to extend the Offers until all conditions have been satisfied or waived. See "The Offers -- Extension, Termination and Amendment." During any such extension, all Shares and all Preferred Shares previously tendered and not withdrawn will remain subject to the Offers, subject to the right of a tendering shareholder to withdraw his Shares or his Preferred Shares, as the case may be. See "The
Offers -- Withdrawal Rights."

     Subject to the applicable rules and regulations of the Commission and Applicable Canadian Securities Laws, the Purchasers expressly reserve the right, in their sole discretion, at any time or from time to time, (i) to delay acceptance for exchange of any Shares or any Preferred Shares, as the case may be, pursuant to the Offers or to amend or terminate the Offers and not accept for exchange any Shares or Preferred Shares, as the case may be, upon the failure of any of the conditions of the Offers to be satisfied and (ii) to waive any of the conditions of the Offers or any defect or irregularity in the tender of any securities, except that the Purchasers will not waive the Holding Company Merger Condition or the Regulatory Condition, or (iii) otherwise amend the Offers in any respect, by giving written notice or other communication confirmed in writing of such delay, termination or amendment to the Exchange Agent and causing the Exchange Agent to provide as soon as practicable thereafter a copy of such notice to all Canadian Holders and by making a public announcement thereof.

  Exchange of Shares and Preferred Shares; Delivery of Offered Stock

     Upon the terms and subject to the conditions of the Offers, and if the conditions of the Offers have been fulfilled or waived at the Expiration Date, the Purchasers will be obligated to accept for exchange and to exchange, Shares and Preferred Shares validly tendered and not withdrawn as promptly as practicable after the Expiration Date. Such acceptance shall occur not later than 10 days after the Expiration Date and such exchange shall occur not later than three days after accepting such Shares and Preferred Shares for exchange. See "The
Offers -- Exchange of Shares and Preferred Shares; Delivery of Offered Stock."

  Withdrawal Rights

     Tenders of Shares or Preferred Shares, as the case may be, made pursuant to the Offers are irrevocable, except that Shares or Preferred Shares, as the case may be, tendered pursuant to the Offers may be withdrawn at any time prior to the Expiration Date, and, unless theretofore accepted for exchange and exchanged by the Purchasers pursuant to the Offers, may also be withdrawn at any time
after             , 1996. See "The Offers -- Withdrawal Rights."

  Procedure for Tendering

     For a shareholder to validly tender Shares or Preferred Shares, as the case may be, pursuant to either the Buyer Offer or the Canadian Newco Offer, (i) a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), together with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent or the Canadian Forwarding Agent at one of their addresses set forth on the back cover of this Prospectus and certificates for tendered Shares or Preferred Shares, as the case may be, must be received by the Exchange Agent or the Canadian Forwarding Agent at such address or such Shares must be tendered pursuant to the procedures for book-entry tender set forth under "The
Offers -- Procedure for Tendering" (and a confirmation of receipt of such tender received), in each case prior to the Expiration Date, or (ii) such shareholder must comply with the guaranteed delivery procedure set forth under "The
Offers -- Procedure for Tendering." As noted above, shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares, unless the Rights Plan Condition has been satisfied or waived. Unless the Separation Time occurs, a tender of Shares will constitute a tender of the associated Rights.

     Any shareholder desiring to tender Shares or Preferred Shares, as the case may be, pursuant to either the Buyer Offer or the Canadian Newco Offer, must make an Election by indicating in the appropriate space provided on the Letter of Transmittal, (i) the number of Shares and/or the number of Preferred Shares such shareholder desires to tender pursuant to the Buyer Offer in exchange for shares of Buyer Common Stock, and (ii) the number of Shares and/or the number of Preferred Shares such shareholder desires to tender pursuant to the Canadian Newco Offer in exchange for Exchangeable Shares. A shareholder who tenders Shares (and the associated Rights) or Preferred Shares, as the case may be, and fails to make an Election with respect to such tender shall be deemed to have tendered such Shares (and the associated Rights) or Preferred Shares, as the case may be, pursuant to the Canadian Newco Offer in exchange for Exchangeable Shares.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR THE CANADIAN FORWARDING AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Certain U.S. and Canadian Federal Tax Consequences

     Shareholders should read carefully the information under "Certain U.S. and Canadian Federal Tax Consequences of the Acquisition" which qualifies the information set forth below, and should consult their tax advisors. No advance income tax rulings have been sought or obtained with respect to any of the transactions described herein.

     Canada. A shareholder of the Company who is a resident of Canada, who holds Shares or Preferred Shares as capital property and who elects to receive Buyer Common Stock pursuant to the Buyer Offer or the

Second Step Transaction will realize a capital gain (or a capital loss) equal to the amount by which the fair market value of the Buyer Common Stock received by such shareholder, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to the shareholder of such shareholder's Shares or Preferred Shares, as the case may be. A shareholder of the Company who is a resident of Canada and exchanges Shares or Preferred Shares for Exchangeable Shares (in either the Canadian Newco Offer or the Second Step Transaction) will be permitted to elect with Canadian Newco in prescribed form pursuant to section 85 of the Income Tax Act (Canada) (the "Canadian Tax Act"), so as generally to be treated as having engaged in a tax-deferred rollover for Canadian federal income tax purposes.

     United States. United States Holders (as defined herein) of Shares or Preferred Shares generally will not recognize gain or loss upon the exchange of such Shares or Preferred Shares for Buyer Common Stock pursuant to the Buyer Offer. United States Holders of Shares or Preferred Shares who exchange such shares for Buyer Common Stock in the Second Step Transaction, however, may be required to recognize gain or loss on such exchange.

     A United States Holder who exchanges Shares or Preferred Shares for Exchangeable Shares pursuant to the Canadian Newco Offer will likely recognize capital gain or loss on such exchange unless such exchange, when considered in conjunction with Buyer's activities with respect to and ownership interest in Canadian Newco, falls within the purview of Code Section 351, in which event such exchange would be tax-free. If the exchange is taxable, the amount of gain or loss recognized will be equal to the difference between the fair market value of the Exchangeable Shares received by such shareholder and such shareholder's tax basis in the Shares or Preferred Shares so exchanged.

     As used herein, a "United States Holder" includes a shareholder of the Company who is a citizen or individual resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is included in its gross income for United States income tax purposes without regard to its source, but excludes persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, financial institutions, insurance companies, broker-dealers, persons having a "functional currency" other than the United States dollar, shareholders of the Company who hold Shares or Preferred Shares as part of a straddle, wash sale, hedging or conversion transaction and holders of Shares or Preferred Shares who acquired such shares through the exercise of employee stock options or otherwise as compensation for services.

  Accounting Treatment

     The Purchasers intend to account for the acquisition of the Shares and the Preferred Shares pursuant to the Offers and the Second Step Transaction (collectively, the "Acquisition") using the pooling-of-interests method of accounting in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The occurrence of certain events outside the control of Buyer, SCI, Canadian Newco or the Company may preclude accounting for the Acquisition as a pooling-of-interests. In the event that the Acquisition may not be accounted for as a pooling-of-interests, the Purchasers intend to account for the Acquisition using the purchase method of accounting in accordance with U.S. GAAP. See "The Offers -- Accounting Treatment" and the "Unaudited Pro Forma Combined Financial Information" contained in this Prospectus.

  Effect of Offers on Market for Shares and Preferred Shares; Registration Under the Exchange Act

     The exchange of Shares and Preferred Shares pursuant to the Offers will reduce the number of holders of Shares and Preferred Shares and the number of Shares and Preferred Shares that might otherwise trade publicly and, depending upon the number of Shares and Preferred Shares so purchased, could adversely affect the liquidity and market value of the remaining Shares and Preferred Shares held by the public.

     The Shares are listed and principally traded on the NYSE and are also listed on the TSE and the ME. The Preferred Shares are listed and principally traded on the TSE and the ME. Depending upon the number of Shares and Preferred Shares acquired pursuant to the Offers, following consummation of the Offers, the Shares or the Preferred Shares, as the case may be, may no longer meet the requirements of such exchanges for continued listing and the Shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Shares or the Preferred Shares, as the case may be, would be ineligible as collateral for margin loans made by brokers. For a description of the treatment of Shares and Preferred Shares in the Second Step Transaction, see "The Offers -- Purpose of the Offers; the Transactions."

     See "The Offers -- Effect of Offers on Market for Shares and Preferred Shares; Registration Under the Exchange Act and Reporting Issuer Status Under Applicable Canadian Securities Laws."

  Dissent Rights

     The Purchasers intend that the Second Step Transaction be effected pursuant to an arrangement which will not contemplate dissent rights to shareholders. The BC Court has jurisdiction to order that the statutory dissent rights specified in the BCCA shall be available to shareholders who do not vote in favor of the arrangement or to provide such other dissent or appraisal rights as the BC Court in its discretion may determine.

     The BCCA provides that shareholders of a company who exercise statutory dissent rights with respect to any of their shares shall be paid the fair value of those shares as of the day before the resolution giving rise to the dissent rights is passed (including any appreciation or depreciation in anticipation of the vote). See "The Offers -- Dissent Rights."

            DESCRIPTION OF CAPITAL STOCK OF BUYER AND CANADIAN NEWCO

  Buyer

     The authorized capital stock of Buyer will consist of 500,000,000 shares of Buyer Common Stock, par value $0.01 per share, one share of Special Voting Stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par
value $0.01 per share ("Buyer Preferred Stock"), of which           will be
designated Series A Preferred Shares ("Buyer Series A Preferred Shares") in connection with the Buyer Rights (as defined below). As of August 5, 1996, there were 235,718,534 shares of SCI Common Stock issued and outstanding, each of which will be converted, in the Holding Company Merger, into one share of Buyer Common Stock. SCI has no shares of preferred stock outstanding.

     A single share (the "Special Voting Share") of Buyer Special Voting Stock (the "Special Voting Stock") will be authorized for issuance and will be outstanding having a par value of $0.01 per share. Except as otherwise required by law or the articles of incorporation of Buyer (the "Buyer Articles"), the Special Voting Share will be entitled to a number of votes equal to the number of outstanding Exchangeable Shares from time to time not owned by Buyer or certain subsidiaries of Buyer, and may be voted in the election of directors and on all other matters submitted to a vote of stockholders of Buyer. The holders of Buyer Common Stock and the holder of the Special Voting Share will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or the Restated Certificate of Incorporation of Buyer (the "Buyer Charter"). In the event of any liquidation, dissolution or winding up of Buyer, the holder of the Special Voting Share will not be entitled to receive any assets of Buyer available for distribution to its stockholders. The holder of the Special Voting Share will not be entitled to receive dividends. The Special Voting Share will be issued to the Trustee appointed under the Voting, Support and Exchange Trust Agreement (the "Voting, Support and Exchange Trust Agreement") that will be entered into upon consummation of the Offers by Buyer, Canadian Newco and the Trustee. See
"-- Voting, Support and Exchange Trust Agreement." At such time following consummation of the Offers and the Holding Company Merger as the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by Buyer or subsidiaries of Buyer, and there are no shares, debt, options or other agreements of Canadian Newco that could give rise to the issuance of any Exchangeable Shares to any person (other than Buyer or certain subsidiaries of Buyer), the Special Voting Share will be cancelled.

  Canadian Newco

     The authorized capital of Canadian Newco will consist of 10,000 Common Shares, par value C$0.01 per share ("Canadian Newco Common Shares"), and
          Exchangeable Shares. As of October 1, 1996, there were 100 Canadian Newco Common Shares issued and outstanding, and no Exchangeable Shares were issued or outstanding. All of the outstanding Canadian Newco Common Shares are owned by Buyer.

  The Exchangeable Shares

     The Exchangeable Shares will be exchangeable, at any time at the option of the holder, on a one-for-one basis for shares of Buyer Common Stock. Pursuant to the Voting, Support and Exchange Trust Agreement, the Trustee, as holder of the only outstanding Special Voting Share, will be entitled to a number of votes on all matters on which holders of Buyer Common Stock are entitled to vote equal to the number of Exchangeable Shares outstanding from time to time that are not held by Buyer or certain subsidiaries of Buyer. By furnishing instructions to the Trustee, such holders of Exchangeable Shares will be able to exercise the same voting rights with respect to Buyer as they would have after exchange of their Exchangeable Shares for Buyer Common Stock. Holders of Exchangeable Shares will also be entitled to receive dividends (payable in Canadian dollars) economically equivalent to any dividends paid on an equal number of shares of Buyer Common Stock. The Trust Agreement will restrict Buyer from paying dividends on the Buyer Common Stock unless equivalent dividends are paid on the Exchangeable Shares. Holders of Exchangeable Shares will also be entitled to participate in any liquidation of Buyer on the same basis as holders of Buyer Common Stock.

  Exchange of Exchangeable Shares for Buyer Common Stock

     Holders of the Exchangeable Shares will be entitled at any time following the consummation of the Offers and the effective time of the Holding Company Merger, upon delivery of a certificate representing Exchangeable Shares and a duly executed notice of retraction (a "Retraction Request"), to require Canadian Newco to redeem such Exchangeable Shares in exchange for an equivalent number of shares of Buyer Common Stock. However, Canadian Newco must deliver all Retraction Requests to Buyer, whereupon Buyer, instead of Canadian Newco, will have the right to purchase the Exchangeable Shares that are the subject of the Retraction Request in exchange for an equivalent number of shares of Buyer Common Stock. If this right is not exercised, Canadian Newco is required to
effect the requested redemption. On any date on or after             , 2007
(subject to acceleration in certain circumstances), Canadian Newco will have the right, but not the obligation, to redeem all outstanding Exchangeable Shares in exchange for an equivalent number of shares of Buyer Common Stock. Buyer will have the overriding right, but not the obligation, to acquire the outstanding Exchangeable Shares in exchange for an equivalent number of shares of Buyer Common Stock on the last business day prior to the relevant Optional Redemption Date (as defined below). In exercising such overriding right, Buyer will not be required to purchase Exchangeable Shares from itself. If Buyer exercises the overriding right, Canadian Newco's right to redeem the Exchangeable Shares on the relevant Optional Redemption Date will terminate. "Optional Redemption Date" means a date, if any, established by the Canadian Newco Board of Directors for the redemption of Exchangeable Shares pursuant to the provisions of the Exchangeable Shares, provided that such date will not be earlier than
  , 2007 unless there are less than ,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Buyer and its direct and indirect subsidiaries and subject to adjustment to such number of shares to reflect permitted changes to the Exchangeable Shares).

  Eligibility for Investment of Exchangeable Shares

     The Exchangeable Shares will be, on the date of issue, eligible investments under certain Canadian federal and provincial statutes. So long as they are listed on a prescribed stock exchange in Canada (which currently includes the TSE and the ME), the Exchangeable Shares will not be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. The Ancillary Rights (as defined below) will not be qualified investments for such purposes and will be foreign property under the Canadian Tax Act. SCI and the Purchasers are of the view, however, that the fair market value of these rights is generally nominal. "Ancillary Rights" means any and all rights granted by Buyer to holders of Exchangeable Shares (including voting rights and exchange rights). See "The Offers -- Eligibility for Investment in Canada."

     For additional information concerning the capital stock of the Purchasers, see "Description of Capital Stock of Buyer and Canadian Newco."

              THE EXCHANGE AGENT AND THE CANADIAN FORWARDING AGENT

     IBJ Schroder Bank & Trust Company has been appointed exchange agent (the
"Exchange Agent") and           has been appointed the Canadian forwarding agent
(the "Canadian Forwarding Agent") in connection with the Offers. The Letter of Transmittal (or facsimile copies thereof) and certificates for Shares and Preferred Shares should be sent by each tendering holder of Shares or Preferred Shares, as the case may be, or his broker, dealer, bank or other nominee to the Exchange Agent or the Canadian Forwarding Agent at the addresses set forth on the back cover of this Prospectus.

                  REQUEST FOR ASSISTANCE AND ADDITIONAL COPIES

     Requests for information or assistance concerning the Offers may be directed to the Dealer Managers or the Information Agent at their addresses set forth on the back cover of this Prospectus. Requests for additional copies of this Prospectus and the Letter of Transmittal should be directed to the Information Agent.

                  CAPITALIZATION OF SCI, THE COMPANY AND BUYER

     The following tables set forth the capitalization of SCI and the Company at June 30, 1996 and the unaudited pro forma combined capitalization of Buyer at June 30, 1996 after giving effect to the Offers and the Second Step Transaction (and assuming that all holders of Shares and Preferred Shares elect to receive Buyer Common Stock in the Offers and the Second Step Transaction). The Purchasers intend to account for the acquisition of the Shares and the Preferred Shares using the pooling-of-interests method of accounting in accordance with U.S. GAAP. The occurrence of certain events outside the Purchasers' control may preclude accounting for the Acquisition as a pooling-of-interests. In the event that the Acquisition may not be accounted for as a pooling-of-interests, the Purchasers intend to account for the Acquisition using the purchase method of accounting in accordance with U.S. GAAP. Therefore, the following unaudited pro forma combined capitalization tables have been prepared using both the pooling-of-interests and purchase method of accounting. Share data for SCI has been restated to reflect the August 1996 two-for-one common stock split.

               UNAUDITED PRO FORMA COMBINED CAPITALIZATION TABLE
                              AS OF JUNE 30, 1996
       ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING
                             (DOLLARS IN THOUSANDS)

                                                   HISTORICAL                 BUYER PRO FORMA
                                            ------------------------    ----------------------------
                                                             THE        ACQUISITION        COMBINED
                                               SCI         COMPANY      ADJUSTMENTS         TOTAL
                                            ----------    ----------    -----------       ----------
Current maturities of long-term debt......  $   42,658    $   68,041     $      --        $  110,699
                                            ==========    ==========     =========        ==========
Long-term debt............................  $2,122,614    $1,027,334     $      --        $3,149,948
SCI obligated, mandatorily redeemable,
  convertible preferred securities........     172,500            --            --           172,500
Preferred securities of subsidiary........          --        75,000            --            75,000
Stockholders' equity
  Common stock............................     235,318            --        97,456(A)        332,774
  Capital in excess of par value..........   1,222,678            --       850,141(A)      2,072,819
  Share capital...........................          --       790,451      (790,451)(A)            --
  Preferred stock.........................          --       157,146      (157,146)(A)            --
  Retained earnings.......................     624,490        62,497       (50,000)(B)       636,987
  Foreign translation adjustment and
     other................................      11,479        15,874            --            27,353
                                            ----------    ----------     ---------        ----------
          Total stockholders' equity......   2,093,965     1,025,968       (50,000)        3,069,933
                                            ----------    ----------     ---------        ----------
          Total capitalization............  $4,389,079    $2,128,302     $ (50,000)       $6,467,381
                                            ==========    ==========     =========        ==========

---------------

(A) Pro forma adjustments to stockholder's equity reflect the Buyer Common Stock and Exchangeable Shares issued in exchange for Shares and Preferred Shares.

(B) Pro forma adjustment to record estimated transaction costs which include legal, printing, accounting, financial advisory services and other related expenses for both SCI and the Company.

               UNAUDITED PRO FORMA COMBINED CAPITALIZATION TABLE
                              AS OF JUNE 30, 1996
             ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING
                             (DOLLARS IN THOUSANDS)

                                                   HISTORICAL                 BUYER PRO FORMA
                                            ------------------------    ----------------------------
                                                             THE        ACQUISITION        COMBINED
                                               SCI         COMPANY      ADJUSTMENTS         TOTAL
                                            ----------    ----------    -----------       ----------
Current maturities of long-term debt......  $   42,658    $   68,041    $        --       $  110,699
                                            ==========    ==========     ==========       ==========
Long-term debt............................  $2,122,614    $1,027,334    $    26,000(A)    $3,175,948
SCI obligated, mandatorily redeemable,
  convertible preferred securities........     172,500            --             --          172,500
Preferred securities of subsidiary........          --        75,000          5,625(B)        80,625
Stockholders' equity
  Common stock............................     235,318            --         97,456(C)       332,774
  Capital in excess of par value..........   1,222,678            --      2,814,044(C)     4,036,722
  Share capital...........................          --       790,451       (790,451)(D)           --
  Preferred stock.........................          --       157,146       (157,146)(D)           --
  Retained earnings.......................     624,490        62,497        (62,497)(D)      624,490
  Foreign translation adjustment and
     other................................      11,479        15,874        (15,874)(D)       11,479
                                            ----------    ----------     ----------       ----------
          Total stockholders' equity......   2,093,965     1,025,968      1,885,532        5,005,465
                                            ----------    ----------     ----------       ----------
          Total capitalization............  $4,389,079    $2,128,302    $ 1,917,157       $8,434,538
                                            ==========    ==========     ==========       ==========

---------------

(A)  To adjust the Company's debt to fair value.

(B) To adjust the Company's 9.45 percent Cumulative Monthly Income Preferred Securities to fair value.

(C) To reflect the issuance of approximately 97,456,000 shares of Buyer Common Stock in the Buyer Offer at an assumed value of $29.875 (the closing SCI Common Stock price on October 1, 1996).

(D)  To eliminate the historical shareholders' equity of the Company.

                                 MARKET PRICES

     The following table sets forth the market price per share of SCI Common Stock and per Share and per Preferred Share and the equivalent market price per Share and per Preferred Share on (i) September 16, 1996, the last trading day
before public announcement of the Proposal and (ii)             , 1996, the last
trading day prior to the date of this Prospectus. The historical market prices represent the closing prices per share on such dates on the NYSE Composite Tape and on the Nasdaq National Market. The equivalent market prices per Share represent the closing price per share of SCI Common Stock multiplied by the Exchange Ratio for which Offered Stock is exchangeable in the Offer for each Share. See "Market Prices and Dividends."

                                                                       THE COMPANY
                                                               ---------------------------
                                                     SCI                    EQUIVALENT AT
      SHARES                                        ACTUAL      ACTUAL     EXCHANGE RATIO*
      ------                                       --------    --------    ---------------
September 16, 1996...............................  $  30.25    $  33.75       $   45.00
               , 1996............................        --          --              --

 PREFERRED SHARES**
 -------------------
September 16, 1996...............................  $  30.25    $  24.08       $   29.51
               , 1996............................        --          --              --

---------------

 * If at the time of consummation of the Offer the SCI Average Price is less than $25.50, each Share which is validly tendered and not withdrawn on or prior to the Expiration Date will be exchanged for less than $45.00 of Buyer Common Stock or Exchangeable Shares, as the case may be, and each Preferred Share which is validly tendered and not withdrawn on or prior to the Expiration Date will be exchanged for less than $29.51 of Buyer Common Stock or Exchangeable Shares.

** The actual market price per Preferred Share is set forth in United States dollars based on the closing price per Preferred Share on the TSE on September 16, 1996 of C$33.00, and the noon rate for the U.S. dollar in
   Canada on such date of U.S.$1.00 = C$1.3704, and on             , 1996 of
   C$     , and the noon rate for the U.S. dollar on Canada on such date of
   U.S.$1.00 = C$1.     .

                        SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data for SCI presented below for each of the five years ended December 31, 1995 have been derived from the audited consolidated financial statements of SCI. The data at and for the six months ended June 30, 1996 and June 30, 1995 have been derived from the unaudited consolidated financial statements of SCI for those periods and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the information included therein in accordance with U.S. GAAP for interim financial information. The data should be read in conjunction with the related notes and other financial information included and incorporated by reference in SCI's Annual Report on Form 10-K for the year ended December 31, 1995 and SCI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, incorporated by reference herein. Results for the six months ended June 30, 1996 may not be indicative of results for any other interim period or for the year as a whole.

                       SERVICE CORPORATION INTERNATIONAL
                       SELECTED HISTORICAL FINANCIAL DATA

                                    AT OR FOR THE SIX
                                  MONTHS ENDED JUNE 30,                AT OR FOR THE TWELVE MONTHS ENDED DECEMBER 31,
                                 ------------------------    ------------------------------------------------------------------
                                    1996          1995          1995          1994         1993*         1992*         1991*
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                             (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT INFORMATION:
Revenues........................ $1,140,202    $  701,762    $1,652,126    $1,117,175    $  899,178    $  772,477    $  643,248
Income before income taxes......    210,791       144,059       294,211       219,021       173,492       139,336       108,872
Net income......................    134,147        88,020       183,588       131,045       101,061        86,536        73,372
Earnings per share:**
  Primary.......................        .56           .46           .90           .75           .61           .56           .51
  Fully diluted.................        .54           .43           .85           .72           .58           .53           .50
Dividends per common share**....        .12           .11           .22           .21           .20          .195          .185
BALANCE SHEET INFORMATION:
Total assets....................  8,308,133     5,444,775     7,663,811     5,161,888     3,683,304     2,611,123     2,123,452
Long-term debt..................  2,122,614     1,579,918     1,732,047     1,330,177     1,062,222       980,029       786,685
Convertible preferred securities
  of SCI Finance LLC............    172,500       172,500       172,500       172,500            --            --            --
Stockholders' equity............  2,093,965     1,296,151     1,975,345     1,196,622       884,513       683,097       615,776
Shares outstanding**............    235,318       192,643       234,542       189,714       169,718       153,810       151,962
Book value per common share**...       8.90          6.73          8.42          6.31          5.21          4.44          4.05

---------------

 * The year ended December 31, 1993 reflects a change in accounting principles adopted January 1, 1993 in which SCI changed its method of accounting for prearranged funeral contracts and cemetery sales. The two years ended December 31, 1992 reflect results as historically reported.

** Share and per share data has been restated to reflect the August 1996 two-for-one common stock split.

     The selected historical financial data for the Company presented below for each of the five years ended December 31, 1995 have been derived from the audited consolidated financial statements of the Company incorporated by reference into this document, and are presented in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The data for the six months ended June 30, 1996 and June 30, 1995 have been derived from the unaudited consolidated financial statements of the Company. The data should be read in conjunction with the related notes and other financial information included and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, incorporated by reference herein. Results for the six months ended June 30, 1996 may not be indicative of results for any other interim period or for the year as a whole. To date the Company has not permitted SCI or the Purchasers access to the Company's books and records nor, to SCI's knowledge, has the Company requested its independent accountants to provide their consent to include their respective audit opinions in this document.

                             THE LOEWEN GROUP INC.

                       SELECTED HISTORICAL FINANCIAL DATA

                                           AT OR FOR THE
                                          SIX MONTHS ENDED
                                              JUNE 30,                   AT OR FOR THE TWELVE MONTHS ENDED DECEMBER 31,
                                      ------------------------    ------------------------------------------------------------
                                         1996          1995          1995        1994(1)      1993(1)     1992(1)     1991(1)
                                      ----------    ----------    ----------    ----------    --------    --------    --------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT INFORMATION:
Revenue.............................. $  416,240    $  268,308    $  599,939    $  417,328    $303,011    $218,907    $162,605
Earnings from operations.............     95,536        66,305       119,053        95,113      65,697      50,563      39,053
Net earnings (loss)..................     36,712        26,397       (76,684)       38,494      28,182      19,766      14,425
Basic earnings (loss) per share(2)...        .60           .62         (1.69)          .97         .77         .59         .46
Fully diluted earnings (loss) per
  share(2)(3)........................        .60           .62         (1.69)          .97         .76         .58         .46
Dividends declared per share.........        .12           .05           .05           .07        .045         .03        .015
BALANCE SHEET INFORMATION:
Total assets......................... $2,919,639    $1,431,014    $2,262,980    $1,326,275    $913,661    $675,111    $518,492
Total long-term debt(4)..............  1,095,375       533,209       934,509       516,654     341,977     246,715     193,853
Preferred securities of subsidiary...     75,000        75,000        75,000        75,000          --          --          --
Shareholders' equity.................  1,025,968       630,944       614,682       411,139     325,890     236,317     172,394
Book value per common share..........      14.74         14.35         12.76         10.02        8.43        6.65        5.26

---------------

(1) Certain of the comparative figures have been reclassified to conform to the presentation adopted in 1995.

(2) Earnings (loss) per share reflect the two-for-one subdivision of Shares in June 1991.

(3) Fully diluted earnings (loss) per share figures assume exercise, if dilutive, of employee and other stock options effective on their dates of issue and that the funds derived therefrom were invested at annual after-tax rates of return ranging from 5.85% to 8.49%.

(4) Total long-term debt comprises long-term debt, including current portion.

     The financial results for the twelve months ended December 31, 1995 included approximately $185,000,000 in pretax provisions for the costs of certain legal settlements, litigation-related finance costs and certain additional legal and general and administrative costs.
---------------

In accordance with Canadian GAAP basic earnings (loss) per share represents the weighted average shares outstanding divided into net income.

     Under U.S. GAAP the Company disclosed the following:

                                            SIX MONTHS ENDED     TWELVE MONTHS ENDED DECEMBER
                                                JUNE 30,                      31,
                                           ------------------    -----------------------------
                                            1996       1995        1995       1994       1993
                                           -------    -------    --------    -------    ------
    Net income (loss)....................  $36,973    $26,644    $(75,800)   $39,809    $2,052
    Earnings (loss) per share:
      Primary............................      .60        .61       (1.67)       .98       .05
      Fully diluted......................      .60        .61       (1.67)       .98       .05

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following selected unaudited pro forma combined financial information combines the consolidated balance sheets and income statements of SCI and the Company as if the Acquisition had occurred on January 1, 1993 and January 1, 1995 for pooling-of-interests and purchase income statement data, respectively and as of the dates presented for all balance sheet data. These statements are prepared on the basis of accounting for the merger as both a pooling-of-interests and a purchase and are based on the assumptions set forth in the notes thereto. See "The Offers -- Accounting Treatment" and "Unaudited Pro Forma Combined Financial Information." The following information is not necessarily indicative of actual results that would have occurred had the Acquisition occurred on such date or of future expected results.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING

                                              SIX MONTHS              TWELVE MONTHS ENDED
                                                 ENDED                    DECEMBER 31,
                                               JUNE 30,      --------------------------------------
                                                 1996           1995          1994          1993
                                              -----------    ----------    ----------    ----------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues..................................  $ 1,556,442    $2,252,065    $1,534,503    $1,202,189
  Income from operations....................      371,226       530,674       384,608       285,884
  Net income................................      170,859       106,904       169,539       103,113
  Earnings per share:
     Primary................................          .53           .39           .72           .46
     Fully diluted..........................          .52            --*          .70           .46
  Dividends per share.......................          .12           .22           .21           .20
  Equivalent pro forma earnings per common
     share(1)...............................          .80           .59          1.08           .69
  Equivalent pro forma dividends per common
     share(1)...............................          .18           .33           .32           .30

---------------

* Anti-dilutive

                                                                     AS OF           AS OF
                                                                   JUNE 30,       DECEMBER 31,
                                                                     1996            1995
                                                                  -----------     -----------
                                                                    (DOLLARS IN THOUSANDS,
                                                                       EXCEPT PER SHARE
                                                                           AMOUNTS)
BALANCE SHEET DATA:
  Total assets..................................................  $11,227,772
  Long-term debt................................................    3,149,948
  Stockholders' equity..........................................    3,069,933
  Book value per common share...................................         9.23       $ 9.33
  Equivalent pro forma book value per common share(1)...........        13.90        14.05

---------------

(1) Combined per Company share equivalent calculated using Share Exchange Ratio.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
             ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING

                                                                     SIX MONTHS    TWELVE MONTHS
                                                                       ENDED           ENDED
                                                                      JUNE 30,     DECEMBER 31,
                                                                        1996           1995
                                                                     ----------    -------------
                                                                        (DOLLARS IN THOUSANDS,
                                                                      EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues.........................................................  $1,556,442     $ 2,727,398
  Income from operations...........................................     349,172         535,702
  Net income.......................................................     141,657          69,932
  Earnings per share:
     Primary.......................................................         .44             .24
     Fully diluted.................................................         .43              --*
  Dividends per share..............................................         .12             .22
  Equivalent pro forma earnings per common share(1)................         .66             .36
  Equivalent pro forma dividends per common share(1)...............         .18             .33

---------------

* Anti-dilutive


                                                                     AS OF           AS OF
                                                                   JUNE 30,       DECEMBER 31,
                                                                     1996            1995
                                                                  -----------       ------
                                                                   (DOLLARS IN THOUSANDS,
                                                                      EXCEPT PER SHARE
                                                                          AMOUNTS)
BALANCE SHEET DATA:
  Total assets..................................................  $13,499,062
  Long-term debt................................................    3,175,948
  Stockholders' equity..........................................    5,005,465
  Book value per common share...................................        15.04       $13.49
  Equivalent pro forma book value per common share(1)...........        22.66        20.32

---------------

(1) Combined per Company share equivalent calculated using Share Exchange Ratio.

                            BACKGROUND OF THE OFFERS
BUSINESS OF SCI

     SCI was incorporated in Texas on July 5, 1962. SCI is the largest funeral service and cemetery organization in the world. At June 30, 1996, SCI operated 2,832 funeral service locations, 331 cemeteries and 146 crematoria located in North America, Europe and the Pacific Rim. In addition, SCI provides capital financing to independent funeral home and cemetery operators through its wholly owned subsidiary, Provident.

     SCI's mission is:

     - To demonstrate the highest degree of professionalism while assisting client families at a pivotal time in their lives;

     - To exercise its responsibility as industry leader by setting high standards of service, safety, and fair business practices; and

     - To increase shareholder value through sound fiscal management and corporate development.

     SCI's common stock has been traded on the NYSE since May 14, 1974, under the ticker symbol SRV. For the period 1990 through 1995, SCI's earnings per share growth rate of 18.6 percent compounded annually, ranks in the top two percent of the Standard & Poor's 500 Index, excluding companies reporting loss years or down years during this six year period.

     SCI has continued to expand through the acquisition of funeral service locations, cemeteries and crematoria, both domestically and internationally. During the period from January 1, 1991 through June 30, 1996, SCI acquired over 2,300 funeral service locations and over 200 cemeteries with total revenues of approximately $1.5 billion. SCI has acquired most of its present operations through acquisitions. Additional candidates for acquisition are continually being evaluated by SCI as well as opportunities for expansion through the constructing of new funeral homes.

THE PROPOSAL

     In June of 1996, SCI began to consider the acquisition of the Company, which is the second largest funeral home and cemetery organization in the world, with 909 funeral homes and 253 cemeteries throughout North America as of July 26, 1996. After a thorough review of the publicly available information with respect to the Company and discussions with SCI's legal and financial advisors, SCI concluded that an acquisition by SCI of the Company in a stock-for-stock transaction, at a significant premium to the prices at which the Company's stock was trading, would benefit the shareholders of both companies.

     On September 11, 1996, L. William Heiligbrodt, President and Chief Operating Officer of SCI, called the office of Raymond L. Loewen, Chairman and Chief Executive Officer of the Company, to propose that Mr. Loewen and Mr. Heiligbrodt meet to discuss a combination of the two companies. Mr. Heiligbrodt left a message asking that Mr. Loewen return the call. Mr. Heiligbrodt left similar messages with Mr. Loewen's office on September 12 and September 16. Mr. Loewen did not return any of the calls. On September 16, 1996, the closing price of the Shares on the Nasdaq National Market (on which the shares traded prior to October 2, 1996) was $33.75.

     On September 17, 1996, before the opening of trading on the Nasdaq National Market, the following letter was delivered from Mr. Heiligbrodt to Mr. Loewen, with a copy to each of the members of the Board of Directors of the Company.
                               September 17, 1996
     Mr. Raymond L. Loewen
     Chairman of the Board and
       Chief Executive Officer
     The Loewen Group Inc.
     4126 Norland Avenue
     Burnaby, British Columbia, Canada

     Dear Mr. Loewen:

          As you know, I have tried to reach you several times since September 11. While your office has assured me that you received my messages, my calls have not been returned. In view of that, and in view of the importance of this matter, I am sending this letter.

          I would like to discuss with you a combination of our two companies. The combination would involve a stock-for-stock exchange accounted for as a pooling which values Loewen Group at US$43 per share. We believe that this transaction can be structured in a manner that is tax-free to both companies and (except for a relatively nominal amount in the case of U.S. stockholders) to the U.S. and Canadian stockholders of Loewen Group.

          I think you and your Board and stockholders would agree that our proposal is a generous one, resulting in the following premiums for Loewen Group stockholders:

          - 48.9 percent above the price at which Loewen Group stock traded 30 days ago;
          - 39.3 percent above the price at which Loewen Group stock traded one week ago; and
          - 27.4 percent above the price at which Loewen Group stock is currently trading.

          This represents an opportunity for your stockholders to realize excellent value, by any measure, for their shares. In addition, and importantly, since your stockholders would be receiving stock, they would continue to participate in Loewen Group's business as well as share in the upside of our business.

          Thus, in essence, your stockholders would:

          - continue their investment in our industry;
          - get an immediate, and very significant, increase in the market value of their investment;
          - get that immediate and substantial increase on an essentially tax free basis; and
          - diversify their risk by participating in a much larger number of properties.

          This is a "win-win" situation for you and your stockholders.

          Finally, with respect to consideration, I would note also that our proposal is based on public information. After a due diligence review, we may be in a position to increase the consideration that your stockholders would receive.

          We, of course, recognize that our businesses overlap in various locations. We have carefully reviewed this matter and are convinced that competition issues can be cured by selected divestitures without impairment of the values that a combination would achieve for the stockholders of our two companies.

          I would very much like to discuss any and all aspects of our proposal directly with you and your Board of Directors. We believe you and they will recognize the tremendous benefit to your stockholders of our proposal. Our proposal is conditioned upon approval of our Board and upon negotiation of mutually satisfactory agreements providing for a combination on a pooling basis.

          We hope that after you meet with us, you will similarly determine that the transaction should be pursued. We look forward to hearing from you.

          In view of the importance of this matter, we are simultaneously releasing this letter to the press.

                                            Sincerely,

                                                L. William Heiligbrodt

     cc: Board of Directors of
         The Loewen Group Inc.

     The letter was released to the public at the same time that it was sent to Mr. Loewen. The closing price of the Shares on the Nasdaq National Market (on which the Shares traded prior to October 2, 1996) on September 17 was $40.00.

     On September 17, 1996, the Company issued the following press release.

     LOEWEN TO REVIEW UNSOLICITED PROPOSAL IN DUE COURSE

          VANCOUVER, BRITISH COLUMBIA, SEPTEMBER 17, 1996 -- The Loewen Group Inc. announced that the Company's Board of Directors will review the proposal received today from Service Corporation International and will respond in due course.

     On September 18, 1996, the Board of Directors of SCI ratified the proposal that had been made the day before. Mr. Heiligbrodt sent the following letter to Mr. Loewen, with a copy to each of the members of the Company Board.

                               September 18, 1996

     Mr. Raymond L. Loewen
     Chairman and Chief Executive Officer
     The Loewen Group Inc.
     4126 Norland Avenue
     Burnaby, British Columbia, Canada

     Dear Ray:

          We are pleased to confirm to you that the Board of Directors of Service Corporation International today approved the proposal that we made to you yesterday. Our Board is enthusiastic about this transaction, and firmly believes that a combination of our two businesses in the manner that we proposed is in the best interests of your and our stockholders. We believe that after consideration, you and your Board will reach the same conclusion.

          In this regard, we note the enthusiastic reaction of your stockholders to our proposal, reflected in both the post-announcement price of your stock and the comments of stockholders and analysts. We agree with Greg Capelli of Chicago Corp.: "This is a real winner for both companies' shareholders." In the words of Todd Richter of Dean Witter Reynolds: "It's a perfect strategic fit."

          Ray, we at SCI would strongly prefer to communicate with you and your team in person, rather than by letter. We believe that much more can be accomplished through forthright dialogue.

          We remind you that our valuation is based on public information, and we may be able to increase our offer after a review of non-public information.

          Please give me a call. I look forward to hearing from you.

                                            Sincerely,

                                                   L. William Heiligbrodt
     cc: Board of Directors
       of The Loewen Group Inc.

     On September 24, 1996, Mr. Loewen sent the following letter to Mr.
Heiligbrodt:

     Mr. L. William Heiligbrodt
     President
     Service Corporation International
     1929 Allen Parkway
     Houston, TX 77219-0548

     Dear Mr. Heiligbrodt:

          The Board of Directors of The Loewen Group Inc. has asked me to advise you of the decision that the Loewen Board has made in response to the unsolicited takeover proposal that we received from Service Corporation International on Tuesday, September 17, 1996.

          The Loewen Board has unanimously rejected the SCI proposal. SCI should understand that the Loewen Board of Directors takes its fiduciary duty to act in the best interests of the Company and our shareholders very seriously. We are fully committed to maximizing long-term value for our shareholders. After extensive review of our business and financial plans, as well as a thorough and careful study of our excellent prospects for significant continued growth in revenues and profitability in the future, the Loewen Board of Directors has unanimously concluded that the best way to maximize value for our shareholders is through the continued implementation of the Company's long-term business plan as an independent company.

                                        Sincerely,

                                        Raymond L. Loewen
                                        Chairman and Chief Executive
                                        Officer

     To date, Mr. Loewen has not made any attempts to discuss the Proposal with Mr. Heiligbrodt and, except as set forth in the letter of September 24, 1996, has not responded to Mr. Heiligbrodt's letters. In light of the significant benefit to the stockholders of both companies that SCI believes this transaction would achieve, the Board of Directors of SCI determined to proceed with the Offers.

     As indicated above, SCI intends to account for the Offers and the transactions contemplated hereby as a pooling-of-interests. However, there is no assurance that such transactions, if consummated, can be accounted for in such a manner. See "The Offers -- Accounting Treatment." The Purchasers would be willing to increase the consideration payable pursuant to the Offers if SCI and the Company were to enter into a negotiated agreement providing for a business combination on the basis of pooling-of-interests accounting. The amount of any such increase would depend upon discussions among the parties.

ADVANTAGES TO SHAREHOLDERS

     Significant Premium. The Offers and the Transactions provide shareholders of the Company an opportunity to receive a significant premium for their Shares and Preferred Shares. The Share Exchange Ratio represents a 55.8 percent premium above the price at which the Shares traded one month prior to the announcement of the Proposal, a 45.7 percent premium above the price at which the Shares traded one week prior to the Proposal, a 33.3 percent premium above the price at which the Shares traded the day before the Proposal and a 49.4 percent premium above that average price of the Shares during the 30 day period prior to the announcement of the Proposal.

     Based on the noon rate for U.S. dollars in Canada as reported by the Bank of Canada on October 1, 1996, the Preferred Share Exchange Ratio represents a
34.0 percent premium above the price at which the Preferred Shares traded one month prior to the announcement of the Proposal, a 27.6 percent premium above the price at which the Preferred Shares traded one week prior to the Proposal, a
21.8 percent premium above the price at which the Preferred Shares traded the day before the Proposal and a 27.2 percent premium above the average price of the Preferred Shares during the 30-day period prior to the announcement of the Proposal.

     Tax Free Exchange. The Offers provide all of the Company's shareholders the ability to receive this premium on a basis that is tax-free for United States and Canadian federal income tax purposes. As discussed below under "Certain U.S. and Canadian Federal Tax Consequences of the Acquisition," the receipt by United States Holders of Buyer Shares pursuant to the Buyer Offer does not trigger recognition of gain or loss for U.S. federal income tax purposes and the receipt by Canadian residents of Exchangeable Shares pursuant to the Canadian Newco Offer will not trigger gain for Canadian federal income tax purposes if the appropriate election is filed. The redemption of the Exchangeable Shares by Canadian Newco or the exercise by Buyer of either the Liquidation Call Right or the Redemption Call Right will be a taxable event under the Canadian Tax Act. In the Second Step Transaction, the receipt by Canadian residents of Exchangeable Shares will not trigger gain for Canadian federal income tax purposes if the appropriate election is filed. However, the receipt by U.S. citizens or residents of any Offered Stock in the Second Step Transaction may require the recognition of gain or loss. Shareholders of the Company that are United States Holders are urged to consider the potentially significant difference in tax consequences of exchanging their Shares and Preferred Shares pursuant to the Buyer Offer and the Second Step Transaction. See "Certain U.S. and Canadian Federal Tax Consequences of the Acquisition."

     Opportunity to Receive Canadian Property. The Canadian Newco Offer provides all of the Company's Canadian shareholders with the ability to receive Exchangeable Shares. Canadian Newco intends to apply for the listing of the Exchangeable Shares on the TSE and the ME which will qualify the Exchangeable Shares to be treated as not being "foreign property" under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons.

     Continued funeral services investment opportunity. If the Offers and the Transactions are consummated, the Company's current operations will be combined with SCI's and the Company's existing shareholders will become shareholders of Buyer and Canadian Newco. The former Company shareholders will continue to participate in the funeral services industry.

        - Diverse Portfolio of Properties. If the Acquisition is consummated, Buyer will hold, subject to any divestitures required to alleviate competition issues, approximately 3,750 funeral service locations and 600 cemeteries operating in 13 countries in North America, Europe and the Pacific Rim. SCI holds a geographically diverse portfolio of properties. In 1993, SCI made its first acquisition outside North America, entering Australia with its acquisition of The Pine Grove Funeral Group and in 1994 it acquired LePine Holdings Proprietary Limited, which together consisted of 77 funeral service locations and 8 cemeteries. In 1994, SCI also acquired the two largest publicly-traded funeral service companies in the United Kingdom, GSG and PG which together consisted of 517 funeral service locations and 2 cemeteries. In 1995, SCI acquired PFG, the largest funeral service provider in Europe. The PFG transaction included operations in six European and two Pacific Rim countries. In total, 36 percent of SCI's total revenues for the first six months of 1996 were derived from locations outside of North America.

        - International Opportunities. SCI perceives significant opportunities for future growth and expansion overseas. SCI has been able to improve the operating margins of the properties acquired through international acquisitions by introducing its management techniques, merchandise and service options and its cluster approach. SCI also believes significant opportunities exist for additional international acquisitions. With its strong international base and established management and operating infrastructure, SCI believes that it enjoys a strategic advantage for further expansion.

        - Management. SCI believes that a significant portion of its success is attributable to its strong management and dedicated employees. As the oldest and most established consolidator in the industry, SCI has assembled a quality management team from the local level to senior management. SCI's senior management has been stable and consistent over the last several years and has contributed significantly to SCI's record-breaking results in every year since 1990. The current officers of SCI have an average of 18 years of experience in the industry and an average of over 12 years of experience with SCI.

        - Superior Stock Performance. Over the last three years, SCI has produced share price appreciation in excess of that of the Company, despite the fact that SCI is substantially larger. SCI's share price growth for the three years ended June 1996 was 40.7 percent versus the Company's 12.5 percent for the same period. Past stock price performance is not necessarily indicative of likely future stock price performance.

     Risks of Failure to Tender. Shareholders of the Company now have the opportunity to receive a significant premium for their Shares and Preferred Shares, and to participate in the benefits of SCI's operating capabilities and financial results, by participating in the Offers. By declining an opportunity to exchange Shares and Preferred Shares for Buyer Common Stock and Exchangeable Shares, and choosing instead to continue with an investment in the Company, shareholders are assuming the risk that the value of the Shares and Preferred Shares may not appreciate to the value being offered by the Purchasers in the Offers. This risk may be intensified by the following issues:

        - Disclosure of Material Information. The Company has recently announced two transactions (the acquisitions of Prime Succession, which has been consummated, and Rose Hills, which has not yet been consummated) in conjunction with a third party investor. The agreement related to Prime Succession permit that investor to require the Company to purchase the investor's ownership in Prime Succession, and permits the Company to require that investor to sell its interest in Prime Succession to the Company for undisclosed prices. According to press reports, the agreement related to Rose Hills has similar "put" and "call" rights. In view of the Company's failure to disclose the put and call prices in the Prime Succession transaction and, assuming the accuracy of such press reports, the put and call prices in the Rose Hills transaction, SCI believes that shareholders are unable to assess the attractiveness of these commitments.

        - Uncertainty of Future Tax Rate. SCI believes that the Company's earnings currently benefit from a lower than normal effective tax rate based upon a financing strategy whereby the Company reduces U.S. withholding taxes from 30 percent to 10 percent on U.S. source interest income paid to Canadian residents who are affiliates of the Company. Proposed IRS withholding tax regulations, issued in April of 1996, which have a stated effective date of January 1, 1998, may, if adopted, eliminate this tax savings technique which could have a material impact on the Company's earnings.

                                   THE OFFERS

GENERAL

     Rights are presently evidenced by the certificates for the Shares and the tender by a shareholder of his Shares prior to the Separation Time will also constitute a tender of the associated Rights. No separate payment will be made by the Purchasers for the Rights pursuant to the Offers.

     If the Separation Time occurs and separate certificates representing the Rights are distributed by the Company or the Rights Agent to holders of Shares prior to the time a holder's Shares are tendered pursuant to the Offers, certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Exchange Agent or the Canadian Forwarding Agent, or, if available, a book-entry confirmation received by the Exchange Agent or the Canadian Forwarding Agent with respect thereto, in order for such Shares to be validly tendered. If the Separation Time occurs and separate certificates representing the Rights are not distributed prior to the time Shares are tendered pursuant to the Offer, Rights may be tendered prior to a shareholder receiving the certificates for Rights by use of the guaranteed delivery procedure described under "-- Procedure for Tendering" below.

     According to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, (i) as of August 9, 1996, there were 58,933,380 Shares outstanding and (ii) as of June 1996, there were 8,800,000 Preferred Shares outstanding. As of October 1, 1996, SCI owned beneficially 500 Shares and no Preferred Shares. The Purchasers disclaim beneficial ownership of any Shares or Preferred Shares held by any pension plan of the Purchasers or any affiliates of the Purchasers.

     Requests will be made to the Company for use of the Company's shareholder list and security position listings for the purpose of communications with shareholders and disseminating the Offers to holders of Shares and Preferred Shares. The Prospectus and the related Letter of Transmittal and other relevant materials will be mailed to record holders of Shares and Preferred Shares and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares or Preferred Shares by the Purchasers following receipt of such list or listings from the Company.

PURPOSE OF THE OFFERS; THE TRANSACTIONS

     The purpose of the Offers is to enable Buyer to acquire control of, and the entire common equity interest in, the Company. The Offers, as the first step in the acquisition of the Company, are intended to facilitate the acquisition of all Shares and Preferred Shares. The purpose of the Second Step Transaction is to acquire all Shares and Preferred Shares not acquired pursuant to the Offers or otherwise.

     Immediately prior to the consummation of the Offers, SCI and Merger Sub will effect the Holding Company Merger. Pursuant to the Holding Company Merger, each outstanding share of SCI Common Stock (except for shares of SCI Common Stock owned by SCI or Buyer) will be converted into one share of Buyer Common Stock and SCI will become a wholly owned subsidiary of Buyer. The Purchasers will not consummate the Offers unless the Holding Company Merger has been effected.

     SCI and the Purchasers currently intend, as soon as reasonably practicable after the consummation of the Offers and the Holding Company Merger, to seek to have the Company and Canadian Newco consummate the Second Step Transaction, pursuant to which (i) each outstanding Share (except for treasury shares of the Company and Shares held by the Purchasers or any subsidiary of the Purchasers) will be exchanged for, at the election of the holder of such Share, a number of shares of Buyer Common Stock or Exchangeable Shares equal to the Share Exchange Ratio, (ii) each outstanding Preferred Share (except for treasury shares of the Company and Preferred Shares held by the Purchasers or any subsidiary of the Purchasers) will be exchanged for, at the election of the holder of such Preferred Share, a number of shares of Buyer Common Stock or Exchangeable Shares equal to the Preferred Share Exchange Ratio, (iii) the MEIP will be affected in the manner described below and (iv) the Company will become a direct and indirect subsidiary of Buyer and all of the outstanding Shares and Preferred Shares will be owned by either Buyer or Canadian Newco.

     According to publicly available information, under the MEIP, a new issue of Debentures of LGII, a wholly owned subsidiary of the Company, was issued to a wholly owned SPS of LGII. The Debentures are exchangeable for the Company's Series B Shares. At any time before July 15, 2011, each of the Series B Shares may be converted at the option of the holder into 10 Shares, subject to certain anti-dilution adjustments. There are currently no Series B Shares outstanding. The SPS, acting as the agent of LGII, financed approximately 95 percent of the purchase price of the Debentures through third-party financing (guaranteed by the Company and LGII). The remaining purchase price of the Debentures (approximately 5 percent) was financed through the sale to certain key employees of LGII's direct and indirect U.S. subsidiaries of Investment Option Agreements and a Purchase Agreement to purchase the Debentures. No Investment Option Agreement or Purchase Agreement has been publicly filed and, accordingly, the terms thereof are not known to SCI or the Purchasers. The Company has reserved for issuance, upon exchange of the Debentures, 425,000 Series B Shares. The maximum number of Shares which may be issued under the MEIP, upon conversion of the Series B Shares, is limited to 4,250,000. The aggregate principal amount of Debentures which may be sold to participants pursuant to the MEIP is limited to $128 million.

     Based upon the information contained in publicly filed documents, SCI and the Purchasers believe that (i) all the Debentures are currently owned by the SPS, and (ii) certain Investment Option Agreements are, and a Purchase Agreement are outstanding but not currently exercisable and do not become exercisable by their terms until at the earliest 1999. Pursuant to the special rights and restrictions attached to the Series B Shares, as a result of the Second Step Transaction, a holder of Series B Shares would no longer have the right to receive Shares upon conversion of the Series B Shares but instead would have the right to receive, at the election of such holder, the number of shares of Buyer Common Stock or Exchangeable Shares to which such holder would have been entitled if such holder had converted such Series B Shares immediately prior to the consummation of the Second Step Transaction.

     The Purchasers intend that the Second Step Transaction be effected pursuant to an arrangement under the laws of the Province of British Columbia. After consummation of the Offers, the Purchasers intend to cause the Company to apply to the BC Court for an interim order convening the Shareholders' Meeting to consider an arrangement which would have the effects described above, and which would become effective if (x) approved by (i) if so ordered by the BC Court, at least three-quarters of the votes cast at the Shareholders' Meeting by the holders of the outstanding Shares and the holders of the outstanding Preferred Shares voting as separate classes, and (ii) the BC Court in a final order, and
(y) accepted for filing by the British Columbia Registrar of Companies. If the Offers are consummated and the Minimum Tender Condition is met, the Purchasers will own a sufficient number of Shares and Preferred Shares to approve the arrangement at the Shareholders' Meeting without the vote of any additional shareholders of the Company. The level of shareholder approval is in the discretion of the BC Court. It is possible that no separate approval of the holders of outstanding Preferred Shares will be required depending upon the proposed terms of the arrangement. At the hearing of the motion for the final order, the BC Court will consider, among other things, the fairness and reasonableness of the arrangement. It is intended that the arrangement to be put before the Shareholders' Meeting will not provide for dissent or appraisal rights to any shareholders who vote against the arrangement.

     There can be no assurance that the BC Court will approve the arrangement on the terms described above or that the BC Court will not require that shareholders of the Company that do not vote in favor of the Second Step Transaction be granted dissent or appraisal rights. See "The Offers -- Dissent Rights." In the event that the BC Court does not approve the arrangement on the terms described above, SCI and the Purchasers intend to seek to acquire the remaining Shares and Preferred Shares pursuant to an amalgamation, a revised arrangement or another transaction permitted under applicable law.

     Subject to such regulatory approvals as may be necessary, it is the intention of SCI and the Purchasers that, at the effective time of the Second Step Transaction, each outstanding Company Option will become a New Option to purchase a number of shares of Buyer Common Stock (in the case of U.S. Options) or a number of Exchangeable Shares (in the case of Canadian Options), equal in either case to (x) the number of Shares subject to such Company Option at the effective time of the Second Step Transaction multiplied by (y) the Share Exchange Ratio, and the exercise price of such New Option (per share of Buyer Common Stock or per Exchangeable Share, as applicable) will be equal to (a) the exercise price per Share of such

Company Option immediately prior to the effective time of the Second Step Transaction divided by (b) the Share Exchange Ratio.

     As soon as reasonably practicable after the consummation of the Second Step Transaction, SCI and the Purchasers intend to consummate the Buyer Reorganization, pursuant to which SCI and the Purchasers would contribute certain of their assets (which may include equity interests of the Company) to LGII in exchange for at least 80 percent of the outstanding LGII Common Stock and at least 80 percent of each class of nonvoting stock of LGII. It is intended that the Buyer Reorganization qualify as a tax-free transaction pursuant to the provisions of Section 351 of the Code.

     In addition, the Purchasers reserve the right to acquire, following the consummation or termination of the Offers, subject to any limitations imposed by Applicable Canadian Securities Laws, additional Shares and Preferred Shares through open market purchases, privately negotiated transactions, a tender offer or exchange offer, or otherwise, upon such terms and at such prices as it shall determine, which may be more or less favorable than those of the Offers, provided that no such acquisition, other than an acquisition pursuant to a tender or exchange offer, shall occur until after the day which is 20 business days after the expiry of the Offers. The Purchasers and their affiliates also reserve the right to dispose of any or all Shares or Preferred Shares acquired by them pursuant to the Offers or otherwise, upon such terms and at such prices as they shall determine, provided that no such dispositions shall occur until after the expiry of the Offers.

     If the Purchasers acquire less than 75 percent of the outstanding Shares and Preferred Shares pursuant to the Offers or if the Offers are not consummated prior to the Company's next annual general meeting of shareholders, SCI could seek to acquire control of the Company's Board through the election of directors at such and succeeding meetings (if necessary) in order to facilitate the Company's Shareholders' ability to take advantage of the Offers and the Second Step Transaction or another proposal similar to the Offers.

     Rule 13e-3 of the General Rules and Regulations under the Exchange Act, which the Purchasers do not believe would be applicable to the Second Step Transaction if the Second Step Transaction occurs within one year of consummation of the Offers, would require, among other things, that certain financial information concerning the Company, and certain information relating to the fairness of the proposed transaction and the consideration offered to shareholders of the Company in such transaction, be filed with the Commission and disclosed to shareholders of the Company prior to consummation of the Second Step Transaction.

     The regulations to the Securities Act (Ontario) (the "Regulation"), Ontario Securities Commission Policy Statement No. 9.1, as amended ("Policy 9.1") and Policy Q-27 of the Commission des valeurs mobilieres du Quebec ("Policy Q-27") may deem the Second Step Transaction to be a "going private transaction" if such Second Step Transaction would result in the interest of a holder of Shares or Preferred Shares (the "affected securities") being terminated without the consent of the holder and without the substitution therefor of an interest of equivalent value in a participating security of the Company, a successor to the business of the Company or a person who controls the Company or a person who controls a successor to the business of the Company. In certain circumstances, the provisions of Policy 9.1 and Policy Q-27 may also deem the Second Step Transaction to be a "related party transaction."

     Policy 9.1 and Policy Q-27 provide that, unless exempted, a corporation proposing to carry out a going private transaction is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. Policy 9.1 and Policy Q-27 also have similar requirements for related party transactions.

     Policy 9.1 and Policy Q-27 would also require that, in addition to any other required security holder approval, in order to complete a going private transaction, the approval of a simple or two-thirds majority (depending on the nature of the transaction) of the votes cast by "minority" shareholders of the affected securities be obtained. Policy 9.1 and Policy Q-27 also contain similar minority approval requirements for related party transactions. Except as described below, in relation to the Offers and any subsequent related party or going private transaction, the "minority" shareholders are all holders of each of the Shares and the Preferred Shares, other than the Purchasers, their directors and senior officers or any associate or affiliate of the Purchasers or their directors or senior officers or any person or company acting jointly or in concert with the Purchasers or any of their directors or senior officers in connection with the Offers or any going private or related party transaction. Policy 9.1 and Policy Q-27 provide that the Purchasers may treat the Shares and the Preferred Shares acquired pursuant to the Offers as "minority" shares and to vote them, or to consider them voted, in favour of such going private transaction or related party transaction if the consideration per security in the going private transaction or related party transaction is at least equal in value to the consideration paid under the Offers and if the intent to effect the going private transaction or related party transaction was disclosed at the time of the Offers.

     If the Purchasers propose a subsequent transaction to the Offers (such as the Second Step Transaction) under which holders of Shares and Preferred Shares who did not tender their Shares or Preferred Shares, as the case may be, under the Offers would, at their option, receive, directly or indirectly, the consideration provided for under the Offers, such a subsequent transaction would ordinarily not be a going private transaction. In the event that the Purchasers propose a subsequent transaction to the Offers which would be subject to Policy
9.1 and Policy Q-27, the Purchasers would seek waivers pursuant to those policies exempting the Purchasers and the Company, as appropriate, from any requirement to prepare a valuation in connection with such transaction.

     In connection with the Offers, SCI and the Purchasers have reviewed, and will continue to review, on the basis of available information, various possible business strategies that they might consider in the event that all or substantially all of the common equity interest in the Company is acquired pursuant to the Offers and the Second Step Transaction. Upon the completion of the Offers, the Purchasers intend to elect nominees of their choice to the Company Board and to integrate efficiently the managements of the two businesses. The Purchasers also intend to conduct a detailed review of the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel and consider what, if any, changes would be desirable in light of the circumstances which then exist. Such strategies could include, among other things, changes in the Company's business, corporate structure, certificate of incorporation, bylaws, capitalization, Company Board or management, and consideration of disposition of certain assets of the Company.

     According to publicly available information, the Company's general and administrative expenses were approximately 8 percent of revenues during the six months ended June 30, 1996. While certain items included in general and administrative expenses by the Company are included in different expense categories by SCI, SCI believes, based on publicly available information, its knowledge of the industry generally and the ratio of its own general and administrative expenses to revenues, that there are likely opportunities for meaningful savings in the Company's general and administrative expenses. If the Offers are consummated, SCI intends to seek additional information about the Company's general and administrative expenses and to make such eliminations, if any, as it determines to be in the best interests of the shareholders of the combined company. In addition, SCI intends to review the Company's expense structure generally as well as its own and to eliminate such duplications as it determines will serve the best interests of the shareholders of the combined company.

     Except as noted herein, the Purchasers do not have any present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, or sale or transfer of a material amount of assets, involving the Company or any of its subsidiaries, or any material changes in the Company's corporate structure or business or any change in its management. However, because the Purchasers have not had access to the Company's books and records, additional changes may be made after a full review of the Company's operations is completed.

EXTENSION, TERMINATION AND AMENDMENT

     The Purchasers expressly reserve the right, in their sole discretion, at any time or from time to time, to extend the period of time during which the Offers are to remain open by giving written notice or other communication confirmed in writing of such extension to the Exchange Agent, and by causing the Exchange Agent to provide as soon as practicable thereafter a copy of such notice to all Canadian Holders and by making a public announcement thereof. There can be no assurance that the Purchasers will exercise their right to extend the Offers. However, it is the Purchasers' current intention to extend the Offers until all conditions have been satisfied or waived. During any such extension, all Shares and Preferred Shares previously tendered and not withdrawn will remain subject to the Offers, subject to the right of a tendering shareholder to withdraw his Shares or Preferred Shares, as the case may be. See "-- Withdrawal Rights."

     Subject to the applicable rules and regulations of the Commission and the Canadian Securities Regulatory Authorities, the Purchasers also reserve the right, in their sole discretion, at any time or from time to time, (i) to delay acceptance for exchange of any Shares or Preferred Shares, as the case may be, pursuant to the Offers or to terminate the Offers and not accept for exchange any Shares or Preferred Shares, as the case may be, upon the failure of any of the conditions of the Offers to be satisfied and (ii) to waive any condition other than the Regulatory Condition and the Holding Company Merger Condition or otherwise amend the Offers in any respect, by giving written notice or other communication confirmed in writing of such delay, termination or amendment to the Exchange Agent and by causing the Exchange Agent to provide as soon as practicable thereafter a copy of such notice to all Canadian Holders and by making a public announcement thereof.

     Any such extension, termination, amendment or delay will be followed as promptly as practicable, but not later than the time required by applicable law, by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Any notice of extension, termination, amendment or delay will be deemed to have been given and effective on the day on which it is delivered or otherwise communicated to the Exchange Agent. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to shareholders in connection with the Offers be promptly disseminated to shareholders in a manner reasonably designed to inform shareholders of such change, and Applicable Canadian Securities Laws) and without limiting the manner in which the Purchasers may choose to make any public announcement, the Purchasers shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

     The Purchasers confirm that if they make a change in the terms of the Offers or if there is a material change in the information concerning the Offers (other than a change in information outside the control of the Purchasers or their affiliates which is unrelated to the Offered Stock), or if they waive a condition of the Offers, the Purchasers will extend the Offers for ten days after the notice of variation in respect of such variation has been given to holders of Shares and Preferred Shares or such longer period if and to the extent required under the Exchange Act or Applicable Canadian Securities Laws, unless otherwise permitted by applicable law. If, prior to the Expiration Date, the Purchasers shall increase or decrease the percentage of Shares or Preferred Shares being sought or the consideration offered to holders of Shares or Preferred Shares, such increase or decrease shall be applicable to all holders whose Shares or Preferred Shares, as the case may be, are accepted for exchange pursuant to the Offers, and, if at the time notice of any such increase or decrease is first given to holders of Shares or Preferred Shares, the Offers are scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so given, the Offers will be extended until the expiration of such ten business-day period. For purposes of the Offers, a "business day" means any day other than a Saturday, Sunday or any provincial or Canadian or U.S. federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

EXCHANGE OF SHARES; DELIVERY OF OFFERED STOCK

     Upon the terms and subject to the conditions of the Offers (including, if the Offers are extended or amended, the terms and conditions of any such extension or amendment) and if the conditions of the Offers have been fulfilled or waived at the Expiration Date, the Purchasers will be obligated to accept for exchange and to exchange Buyer Common Stock and Exchangeable Shares, as the case may be, for Shares and Preferred Shares validly tendered and not withdrawn as promptly as practicable after the Expiration Date. Such acceptance shall occur not later than ten days after the Expiration Date and such exchange shall occur not later than three days after acceptance of such Shares and Preferred Shares for exchange. In addition, subject to applicable rules of the Commission and the Applicable Canadian Securities Laws, the Purchasers expressly reserve the right to delay acceptance for exchange of Shares or Preferred Shares in order to comply with any applicable law. For the purposes of the Offers, the Purchasers will be deemed to have accepted for exchange Shares or Preferred Shares, as the case may be, validly tendered and not withdrawn as, if and when the Purchasers give oral or written notice to the Exchange Agent of their acceptance of the tenders of such Shares or Preferred Shares, as the case may be, pursuant to the Offers. Delivery of Offered Stock in exchange for Shares or Preferred Shares pursuant to the Offers and cash in lieu of fractional shares of Offered Stock will be made by the Exchange Agent as soon as practicable after receipt of such notice.

     The Purchasers will pay for Shares and Preferred Shares validly deposited pursuant to the Offers and not withdrawn by providing the Exchange Agent with one or more certificates for Buyer Common Stock and Exchangeable Shares, as applicable, and cash in lieu of fractional shares with instructions to transmit such Buyer Common Stock and Exchangeable Shares, and cash in lieu of fractional shares, to depositing holders of Shares and Preferred Shares, as appropriate.

     The Exchange Agent will act as agent for tendering shareholders for the purpose of receiving Buyer Common Stock or Exchangeable Shares, as the case may be, and cash to be paid in lieu of fractional shares from the Purchasers and transmitting such shares to such persons, and the receipt of Buyer Common Stock or Exchangeable Shares and cash in lieu of fractional shares by the Exchange Agent will be deemed to constitute contemporaneous receipt of Buyer Common Stock or Exchangeable Shares and cash in lieu of fractional shares by persons depositing and not withdrawing Shares or Preferred Shares. In all cases, exchange of Shares or Preferred Shares tendered and accepted for exchange pursuant to the Offers will be made only after timely receipt by the Exchange Agent or the Canadian Forwarding Agent of certificates for such Shares or Preferred Shares (or a confirmation of a book-entry transfer of such Shares or Preferred Shares in the Exchange Agent's account at The Depository Trust Company or the Philadelphia Depository Trust Company or the Canadian Forwarding Agent's account at the Canadian Depository for Securities Limited (collectively, the "Book-Entry Transfer Facilities")), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents. Unless otherwise directed in the Letter of Transmittal, the certificates for Buyer Common Stock and Exchangeable Shares will be issued in the name of depositing shareholders. The Exchange Agent will forward certificates to persons depositing Shares or Preferred Shares at the address specified in the Letter of Transmittal unless the depositing shareholders instruct the Exchange Agent to hold certificates for pick up. Under no circumstances will interest with respect to fractional shares be paid by the Purchasers by reason of any delay in making such exchange.

     If any tendered Shares or Preferred Shares are not accepted for exchange pursuant to the terms and conditions of the Offers for any reason, or if certificates are submitted for more Shares or Preferred Shares than are tendered, certificates for such unexchanged Shares or Preferred Shares, as the case may be, will be returned without expense to the tendering shareholder or, in the case of Shares or Preferred Shares tendered by book-entry transfer of such Shares or Preferred Shares into the Exchange Agent's account at a Book-Entry Transfer Facility pursuant to the procedures set forth below under "-- Procedure for Tendering," such Shares or Preferred Shares, as the case may be, will be credited to an account maintained within such Book-Entry Transfer Facility, as soon as practicable following expiration or termination of the Offers.

     Tendering shareholders will not be obligated to pay any charges or expenses of the Exchange Agent or the Canadian Forwarding Agent or any brokerage commissions. Except as set forth in the Instructions to the Letter of Transmittal, transfer taxes, if any, on the exchange of Shares or Preferred Shares, as the case may be, pursuant to the Offers will be paid by or on behalf of the Purchasers.

CASH IN LIEU OF FRACTIONAL SHARES OF OFFERED STOCK

     No certificates representing fractional shares of Offered Stock will be issued pursuant to the Offers. In lieu thereof, each tendering shareholder who would otherwise be entitled to a fractional share of Offered Stock will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) times the closing price for shares of SCI Common Stock on the NYSE Composite Tape on the date such shareholder's Shares or Preferred Shares, as the case may be, are accepted for exchange by the respective Purchaser.

WITHDRAWAL RIGHTS

     Tenders of Shares or Preferred Shares, as the case may be, made pursuant to the Offers are irrevocable, except that Shares or Preferred Shares, as the case may be, tendered pursuant to the Offers may be withdrawn at any time prior to the Expiration Date, and, unless theretofore accepted for exchange and exchanged by the Purchasers pursuant to the Offers, may also be withdrawn at any time
after             , 199 .

     For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent or the Canadian Forwarding Agent, as the case may be, at the place of deposit of such Shares or Preferred Shares and must specify the name of the person having tendered the Shares or the Preferred Shares, as the case may be, to be withdrawn, the number of Shares or Preferred Shares, as the case may be, to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares or Preferred Shares, as the case may be.

     The signature(s) on the notice of withdrawal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program or, with respect to holders through the Canadian Forwarding Agent, is a Canadian chartered bank or trust company in Canada or a member of the TSE or the ME (an "Eligible Institution") unless such Shares or Preferred Shares, as the case may be, have been tendered for the account of any Eligible Institution. If Shares or Preferred Shares have been tendered pursuant to the procedures for book-entry tender as set forth below under "-- Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and must otherwise comply with such Book-Entry Transfer Facility's procedures. If certificates have been delivered or otherwise identified to the Exchange Agent or the Canadian Forwarding Agent, as the case may be, the name of the registered holder and the serial numbers of the particular certificates evidencing the Shares or Preferred Shares withdrawn must also be furnished to the Exchange Agent or the Canadian Forwarding Agent, as the case may be, as aforesaid prior to the physical release of such certificates. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Purchasers, in their sole discretion, which determination shall be final and binding. Neither the Purchasers, the Exchange Agent, the Canadian Forwarding Agent, the Information Agent, the Dealer Managers nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Shares or Preferred Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offers. However, withdrawn Shares and Preferred Shares may be retendered by following one of the procedures described under "-- Procedure for Tendering" at any time prior to the Expiration Date.

     A withdrawal of Shares shall also constitute a withdrawal of the associated Rights. Rights may not be withdrawn unless the associated Shares are also withdrawn.

NOTICE TO CANADIAN HOLDERS

     Any notice to be given by or on behalf of the Purchasers or the Exchange Agent to Canadian Holders pursuant to the Offers will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to the Canadian Holders at their addresses as shown on the register of the Shares and Preferred Shares at the Company. These provisions apply notwithstanding any accidental omission to give notice to any one or more holders of Shares or Preferred Shares and not withstanding any interruption of mail services following mailing. In the event of any interruption of mail service following mailing, the Purchasers intend to make reasonable efforts to disseminate the notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail, any notice which the Purchasers or the Exchange Agent may give or cause to be given to Canadian Holders under the Offers will be deemed to have been properly given and to have been received by holders of Shares and Preferred Shares if it is given to the TSE and ME for dissemination and if it is (a) published (i) once in the National Edition of The Globe and Mail and (ii) once, if possible, in daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the national Edition of The Globe and Mail is not being generally circulated, publication thereof shall be made in The Financial Post or any other daily newspaper of general circulation published in the City of Toronto and (b) given to the Dow Jones News Service.

PROCEDURE FOR TENDERING

     For a shareholder to validly tender Shares or Preferred Shares, as the case may be, pursuant to the Offers, (i) a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), together with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent or the Canadian Forwarding Agent at one of their addresses set forth on the back cover of this Prospectus and certificates for tendered Shares or Preferred Shares, as the case may be, must be received by the Exchange Agent or the Canadian Forwarding Agent at such address or such Shares or Preferred Shares, as the case may be, must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of such tender received (such confirmation, a "Book-Entry Confirmation")), in each case prior to the Expiration Date, or (ii) such shareholder must comply with the guaranteed delivery procedure set forth below.

     Any shareholder desiring to tender Shares or Preferred Shares, as the case may be, pursuant to either the Buyer Offer or the Canadian Newco Offer, must make an Election by indicating in the appropriate space provided on the Letter of Transmittal, (i) the number of Shares and/or the number of Preferred Shares such shareholder desires to tender pursuant to the Buyer Offer in exchange for shares of Buyer Common Stock, and (ii) the number of Shares and/or the number of Preferred Shares such shareholder desires to tender pursuant to the Canadian Newco Offer in exchange for Exchangeable Shares. A shareholder who tenders Shares (and the associated Rights) or Preferred Shares, as the case may, and fails to make an Election with respect to such tender shall be deemed to have tendered such Shares (and the associated Rights) or Preferred Shares, as the case may be, pursuant to the Buyer Offer in exchange for SCI Common Stock.

     Shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of shares, unless the Rights Plan Condition has been satisfied or waived. Unless the Separation Time occurs, a tender of Shares will constitute a tender of the associated Rights. If the Separation Time occurs and separate certificates representing the Rights are distributed by the Company or the Rights Agent to holders of Shares prior to the time a holder's Shares are tendered pursuant to the Offers, certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Exchange Agent or the Canadian Forwarding Agent, or, if available, a Book-Entry Confirmation received by the Exchange Agent or the Canadian Forwarding Agent with respect thereto, in order for such Shares to be validly tendered. If the Separation Time occurs and separate certificates representing the Rights are not distributed prior to the time Shares are tendered pursuant to the Offers, Rights may be tendered prior to a shareholder receiving the certificates for Rights by use of the guaranteed delivery procedure described below. If Rights certificates are distributed but are not available to a shareholder prior to the time Shares are tendered pursuant to the Offers, a tender of Shares constitutes an agreement by the tendering shareholder to deliver to the Exchange Agent or the Canadian Forwarding Agent pursuant to the guaranteed delivery procedure described below, prior to the expiration of the period to be specified in the Notice of Guaranteed Delivery and the related Letter of Transmittal for delivery of Rights certificates or a Book-Entry Confirmation for Rights (the "Rights Delivery Period"), Rights certificates representing a number of Rights equal to the number of Shares tendered. If Rights certificates are distributed, the Purchasers will distribute a separate letter of transmittal for such Rights certificates. If Rights certificates are tendered separately from Shares, then a properly completed letter of transmittal for Rights certificates (or manually executed facsimile thereof) must be submitted with respect to such Rights. The Purchasers reserve the right to require that it receive such Rights certificates (or a Book-Entry Confirmation with respect to such Rights) prior to accepting Shares for exchange.

     Nevertheless, the Purchasers will be entitled to accept for exchange Shares tendered by a shareholder prior to receipt of the Rights certificates required to be tendered with such Shares or a Book-Entry Confirmation with respect to such Rights and either (i) subject to complying with applicable rules and regulations of the Commission and Applicable Canadian Securities Laws, withhold payment for such Shares pending receipt of the Rights certificates or a Book-Entry Confirmation for such Rights or (ii) exchange Shares accepted for exchange pending receipt of the Rights certificates or a Book-Entry Confirmation for such

Rights in reliance upon the guaranteed delivery procedure described below. In addition, after expiration of the Rights Delivery Period, the Purchasers may instead elect to reject as invalid a tender of Shares with respect to which Rights certificates or a Book-Entry Confirmation for an equal number of Rights have not been received by the Exchange Agent or the Canadian Forwarding Agent. Any determination by the Purchasers to make payment for Shares in reliance upon such guaranteed delivery procedure or, after expiration of the Rights Delivery Period, to reject a tender as invalid, shall be made, subject to applicable law, in the sole and absolute discretion of the Purchasers.

     The Exchange Agent and the Canadian Forwarding Agent will establish accounts with respect to the Shares and the Preferred Shares at the Book-Entry Transfer Facilities in the United States and Canada, respectively, for purposes of the Offers within two business days after the date of this Prospectus, and any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of the Shares or the Preferred Shares, as the case may be, by causing such Book-Entry Transfer Facility to transfer such Shares or Preferred Shares, as the case may be, into the Exchange Agent's account or the Canadian Forwarding Agent's account, as the case may be, in accordance with such Book-Entry Transfer Facility's procedure for such transfer. However, although delivery of Shares and Preferred Shares may be effected through book-entry at the Book-Entry Transfer Facilities, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent (in the case of transfers to the Exchange Agent's account at the Book-Entry Transfer Facilities) or the Canadian Forwarding Agent (in the case of transfers to the Canadian Forwarding Agent's account at the Book-Entry Transfer Facilities), as the case may be, at one or more of its addresses set forth on the back cover of this Prospectus prior to the Expiration Date, or the guaranteed delivery procedure described below must be complied with. No assurance can be given, however, that book-entry delivery of Rights will be available. If book-entry delivery is not available, a tendering shareholder will be required to tender Rights by means of delivery of Rights certificates or pursuant to the guaranteed delivery procedure set forth below.

     Signatures on all Letters of Transmittal must be guaranteed by an Eligible Institution, except in cases in which Shares or Preferred Shares, as the case may be, are tendered (i) by a registered holder of Shares or Preferred Shares, as the case may be, who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If the certificates for Shares, Preferred Shares or Rights (if any) are registered in the name of a person other than the signer of the Letter of Transmittal, or if certificates for unexchanged Shares or Rights (if any) are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed as aforesaid.

     THE METHOD OF DELIVERY OF SHARE AND PREFERRED SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR THE CANADIAN FORWARDING AGENT IN ACCORDANCE WITH THE REQUIREMENTS OF THE LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO CASH RECEIVED FROM BUYER IN LIEU OF FRACTIONAL SHARES THEREOF, A SHAREHOLDER MUST PROVIDE THE EXCHANGE AGENT OR THE CANADIAN FORWARDING AGENT WITH HIS CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY WHETHER SUCH SHAREHOLDER IS SUBJECT TO BACKUP WITHHOLDING OF FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. CERTAIN SHAREHOLDERS (INCLUDING, AMONG OTHERS, ALL COR-

PORATIONS AND CERTAIN FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE SHAREHOLDER MUST SUBMIT A FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

     If a shareholder desires to tender Shares or Preferred Shares, as the case may be, pursuant to the Offers and such shareholder's certificates are not immediately available or such shareholder cannot deliver the certificates and all other required documents to the Exchange Agent or the Canadian Forwarding Agent prior to the Expiration Date or such shareholder cannot complete the procedure for book-entry transfer on a timely basis, such Shares or Preferred Shares, as the case may be, may nevertheless be tendered, provided that all of the following conditions are satisfied:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Purchasers, is received by the Exchange Agent or the Canadian Forwarding Agent as provided below on or prior to the Expiration Date; and

          (c) the certificates for all tendered Shares or Preferred Shares, as the case may be (or a confirmation of a book-entry transfer of such securities into the Exchange Agent's account or the Canadian Forwarding Agent's account at the relevant Book-Entry Transfer Facility as described above), in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and all other documents required by the Letter of Transmittal are received by the Exchange Agent or the Canadian Forwarding Agent within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent or the Canadian Forwarding Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice.

     In all cases, exchanges of Shares or Preferred Shares, as the case may be, tendered and accepted for exchange pursuant to the Offers will be made only after timely receipt by the Exchange Agent or the Canadian Forwarding Agent of certificates for Shares or Preferred Shares, as the case may be (or timely confirmation of a book-entry transfer of such securities into the Exchange Agent's account or the Canadian Forwarding Agent's account at the relevant Book-Entry Transfer Facility as described above), properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and any other required documents. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Preferred Shares, as the case may be, or confirmations of book-entry transfers of such Shares or Preferred Shares, as the case may be, are actually received by the Exchange Agent or the Canadian Forwarding Agent.

     By executing a Letter of Transmittal as set forth above, the tendering shareholder irrevocably appoints designees of the Purchasers as such shareholder's attorneys-in-fact and proxies, each with full power of substitution, to the full extent of such shareholder's rights with respect to the Shares or Preferred Shares, as the case may be, tendered by such shareholder and accepted for exchange by the Purchasers and with respect to any and all other Shares and Preferred Shares and other securities issued or issuable in respect of the Shares or Preferred Shares on or after October 1, 1996. Such appointment is effective, and voting rights will be affected, when and only to the extent that the Purchasers deposit the shares of Buyer Common Stock and Exchangeable Shares for Shares or Preferred Shares, as the case may be, tendered by such shareholder with the Exchange Agent or the Canadian Forwarding Agent. All such proxies shall be considered coupled with an interest in the tendered Shares or Preferred Shares, as the case may be, and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies given by such shareholder will be revoked, and no subsequent proxies may be given (and, if given, will not be deemed effective). The Purchasers' designees will, with respect to the Shares or Preferred Shares, as the case may be, for which the appointment is effective, be empowered, among other things, to exercise all voting and other rights of such shareholder as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of the Company's shareholders, by written consent in lieu of any such meeting or otherwise. The Purchasers reserve the right to require that, in order for Shares or Preferred Shares, as the case may be, to be deemed validly tendered, immediately upon the Purchasers' exchange of such Shares or Preferred Shares, as the case may be, the Purchasers must be able to exercise full voting rights with respect to such Shares or Preferred Shares, as the case may be.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Shares, Preferred Shares or Rights, as the case may be, will be determined by the Purchasers, in their sole discretion, which determination shall be final and binding. The Purchasers reserve the absolute right to reject any and all tenders of Shares, Preferred Shares or Rights, as the case may be, determined by them not to be in proper form or the acceptance of or exchange for which may, in the opinion of Purchasers' counsel, be unlawful. The Purchasers also reserve the absolute right to waive any of the conditions of the Offers, other than the Regulatory Condition and the Holding Company Merger Condition, or any defect or irregularity in the tender of any Shares, Preferred Shares or Rights, as the case may be. No tender of Shares, Preferred Shares or Rights, as the case may be, will be deemed to have been validly made until all defects and irregularities in tenders of those Shares, Preferred Shares or Rights, as the case may be, have been cured or waived. None of the Purchasers, the Exchange Agent, the Canadian Forwarding Agent, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Shares, Preferred Shares or Rights, as the case may be, or will incur any liability for failure to give any such notification. The Purchasers' interpretation of the terms and conditions of the Offers (including the Letter of Transmittal and instructions thereto) will be final and binding.

     The tender of Shares, Preferred Shares and Rights (if any) pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder and the Purchasers upon the terms and subject to the conditions of the Offers.

EFFECT OF OFFERS ON MARKET FOR SHARES AND PREFERRED SHARES; REGISTRATION UNDER THE EXCHANGE ACT AND REPORTING ISSUER STATUS UNDER APPLICABLE CANADIAN SECURITIES LAWS

     The exchange of Shares and Preferred Shares pursuant to the Offers will reduce the number of holders of Shares and Preferred Shares and the number of Shares and Preferred Shares that might otherwise trade publicly and, depending upon the number of Shares and Preferred Shares so purchased, could adversely affect the liquidity and market value of the remaining Shares and Preferred Shares held by the public.

     The Shares are listed and principally traded on the NYSE and are also listed on the TSE and the ME. The Preferred Shares are listed and principally traded on the TSE and the ME. Depending upon the number of Shares and Preferred Shares acquired pursuant to the Offers, following consummation of the Offers, the Shares or the Preferred Shares may no longer meet the requirements of such respective exchanges for continued listing.

     According to publicly available information, there were, (i) as of August 9, 1996, 58,933,380 Shares outstanding and (ii) as of June 1996, 8,800,000
Preferred Shares (convertible into 5,770,492 Shares) outstanding. According to the 1995 Company 10-K, there were, as of March 15, 1996, 1,834 holders of record of Shares.

     If such exchanges were to delist the Shares or the Preferred Shares, as the case may be, the respective markets therefor could be adversely affected. It is possible that the Shares or the Preferred Shares, as the case may be, would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges, or through the National Association of Securities Dealers, Inc., Automated Quotations System ("Nasdaq") or by other sources. The extent of the public market for the Shares and the Preferred Shares, as the case may be, and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the Shares and the Preferred Shares, as the case may be, remaining at such time, the interest in maintaining a market in the Shares and the Preferred Shares, as the case may be, on the part of securities firms, the possible termination of registration of Shares under the Exchange Act, as described below, and other factors.

     The Shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of such Shares and Preferred Shares. Depending on factors similar to those described above with respect to listing and market quotations, following consummation of the Offers, the Shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Shares would be ineligible as collateral for margin loans made by brokers. For a description of the treatment of Shares in the Second Step Transaction, see "-- Purpose of the Offers; the Transactions."

     The Shares are currently registered under the Exchange Act. Such registration may be terminated by the Company upon application to the Commission if the outstanding Shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Shares. Termination of registration of the Shares under the Exchange Act would reduce the information required to be furnished by the Company to its shareholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to shareholders, no longer applicable with respect to the Shares. Furthermore, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board's list of "margin securities."

     In addition, after the exchange of the Shares and Preferred Shares pursuant to the Offers, the Company may cease to be subject to the public reporting and proxy solicitation requirements of the Applicable Canadian Securities Laws and the British Columbia Company Act ("BCCA"). If permitted by applicable law, subsequent to the completion of the Offers and the Second Step Transaction, it is the intention of the Purchasers to cause the Company to cease to be a reporting issuer under, or otherwise cease to be subject to, the public reporting and proxy solicitation requirements of the Applicable Canadian Securities Laws.

MINIMUM TENDER CONDITION

     The Offers are conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (i) a number of Shares which, together with the Shares beneficially owned by the Purchasers and SCI for their own respective accounts, will constitute at least 75 percent of the total number of outstanding Shares on a fully diluted basis (i.e., as though all options or other securities convertible into or exercisable or exchangeable for Shares, other than the Rights, the Preferred Shares and the Debentures, had been so converted, exercised or exchanged) as of the date the Shares are accepted by the Purchasers pursuant to the Offers, and (ii) a number of Preferred Shares which, together with the Preferred Shares beneficially owned by the Purchasers and SCI for their own respective accounts, will constitute at least 75 percent of the total number of outstanding Preferred Shares on a fully diluted basis (i.e., as though all options or other securities convertible into or exercisable or exchangeable for Preferred Shares had been so converted, exercised or exchanged) as of the date the Preferred Shares are accepted by the Purchasers pursuant to the Offers. According to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, there were 58,933,380 Shares outstanding as of August 9, 1996. According to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996, there were 8,800,000 Preferred Shares outstanding as of June 1996 each of which is convertible into .65574 of a Share. According to the Company 1995 10-K, Company Options were outstanding in respect of 2,861,664 Shares as of December 31, 1995. According to the Company 1995 10-K, there were 4,250,000 Shares reserved for issuance pursuant to the MEIP as of December 31, 1995. Assuming no options, warrants, rights or other securities convertible into or exercisable or exchangeable for Shares were issued or granted after December 31, 1995, the Purchasers believe there would be 61,795,044 Shares outstanding on a fully diluted basis (i.e., as though all options or other securities convertible into or exercisable or exchangeable for Shares, other than the Rights, the Preferred Shares and the Debentures, had been so converted, exercised or exchanged) and 8,800,000 Preferred Shares outstanding on a fully diluted basis (i.e., as though all options or other securities convertible into or exercisable or exchangeable for Preferred Shares had been so converted, exercised or exchanged). Accordingly, the Purchasers believe that the Minimum Tender Condition would be satisfied if at least an aggregate of 46,346,283 Shares and 6,600,000 Preferred Shares are validly tendered pursuant to the Offers and not withdrawn, assuming no Preferred Shares are converted to Shares. The Purchasers reserve the right (but shall not be obligated), subject to the rules and regulations of the Commission, to waive or amend the Minimum Tender Condition and to purchase fewer than such number of Shares and/or Preferred Shares as would satisfy the Minimum Tender Condition pursuant to the Offers and to waive the Minimum Tender Condition with respect to only the Shares or only the Preferred Shares.

SCI SHAREHOLDER APPROVAL CONDITION

     The Offers are conditioned upon, among other things, the satisfaction of the SCI Shareholder Approval Condition. Pursuant to the rules of the NYSE (on which the SCI Common Stock is listed and the Buyer Common Stock will be listed if the Holding Company Merger is consummated), the issuance of Buyer Common Stock and/or securities exchangeable for Buyer Common Stock must be approved by a majority vote of the holders of SCI Common Stock voting at a meeting of such holders if the number of shares of Buyer Common Stock to be issued or issuable will be equal to or in excess of 20 percent of the shares of Buyer Common Stock outstanding prior to such issuance. Pursuant to the provisions of Texas law, the consummation of the Holding Company Merger must be approved by a vote of two-thirds of the holders of SCI Common Stock eligible to vote at a meeting of such holders. The Purchasers intend to seek such approvals at a special meeting of shareholders to be held promptly.

RIGHTS PLAN CONDITION

     The Offers are conditioned upon, among other things, the satisfaction of the Rights Plan Condition.

     Under the Rights Agreement, one Right was issued for each Share outstanding at the close of business on May 9, 1990 and one Right is to be issued for each additional Share issued thereafter but before the Separation Time (as defined in the Rights Agreement). By creating the potential for substantial dilution of a bidder's position, the Rights Agreement encourages an offeror to proceed by way of a Permitted Bid (as defined in the Rights Agreement) or to approach the Board of Directors of the Company with a view to negotiation. The Rights Agreement's Permitted Bid provision allows bidders to take bids directly to all shareholders of the Company.

     Each Right will entitle the registered holder, after the Separation Time, to purchase from the Company one Share at an exercise price (the "Exercise Price") of C$125. In addition, if a Flip-In Event (as defined in the Rights Agreement) or a Flip-over Transaction or Event (as defined in the Rights Agreement) occurs, each Right will entitle the registered holder to receive, upon payment of the Exercise Price (or in certain circumstances without charge), Shares or other equity securities, debt or other assets of the Company or shares of common stock of another person into which the Company has been merged or amalgamated as a result of the Flip-over Transaction or Event having an aggregate value equal to two times the Exercise Price, subject to certain anti-dilution adjustments. The Rights are not exercisable until the Separation Time.

     On April 7, 1994, the Board of Directors of the Company amended the Rights Agreement to provide that "Inherited Acquisitions", being "acquisitions of Common Shares or Voting Shares made as a result of the death of the Beneficial Owner of such Common Shares or Voting Shares of the Company" will be treated in the same way as Exempt Acquisitions and Permitted Bid Acquisitions in determining the status of a shareholder as an Acquiring Person, a Grandfathered Person, a Grandfathered Person Transferee and a Grandfathered Bidder (as all those terms are defined in the Rights Agreement).

     Under the terms of the Rights Agreement, if the Purchasers were to take up and pay for the Shares under the Offers without the Rights Plan Condition being satisfied, they could suffer significant dilution as a result of the operation of the Rights Agreement.

     The Purchasers believe that the Offers are in the best interests of the Shareholders and that Shareholders should be free to make their own investment decisions whether or not to accept either of the Offers without hindrance. If the Board of Directors of the Company does not waive the application of the Rights Agreement to the Offers and the Second Step Transaction, the Purchasers intend to take legal action that may include applications to the relevant securities authorities to obtain orders to cease trade the Rights and permit the Purchasers to take up and pay for Shares and Preferred Shares tendered pursuant to the Offers and to consummate the Second Step Transaction. The Purchasers believe that the Offers are not a type of offer against which the Rights Agreement was designed to protect as stated in the information circular mailed to shareholders of the Company in connection with the meeting of shareholders held on May 17, 1995 called to reconfirm the Rights Agreement and, accordingly, that a continuing refusal by the Board of Directors of the Company to waive the Rights Agreement in respect of the Offer would be a breach of their fiduciary duties to shareholders.

     The Rights Plan Condition may be satisfied in a number of ways, including the Purchasers determining in their sole discretion that (i) the Board of Directors of the Company has redeemed all outstanding Rights or waived the application of the Rights Agreement to the purchase of the Shares and Preferred Shares by the Purchasers pursuant to the Offers and the Second Step Transaction;
(ii) a cease trading order or an injunction shall have been issued and shall continue in effect that prohibits or prevents the exercise of the Rights or the issue of Shares or other securities or property upon the exercise of the Rights,
(iii) a court of competent jurisdiction shall have made a binding and final order that the Rights are illegal, of no force or effect or may not be exercised in relation to the Offers and the Second Step Transaction, (iv) the Rights and the Rights Agreement shall otherwise have been held unexercisable or unenforceable in relation to the Shares and Preferred Shares pursuant to the Offers and the Second Step Transaction, or (v) the Rights Agreement does not affect the Offers or the Transactions.

COMPANY BOARD CONDITION

     The Offers are conditioned upon, among other things, the satisfaction of the Company Board Condition. This condition may be satisfied by the resignation of at least a majority of the incumbent members of the Board of Directors of the Company and the election of designees of the Purchasers to constitute a majority of the Board of Directors of the Company, in each case in form and substance satisfactory to Purchasers and prior to the consummation of the Offers. Such actions may be conditioned upon the acceptance by the Purchasers of a majority of the Shares (on a fully diluted basis, including for these purposes Shares issuable upon conversion of Preferred Shares) pursuant to the Offers. If a majority of such incumbent members did not resign and a corresponding number of designees of the Purchasers were not elected prior to consummation of the Offers it would be necessary for the Purchasers to requisition a meeting of the Company's shareholders to effect such changes to the Board. It is possible that the Company could take as long as four months from the date of the requisition to hold such a meeting.

REGULATORY CONDITION

     The Offers are conditioned upon, among other things, the satisfaction of the Regulatory Condition.

  HSR Act

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations promulgated thereunder, certain transactions, including the Offers, may not be consummated unless certain waiting period requirements have been satisfied. On October 3, 1996, the Purchasers filed Premerger Notification and Report Forms pursuant to the HSR Act with the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC"). Under the HSR Act, the Offer may not be consummated until expiration of a 30-day waiting period, which may be extended by a request for additional information issued by the FTC or the DOJ. A request for additional information extends the waiting period applicable to consummation of the transaction by 20 days from the date of receipt by the requesting agency of a response by Purchasers constituting substantial compliance with the request for additional information. At any time before or after the expiration of the waiting period, the FTC, the DOJ, State Attorneys General or others could take action under the antitrust laws with respect to the Offers, including seeking to enjoin the consummation of the Offers, to rescind the Offers or to require divestiture of substantial assets of the Purchasers, the Company or their respective affiliates. There can be no assurance that a challenge to the Offers on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

  Competition Act of Canada

     Under the Competition Act (Canada), unless the Director of Investigation and Research of the Competition Branch of Industry Canada issues an advance ruling certificate under the Competition Act in respect of a proposed transaction, that Act requires a notification filing to be submitted to the Director in respect of a transaction that surpasses certain prescribed size and other thresholds. The combination of Purchasers and the Company exceeds the relevant thresholds.

     Under the Competition Act, a notifiable transaction may not be completed prior to the expiration or earlier termination of the applicable waiting period prescribed under that Act. The waiting period in respect of the filing made in connection with the Offers is 21 days after the day on which a complete notification filing is received by the Director. The waiting period is intended to afford the Director an opportunity to review a proposed transaction in order to determine whether it gives rise to substantive competition law concerns.

     On October   , 1996, the Purchasers made a prenotification filing with the
Director pursuant to the Competition Act. That prenotification filing and supporting material provided by the Purchasers is still being reviewed. The Director may apply to the Competition Tribunal (the "Tribunal") to challenge the transactions contemplated by the Offers under the merger provisions of the Competition Act prior to the completion of the transactions contemplated by the Offers or within three years of completion of the transactions contemplated by the Offers if the Director determines that it prevents or lessens or is likely to prevent or lessen competition substantially. The relief that may be ordered by the Tribunal includes, in the case of a completed merger, ordering a dissolution of the merger or a disposition of assets or shares and, in the case of a proposed merger, prohibiting completion of the transaction.

  Investment Canada Act

     The Investment Canada Act is Canada's statute of general application governing the acquisition of control of Canadian businesses by non-Canadians. An acquisition of a Canadian business by an offeror is reviewable if it exceeds certain size thresholds. The transactions contemplated by the Offers exceed these thresholds and are, therefore, reviewable. A reviewable investment is one for which the acquiror must submit an application for review with prescribed information to Investment Canada.

     Before a reviewable investment may be completed, the Minister of the federal Cabinet responsible for the Investment Canada Act (the "Minister") must determine that the investment is likely to be of "net benefit to Canada." The Minister has an initial 45-day period to make his determination. The Minister may extend the period for a further 30 days by giving notice to the prospective acquiror or for such longer period as is agreed upon between the prospective acquiror and the Minister. If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, he must send a notice to that effect to the prospective acquiror, who has 30 days, or an agreed longer period, to make representations and submit undertakings to the Minister in an attempt to change his decision. On the expiration of the 30-day period (or such longer period as has been agreed to), the Minister must notify the prospective acquiror whether he is or is not satisfied that the acquisition is likely to be of net benefit to Canada.

     If the Minister is unable to complete his review or no decision has been taken within the prescribed or agreed upon time, the Minister is deemed to be satisfied that the acquisition is likely to be of net benefit to Canada.

     An application for review of the Offers under the Investment Canada Act was
filed on               1996. The initial 45-day review period will expire on
              1996. Although Buyer believes that the approval of the Minister will be obtained, there can be no assurance of this result.

HOLDING COMPANY MERGER CONDITION

     The Offers are conditioned upon, among other things, the satisfaction of the Holding Company Merger Condition. This condition will be satisfied upon the consummation of the Holding Company Merger by the filing of a certificate of merger with the Secretary of State of the State of Texas, after receipt of the requisite approval of the shareholders of SCI. See "-- SCI Shareholder Approval Condition." The Purchasers will not waive this condition.

CERTAIN OTHER CONDITIONS OF THE OFFERS

     Notwithstanding any other provision of the Offers, the Purchasers shall not be required to accept for exchange any Shares and/or Preferred Shares, may delay the acceptance for exchange of Shares and/or Preferred Shares, and may, in their sole discretion, terminate or amend (including to reduce the consideration payable pursuant to the Offers) the Offers as to any Shares and/or Preferred Shares not then accepted for exchange if, at the Expiration Date, any of the Minimum Tender Condition, the SCI Shareholder Approval Condition, the Rights Plan Condition, the Company Board Condition, the Regulatory Condition or the Holding Company Merger Condition (in each case as defined on the cover pages of this Prospectus) has not been satisfied or, with respect to the Minimum Tender Condition, the SCI Shareholder Approval Condition, the Rights Plan Condition and the Company Board Condition, waived, or if on or after October 1, 1996 and at or prior to the time of the acceptance for exchange of any such Shares or Preferred Shares, any of the following events shall have occurred:

          (a) The shares of Buyer Common Stock which shall be issuable to the shareholders of the Company in the Buyer Offer shall not have been authorized for listing on the NYSE, or the Exchangeable Shares which shall be issuable to the shareholders of the Company in the Canadian Newco Offer shall not have been authorized for listing on the TSE or the ME (in each case subject to official notice of issuance);

          (b) A stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings for that purpose shall have been initiated or threatened by the Commission;

          (c) There shall be threatened, instituted or pending any action, proceeding, application, claim or counterclaim by any government or governmental, regulatory or administrative authority or agency, domestic, foreign or supranational (each, a "Governmental Entity"), or by any other person, domestic or foreign, before any court or Governmental Entity,
     (i)(A) challenging or seeking to, or which is reasonably likely to, make illegal, delay or otherwise directly or indirectly restrain or prohibit, or seeking to, or which is reasonably likely to, impose voting, procedural, price or other requirements, in addition to those required by United States federal securities laws and Applicable Canadian Securities Laws (each as in effect on October 1, 1996), in connection with, the making of the Offers, the acceptance for exchange of, or exchange of, some of or all the Shares and/or the Preferred Shares by the Purchasers, or the consummation of the Second Step Transaction or any other transaction contemplated hereby, (B) seeking to obtain, or which is reasonably likely to result in, material damages or (C) otherwise directly or indirectly relating to the transactions contemplated by the Offers, the Second Step Transaction or any other similar business combination, (ii) seeking to, or which is reasonably likely to, restrain, prohibit or limit the ownership or operation by the Purchasers, SCI or any other affiliate of SCI of all or any portion of the business or assets of the Company and its subsidiaries or of the Purchasers, SCI or any other affiliate of SCI or to compel the Purchasers, SCI or any other affiliate of SCI to dispose of or hold separate all or any portion of the business or assets of the Company or any of its subsidiaries or of the Purchasers, SCI or any other affiliate of SCI or seeking to impose, or which is reasonably likely to result in, any limitation on the ability of the Purchasers, SCI or any other affiliate of SCI to conduct such business or own such assets, (iii) seeking to, or which is reasonably likely to, impose limitations on the ability of the Purchasers, SCI or any other affiliate of SCI effectively to acquire or hold or exercise full rights of ownership of the Shares and/or the Preferred Shares, including, without limitation, the right to vote any Shares and/or Preferred Shares acquired or owned by the Purchasers, SCI or any other affiliate of SCI on all matters properly presented to the Company's shareholders or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company, (iv) seeking to, or which is reasonably likely to, require divestiture by the Purchasers, SCI or any other affiliate of SCI of any Shares and/or Preferred Shares, (v) seeking, or which is reasonably likely to result in, any material diminution in the benefits expected to be derived by the Purchasers, SCI or any other affiliate of SCI as a result of the transactions contemplated by the Offers, the Second Step Transaction or any other similar business combination with the Company, (vi) otherwise directly or indirectly relating to the Offers or which otherwise, in the sole judgment of the Purchasers, might materially adversely affect the Company or any of its subsidiaries or the Purchasers, SCI or any other affiliate of SCI or the value of the Shares and/or the Preferred Shares or
     (vii) in the sole judgment of the Purchasers, adversely affecting the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries;

          (d) There shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended, issued or deemed applicable to (i) the Purchasers, SCI or any other affiliate of SCI or the Company or any of its subsidiaries or (ii) the Offers, the Second Step Transaction or other similar business combination by the Purchasers, SCI or any other affiliate of SCI with the Company, by any government, legislative body or court, domestic, foreign or supranational, or Governmental Entity, other than the routine application of the waiting period provisions of the HSR Act, the Competition Act (Canada) and the Investment Canada Act to the Offers, that, in the sole judgment of the Purchasers, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vii) of paragraph (c) above;

          (e) Any change (or any condition, event or development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries, or in general economic or financial market conditions in the United States, Canada or elsewhere, which is or may be materially adverse to the Company or any of its subsidiaries or its shareholders, or the market price of, or trading in, the Shares or the Preferred Shares, or SCI or Purchasers shall have become aware of any facts which are or may be materially adverse with respect to the value of the Company or any of its subsidiaries or the value of the Shares or the Preferred Shares to the Purchasers or any of their affiliates;

          (f) There shall have occurred or been threatened (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Canada, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada, (iii) any material adverse change (or any existing or threatened condition, event or development involving a prospective material adverse change) in United States, Canadian or any other currency exchange rates or a suspension of, or a limitation on, the markets therefor, (iv) the commencement of a war, armed hostilities or other international or national calamity, directly or indirectly involving the United States or Canada, (v) any limitations (whether or not mandatory) imposed by any governmental authority on, or any event which might have material adverse significance with respect to, the nature or extension of credit or further extension of credit by banks or other lending institutions, (vi) any significant adverse change in securities or financial markets in the United States, Canada or elsewhere, including, without limitation, a decline of at least 15 percent in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from that existing at the close of business on October 1, 1996, or (vii) in the case of any of the foregoing, a material acceleration or worsening thereof;

          (g) The Company or any of its subsidiaries shall have, directly or indirectly, (i) split, combined, subdivided, consolidated or otherwise changed, or authorized or proposed a split, combination, subdivision, consolidation or other change of, the Shares and/or the Preferred Shares or otherwise changed its capitalization, (ii) acquired or otherwise caused a reduction in the number of, or authorized or proposed the acquisition or other reduction in the number of, outstanding Shares and/or Preferred Shares or other securities, other than a redemption of the Rights in accordance with the terms of the Rights Agreement or the conversion of Preferred Shares into Shares in accordance with the special rights and preferences relating to such Preferred Shares, in each case as publicly disclosed to be in effect on October 1, 1996, (iii) issued, distributed or sold, or authorized, proposed or announced the issuance, distribution or sale of, additional Shares and/or Preferred Shares (other than the issuance of Shares under options outstanding prior to October 1, 1996 in accordance with the terms of such options as publicly disclosed prior to October 1, 1996 or in accordance with the conversion of Preferred Shares into Shares as described above), shares of any other class of capital stock, other voting securities or any securities convertible into or exchangeable for, or rights, warrants or options, conditional or otherwise, to acquire, any of the foregoing, (iv) declared or paid, or proposed to declare or pay, any dividend (other than regular quarterly cash dividends not to exceed $.05 per Share and C$0.375 per Preferred Share, in each case, having customary and usual record and payment dates) or other distribution, whether payable in cash, securities or other property, on or with respect to any shares in the capital of the Company (other than a distribution in respect of a redemption of the Rights in accordance with the Rights Agreement as publicly disclosed to be in effect on October 1,
     1996), (v) altered or proposed to alter any material term of any outstanding security (including the Rights) other than to amend the Rights Agreement to make the Rights inapplicable to the Offers and the Second Step Transaction, (vi) issued, distributed or sold, or authorized or proposed the issuance, distribution or sale of, any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred, or authorized or proposed the incurrence of, any debt other than in the ordinary course of business or any debt containing burdensome covenants, (vii) authorized, recommended, proposed, entered into or announced its intention to enter into an agreement with respect to, or to cause, any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets or securities, disposition of assets or securities, release or relinquishment of any material contractual or other right of the Company or any of its subsidiaries or any comparable event (other than the Second Step Transaction), (viii) authorized, recommended, proposed or entered into, or announced its intention to authorize, recommend, propose or enter into, any agreement or arrangement with any person or group that in the sole judgment of the Purchasers could adversely affect either the value of the Company or any of its subsidiaries or the value of the Shares and/or the Preferred Shares to the Purchasers, SCI or any other affiliate of SCI, (ix) entered into any employment, severance or similar agreement, arrangement or plan with or for the benefit of any of its employees other than in the ordinary course of business in accordance with past practice or entered into or amended any agreements, arrangements or plans or exercised any discretion conferred on the Company's or any subsidiary's board of directors or any committee thereof so as to provide for increased or accelerated benefits to any employees as a result of or in connection with the transactions contemplated by the Offers, the Second Step Transaction or any other business combination or otherwise amended any such agreement, arrangement or plan to make the same more favorable to any such employee, or SCI or the Purchasers shall have learned about any such action which shall not have been previously publicly disclosed by the Company, (x) except as may be required by law, taken any action to terminate or amend any employee benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company or any of its subsidiaries, or the Purchasers or SCI shall have become aware of any such action that was not disclosed in publicly available filings prior to October 1, 1996, (xi) amended, or authorized or proposed any amendment to, its articles or memorandum or any other material agreement (other than any amendment which provides that the Rights are inapplicable to the Offers and the Second Step Transaction), or SCI or the Purchasers shall become aware that the Company or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to October 1, 1996 or (xii) otherwise acted out of the ordinary course of business, consistent with past practice;

          (h) A tender or exchange offer, takeover bid or insider bid for some portion or all of any outstanding securities of the Company or any of its subsidiaries (including the Shares, Preferred Shares or Rights) shall have been publicly proposed to be made or shall have been made by another person (including the Company or any of its subsidiaries or affiliates), or it shall have been publicly disclosed or SCI or the Purchasers shall have learned that (i) any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire securities such that it would beneficially own more than 5 percent of any class or series of capital stock of the Company (including the Shares, Preferred Shares or Rights) or its subsidiaries or shall have been granted any option or right to acquire securities such that it would beneficially own more than 5 percent of any class or series of capital stock of the Company (including the Shares, Preferred Shares or Rights) or its subsidiaries, other than acquisitions of Shares for bona fide arbitrage positions, or
     (ii) any such person, entity or group which has publicly disclosed any such ownership of more than 5 percent of any class or series of capital stock of the Company (including the Shares, Preferred Shares or Rights) or its subsidiaries prior to October 1, 1996 shall have acquired or proposed to acquire additional shares of any class or series of capital stock of the Company (including the Shares, Preferred Shares or Rights) or its subsidiaries constituting more than 1 percent of such class or series or shall have been granted any option or right to acquire more than 1 percent of such class or series of capital stock of the Company (including the Shares, Preferred Shares or Rights) or its subsidiaries, (iii) any group shall have been formed which beneficially owns more than 5 percent of any class or series of capital stock of the Company (including the Shares, Preferred Shares or Rights) or its subsidiaries, (iv) any person, entity or group shall have entered into a definite agreement or an agreement in principle or made a proposal with respect to a tender offer or exchange offer for the Shares, Preferred Shares or Rights or a merger, consolidation or other business combination with or involving the Company or its subsidiaries, or (v) any person, entity or group shall have filed a Premerger Notification and Report Form under the HSR Act in order to, or made a public announcement reflecting an intent to, acquire the Company or assets or securities of the Company or its subsidiaries;

          (i) (i) the Company, SCI and the Purchasers shall have reached an agreement or understanding that the Offers be terminated or amended or the exchange of Buyer Common Stock and/or Exchangeable Shares for Shares or Preferred Shares be postponed pursuant thereto, or (ii) SCI, the Purchasers, or any of their affiliates shall have entered into a definitive agreement or announced an agreement in principle with respect to the Second Step Transaction or any other business combination with the Company or any of its affiliates or the purchase of any material portion of the securities or assets of the Company or any of its subsidiaries;

          (j) SCI or the Purchasers shall become aware (i) that any material contractual right of the Company or any of its subsidiaries shall be impaired or otherwise adversely affected or that any material amount of indebtedness of the Company or any of its subsidiaries shall become accelerated or otherwise become due or become subject to acceleration prior to its stated due date, in any case with or without notice or the lapse of time or both as a result of or in connection with the transactions contemplated by the Offers or the Second Step Transaction or (ii) of any covenant, term or condition in any of the Company's or any of its subsidiaries' instruments or agreements that has or may have (whether considered alone or in the aggregate with other covenants, terms or conditions), a material adverse effect on (x) the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries (including, but not limited to, any event of default that may ensue as a result of the consummation of the Offers or the Second Step Transaction or the acquisition of control of the Company or any of its subsidiaries) or
     (y) the value of the Shares or the Preferred Shares in the hands of the Purchasers or any other affiliate of SCI or (z) the consummation by the Purchasers or any of their affiliates of the Second Step Transaction or any other business combination involving the Company; or

          (k) Any approval, permit, authorization, favorable review or consent of any Governmental Entity shall not have been obtained on terms satisfactory to the Purchasers in their sole discretion;

which, in the sole judgment of the Purchasers in any such case, and regardless of the circumstances (including any action or inaction by the Purchasers, SCI or any other affiliate of SCI) giving rise to any such event or condition, makes it inadvisable to proceed with the Offers and/or with such acceptance for exchange of Shares and/or Preferred Shares.

     While the Acquisition will require certain approvals, notices or exemptions in certain states and foreign jurisdictions where SCI, the Purchasers, the Company and their respective affiliates are engaged in business, the Purchasers do not currently anticipate any significant difficulties in obtaining such approvals or any material impact on the operations of the combined entity if any such approvals are not obtained.

     The foregoing conditions are for the sole benefit of the Purchasers and may be asserted by the Purchasers regardless of the circumstances giving rise to any such conditions (including any action or inaction by the Purchasers) or may be waived by the Purchasers in whole or in part and with respect to either Offer or such Offers and with respect to the Shares and/or the Preferred Shares. The determination as to whether any condition has been satisfied shall be in the sole judgment of the Purchasers and will be final and binding on all parties. The failure by the Purchasers at any time prior to acceptance of Shares and/or Preferred Shares pursuant to the Offers to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to acceptance of Shares and/or Preferred Shares pursuant to the Offers. The waiver of a condition as to a particular Purchaser or a particular class of securities will not be deemed a waiver of any condition by the other Purchaser or with respect to any other class of security.

RELATIONSHIPS WITH THE COMPANY

     In 1996, SCI acquired from a third party properties in Bellevue, Washington, on which are situated three funeral homes leased by the Company. Pursuant to the lease, the Company pays to SCI annual rentals, including percentage rent, of approximately $140,000. The lease expires in January 2005.

     SCI's Provident subsidiary provides capital financing to independent funeral home and cemetery operators. From time to time, Provident has had loans outstanding to certain borrowers who sold their businesses to the Company or its affiliates. In such cases, Provident's loans were fully repaid in connection with the sales of such businesses except for one loan which remains outstanding. At August 30, 1996, this loan had an outstanding balance of $1,319,882, an interest rate of 9.25 percent, and a maturity date of May 1, 1998. The obligor on the loan is 50 percent owned by a corporation in which the Company has an equity interest. The Company also has an equity interest in a guarantor of the loan.

     Except as set forth herein, none of SCI, the Purchasers or, to the best of their knowledge, any of the persons listed in Schedule A hereto has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since January 1, 1994, between the Purchasers or, to the best of their knowledge, any of the persons listed in Schedule A hereto, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. None of SCI, the Purchasers, or, to the best of their knowledge, any of the persons listed in Schedule A hereto, has since January 1, 1994 had any transaction with the Company or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the Commission or the Canadian Securities Regulatory Authorities applicable to the Offers. Schedule B herein lists the Share and Preferred Share ownership of and recent trading in such securities by, SCI and its subsidiaries and the Dealer Managers.

FEES AND EXPENSES

     J.P. Morgan Securities Inc. ("J.P. Morgan") and TD Securities Inc. ("TD Securities") are acting as financial advisors and Dealer Managers in connection with the Offers pursuant to financial advisory and Dealer Manager Agreements. SCI has agreed to pay J.P. Morgan, as compensation for its financial advisory services (including services as Dealer Manager) in connection with the Offers, a fee of $500,000 (the "Announcement Fee"), which became payable upon the public announcement by SCI of its intention to seek a business combination with the Company, and an additional fee of $12,000,000 (the "Success Fee"), against which the Announcement Fee will be credited, which will be payable upon consummation of the Offers. SCI has agreed to pay TD Securities, as compensation for its financial advisory services (including services as

Dealer Manager) in connection with the Offers, a fee of $150,000 (the "TD Initial Fee") which became payable upon the execution of the engagement agreement between the parties, and an additional fee of $2,000,000 against which the TD Initial Fee will be credited, which will be payable upon the consummation of the Offers. In addition, SCI has agreed to reimburse each of J.P. Morgan and TD Securities for their expenses, including the fees and expenses of their counsel, in connection with the Offers, and has agreed to indemnify each of J.P. Morgan and TD Securities against certain liabilities and expenses in connection with the Offers, including liabilities under the Applicable Canadian Securities Laws and the federal securities laws of the United States.

     In addition to the fees to be received by J.P. Morgan in connection with its engagement as financial advisor to SCI, J.P. Morgan has in the past rendered various investment banking and financial advisory services for SCI for which it has received customary compensation.

     The Purchasers will pay a solicitation fee of $0.35 for each Share and $0.23 for each Preferred Share for any Shares or Preferred Shares tendered and accepted for exchange pursuant to the Offers, covered by a Letter of Transmittal which designates as having solicited and obtained the tender, the name of (A) with respect to Shares and Preferred Shares tendered by a person other than a Canadian Holder (i) any broker or dealer in securities, including J.P. Morgan in its capacity as a broker or dealer, who is a member of any U.S. national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, and (iii) any bank or trust company, and (B) with respect to Shares and Preferred Shares tendered by Canadian Holders, any Canadian broker or dealer in securities, including TD Securities in its capacity as a broker or dealer in securities, which is part of the Canadian Soliciting Dealer Group (as defined below) (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares or Preferred Shares by a shareholder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder and no such fee shall be payable with respect to Shares or Preferred Shares owned and tendered by a Soliciting Dealer for its own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Purchasers, SCI, the Exchange Agent, the Canadian Forwarding Agent or the Dealer Managers for purposes of the Offers. The aggregate amount payable to all Soliciting Dealers with respect to any one beneficial owner will be a minimum of $100 and a maximum of $1500. Where Shares or Preferred Shares deposited and registered in a single name are beneficially owned by more than one person, the minimum and maximum amounts will be applied separately in respect of each such beneficial owner. The Purchasers may require the Soliciting Dealer to furnish evidence of beneficial ownership satisfactory to the Purchasers. When a single beneficial owner deposits Shares or Preferred Shares, as the case may be, all such securities will be aggregated in determining whether the maximum applies.

     TD Securities has undertaken to form a soliciting dealer group (the "Canadian Soliciting Dealer Group") comprised of members of the Investment Dealers Association of Canada and members of the stock exchanges in Canada to solicit acceptances of the Offers in Canada. Members of the Canadian Soliciting Dealer Group shall be eligible to receive the soliciting dealer's fees as aforesaid.

     SCI has also retained MacKenzie Partners, Inc. to act as Information Agent in connection with the Offers. The Information Agent may contact holders of Shares and Preferred Shares by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the materials relating to the Offers to beneficial owners of Shares and Preferred Shares. The Information Agent will receive a fee estimated not to
exceed $          for such services, plus reimbursement of out-of-pocket
expenses and SCI will indemnify the Information Agent against certain liabilities and expenses in connection with the Offers, including liabilities under Applicable Canadian Securities Laws and United States federal securities laws.

     SCI will pay the Exchange Agent and the Canadian Forwarding Agent reasonable and customary compensation for its services in connection with the Offers, plus reimbursement for out-of-pocket expenses, and will indemnify the Exchange Agent against certain liabilities and expenses in connection therewith, including liabilities under the Applicable Canadian Securities Laws and United States federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by SCI for customary mailing and handling expenses incurred by them in forwarding material to their customers.

ACCOUNTING TREATMENT

     The Purchasers intend to account for the Acquisition using the pooling-of-interests method of accounting in accordance with U.S. GAAP. In order to account for the Acquisition as a pooling-of-interests, the combining companies must meet certain specified criteria including among other things, (i) Buyer must acquire the Company within one year of "initiation" of the Acquisition, and at least 90 percent of the Shares must be acquired in exchange for Buyer Common Stock or Exchangeable Shares or any combination thereof (the "Pooling Percentage Requirement"), and (ii) no affiliate of the Company may dispose of his stock of the Company or Buyer during the period (the "Pooling Period") beginning 30 days prior to consummation of the Second Step Transaction and ending upon the date of publication of financial statements of Buyer covering operations of Buyer for at least 30 days following consummation of the Second Step Transaction (the "Pooling Period Requirement").

     The occurrence of certain events may preclude accounting for the Acquisition as a pooling-of-interests. Among other things, (i) if (a) shareholders of the Company are afforded dissent rights in the Second Step Transaction and (b) holders of more than 10 percent of the aggregate of the outstanding Shares and Preferred Shares dissent to the Second Step Transaction and receive cash for their Shares, the Pooling Percentage Requirement would be violated, and (ii) if one or more affiliates of the Company were to dispose of or otherwise reduce his or her risk with respect to all or some portion of such affiliate's Shares or shares of Buyer Common Stock or Exchangeable Shares during the Pooling Period, the Pooling Period Requirement would be violated. The events described above are not within the control of Buyer, SCI, Canadian Newco or the Company.

     Under the pooling-of-interests method of accounting, the recorded assets and liabilities of the Company and SCI will be carried forward to Buyer at their recorded amounts, income of Buyer for the fiscal year in which the Second Step Transaction occurs will include income of the Company and SCI for such fiscal year and the reported income of the separate companies for prior periods will be combined and restated as income of Buyer. No recognition of purchase price in excess of the carrying value of the net assets of the Company is required of Buyer.

     In the event that the Acquisition may not be accounted for as a pooling-of-interests, the Purchasers intend to account for the Acquisition using the purchase method of accounting in accordance with U.S. GAAP. See "Unaudited Pro Forma Combined Financial Information."

STOCK EXCHANGE LISTING

     The SCI Common Stock is listed on the NYSE. Application will be made (i) to list the Buyer Common Stock to be issued pursuant to the Buyer Offer on the NYSE, and (ii) to list the Exchangeable Shares to be issued pursuant to the Canadian Newco Offer on the TSE and the ME.

DISSENT RIGHTS

     The Purchasers intend that the Second Step Transaction be effected pursuant to an arrangement which will not contemplate dissent rights to shareholders. The BC Court has jurisdiction to order that the statutory dissent rights specified in the BCCA shall be available to shareholders who do not vote in favor of the arrangement or to provide such other dissent or appraisal rights as the BC Court in its discretion may determine.

     The BCCA provides that shareholders of a company who exercise statutory dissent rights with respect to any of their shares shall be paid the fair value (as determined by the BC Court) of those shares as of the day before the resolution giving rise to the dissent rights is passed (including any appreciation or depreciation in anticipation of the vote).

ELIGIBILITY FOR INVESTMENT IN CANADA

     In the opinion of Tory Tory DesLauriers & Binnington, Canadian counsel to SCI and the Purchasers, the Exchangeable Shares offered hereby will be, if the Offers and the Second Step Transaction were consummated on the date hereof, eligible investments or will not be precluded as investments, in each case subject to general investment provisions and in certain cases subject to prudent investment requirements and additional requirements relating to investment or lending policies or goals under the following statutes and regulations thereunder:

    Insurance Companies Act (Canada)
     Loan and Trust Corporations Act (Ontario)
     Pension Benefits Standards Act, 1985 (Canada)
     Supplemental Pensions Plans Act (Quebec)
     Trust and Loan Companies Act (Canada)
     an Act respecting insurance (Quebec)
     Pension Benefits Act (Ontario)

     Provided they are listed on a prescribed stock exchange in Canada (which currently includes the TSE and the ME), the Exchangeable Shares will not be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. The Ancillary Rights will be foreign property under the Canadian Tax Act. However, SCI and the Purchasers are of the view that the fair market value of such rights is generally nominal. Buyer Common Stock will be foreign property under the Canadian Tax Act.

     Provided they are listed on a prescribed stock exchange in Canada (which currently includes the TSE and the ME), the Exchangeable Shares will be a qualified investment under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. Buyer Common Stock will be a qualified investment under the Canadian Tax Act for such plans provided such shares remain listed on the NYSE (or are listed on another prescribed stock exchange). The Ancillary Rights will not be qualified investments under the Canadian Tax Act. However, SCI and the Purchasers are of the view that the fair market value of such rights is generally nominal.

                     CERTAIN U.S. AND CANADIAN FEDERAL TAX
                        CONSEQUENCES OF THE ACQUISITION

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO SHAREHOLDERS OF THE COMPANY

     In the opinion of Tory Tory DesLauriers & Binnington, Canadian counsel for SCI and the Purchasers, the following is an accurate summary of the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to shareholders of the Company who, for purposes of the Canadian Tax Act, hold their Shares or Preferred Shares and will hold their Exchangeable Shares and Buyer Common Stock as capital property and deal at arm's length with the Company, Buyer and Canadian Newco. This summary does not apply to a shareholder with respect to whom Buyer is or will be a foreign affiliate within the meaning of the Canadian Tax Act.

     The Shares and Preferred Shares will generally be considered to be capital property to a shareholder unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market" property for purposes of the Canadian Tax Act. Shareholders who are resident in Canada and whose Shares or Preferred Shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the Canadian Tax Act. Shareholders who do not hold their shares as capital property should consult their own tax advisers regarding their particular circumstances and, in the case of certain "financial institutions" (as defined in the Canadian Tax Act), the potential application to them of the "mark-to-market" rules in the Canadian Tax Act, as the following summary does not apply to such shareholders.

     This summary is based on the Canadian Tax Act, the regulations thereunder, the Canada-United States Income Tax Convention (the "Tax Treaty") and counsel's understanding of the administrative practices published by Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"), all in effect as of the date of this Registration Statement. This summary takes into account all specific proposals to amend the Canadian Tax Act and regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals"), although no assurances can be given that the Tax Proposals will be enacted in the form presented, or at all. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been sought or obtained from Revenue Canada to confirm the tax consequences of any of the transactions described herein.

     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

     In computing a shareholder's liability for tax under the Canadian Tax Act, any cash amounts received by the shareholder in U.S. dollars must be converted into the Canadian dollar equivalent, and the amount of any non-cash consideration received by the shareholder must be expressed in Canadian dollars, generally determined at the time such consideration is received.

     The following summary (including the ability to make an election to obtain a rollover) is equally applicable whether a shareholder exchanges Shares or Preferred Shares in the Buyer Offer or the Canadian Newco Offer, as the case may be, or in the Second Step Transaction where the Second Step Transaction is effected in the manner currently intended by the Purchasers. See "The
Offers -- Purpose of the Offers; the Transactions." Different tax consequences could apply if the Second Step Transaction is effected in a different manner.

SHAREHOLDERS RESIDENT IN CANADA

     The following portion of the summary is applicable to shareholders of the Company who, for purposes of the Canadian Tax Act, are resident or deemed to be resident in Canada.

  Exchange of Shares or Preferred Shares for Exchangeable Shares and Ancillary Rights

     (i)Non-Rollover Transaction. A holder who exchanges Shares (including any related Rights) or Preferred Shares for Exchangeable Shares (including any related Exchangeable Share Rights) and Ancillary Rights will, unless such holder makes a joint election under subsection 85(1) or 85(2) of the Canadian Tax Act as discussed below, be considered to have disposed of such shares for proceeds of disposition equal to the sum of (i) any cash received by such holder in respect of a fractional Exchangeable Share, (ii) the fair market value of the Exchangeable Shares acquired by such holder on the exchange and (iii) the fair market value of the Ancillary Rights and Exchangeable Share Rights acquired by such holder on the exchange, and, as a result, the holder will in general realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares. The cost to a holder of Exchangeable Shares, Ancillary Rights and Exchangeable Share Rights acquired on the exchange will be equal to the fair market value of such shares and rights at the time of the exchange.

     (ii)Rollover Transaction. An Eligible Holder, as defined below, who exchanges Shares (including any related Rights) or Preferred Shares for Exchangeable Shares and Ancillary Rights may make a joint election with Canadian Newco pursuant to subsection 85(1) of the Canadian Tax Act (or, in the case of a holder that is a partnership, pursuant to subsection 85(2) of the Canadian Tax
Act) and thereby obtain a full or partial tax deferred "rollover" for Canadian income tax purposes, depending on the amount selected in the election to be the proceeds of disposition of the shares (the "Elected Amount") and the adjusted cost base to the holder of the shares at the time of the exchange. So long as, at the time of the exchange, the aggregate adjusted cost base to an Eligible Holder of the holder's Shares (including any related Rights) or Preferred Shares exceeds the sum of (i) any cash received in respect of a fractional Exchangeable Share and (ii) the fair market value of the Ancillary Rights acquired by such holder on the exchange, the holder may elect so as to not realize a capital gain for the purposes of the Canadian Tax Act on the exchange.

     IN ORDER TO MAKE AN ELECTION, AN ELIGIBLE HOLDER MUST ENSURE THAT A DULY COMPLETED AND SIGNED TAX ELECTION PACKAGE IS RECEIVED BY THE CANADIAN FORWARDING AGENT AT ITS PRINCIPAL OFFICE ON OR BEFORE THE EARLIER OF (A) THE DAY WHICH IS 30 DAYS PRIOR TO THE DATE ON WHICH THE ELECTION IS DUE TO BE FILED WITH THE RELEVANT TAX AUTHORITIES, AND (B) MARCH 31 FOR EXECUTION AND FILING BY CANADIAN NEWCO OTHERWISE, THEY (I) WILL NOT BE ABLE TO BENEFIT AT ALL FROM THE ROLLOVER PROVISIONS IF RECEIVED BY THE CANADIAN FORWARDING AGENT AFTER MARCH 31, AND (II) MAY NOT BE ABLE TO BENEFIT FROM THE MAKING OF AN ELECTION WITHOUT APPLICABLE LATE FILING PENALTIES IF RECEIVED BY THE CANADIAN FORWARDING AGENT AFTER THE DAY WHICH IS 30 DAYS PRIOR TO THE DATE ON WHICH THE ELECTION IS DUE, IN THAT CANADIAN NEWCO HAS AGREED TO EXECUTE ANY PROPERLY COMPLETED TAX ELECTION PACKAGES WHICH THE CANADIAN FORWARDING AGENT RECEIVED ON OR BEFORE MARCH 31 AND TO FORWARD SUCH TAX ELECTION PACKAGES BY MAIL TO THE APPROPRIATE TAX AUTHORITIES WITHIN THIRTY DAYS OF THE CANADIAN FORWARDING AGENT'S RECEIPT. ACCORDINGLY, ELIGIBLE HOLDERS THAT ARE INDIVIDUALS SHOULD ENSURE THAT PROPERLY COMPLETED TAX ELECTION PACKAGES ARE RECEIVED BY THE CANADIAN FORWARDING AGENT ON OR BEFORE MARCH 31, 1997. ELIGIBLE HOLDERS SHOULD BE AWARE THAT CANADIAN NEWCO WILL NOT EXECUTE ANY ELECTIONS RECEIVED BY THE CANADIAN FORWARDING AGENT AFTER MARCH 31 AND THUS ANY SHAREHOLDER WHO DOES NOT ENSURE THAT THE CANADIAN FORWARDING AGENT HAS RECEIVED A DULY COMPLETED TAX ELECTION PACKAGE ON OR BEFORE MARCH 31 WILL NOT BE ABLE TO BENEFIT AT ALL FROM THE ELECTION.

     The tax election package consists of: (a) two copies of Revenue Canada election form T2057 (or, in the event that the Shares or Preferred Shares are held as partnership property, Revenue Canada election form T2058); (b) for shareholders required to file in Quebec, two copies of Quebec election form TP-518V (or, in the event that the Shares or Preferred Shares are held as partnership property, three copies of form TP-529V); and (c) a tax election filing authorization letter (in duplicate if the Eligible Holder is required to file in Quebec). The tax election package also will include a letter of instructions and will provide additional rules regarding the rights and obligations of Canadian Newco and shareholders in respect of the making and filing of elections. The tax election package may be obtained from the Canadian Forwarding Agent. An Eligible Holder interested in obtaining a tax election package should indicate same on the Letter of Transmittal accompanying this Prospectus in the space provided therein.

     Where Shares or Preferred Shares are held in joint ownership and two or more of the co-owners wish to elect, one of the co-owners designated for such purpose should file the designation and a copy of the Revenue Canada election form T2057 (and where applicable, the corresponding Quebec form) for each co-owner along with a list of all co-owners electing, which list should contain the address and social insurance number or tax account number of each co-owner. Where the Shares or Preferred Shares are held as partnership property, a partner designated by the partnership must file one copy of Revenue Canada election form T2058 on behalf of all members of the partnership (and where applicable, the corresponding form in duplicate with the Quebec taxation authorities). Such Revenue Canada election form T2058 (and Quebec form, if applicable) must be accompanied by a list containing the name, address, social insurance number or account number of each partner as well as the letter signed by each partner authorizing the designated partner to complete and file the form.

     In general, where an election is made, the Elected Amount must comply with the following rules:

          1. The Elected Amount may not be less than the sum of (i) any cash received in respect of a fractional Exchangeable Share and (ii) the fair market value of the Ancillary Rights acquired on the exchange.

          2. The Elected Amount may not be less than the lesser of the adjusted cost base to the holder of the holder's Shares (including any related Rights) or Preferred Shares exchanged, determined immediately before the time of the exchange, and the fair market value of the Shares (including any related Rights) or Preferred Shares at that time.

          3. The Elected Amount may not exceed the fair market value of the Shares (including any related Rights) or Preferred Shares at the time of the exchange.

     Where a holder and Canadian Newco make an election, the tax treatment to the holder generally will be as follows:

          1. The holder's Shares (including any related Rights) or Preferred Shares will be deemed to have been disposed of for proceeds of disposition equal to the Elected Amount.

          2. If the proceeds of disposition of the Shares (including any related Rights) or Preferred Shares are equal to the aggregate of the adjusted cost base to the holder of the holder's shares, determined immediately before the exchange, and any costs of disposition, no capital gain or capital loss will be realized by the holder.

          3. To the extent that the proceeds of disposition of the Shares (including any related Rights) or Preferred Shares exceed (or are less than) the aggregate of the adjusted cost base thereof to the holder and any costs of disposition, the holder will in general realize a capital gain (or capital loss).

          4. The cost to a holder of Ancillary Rights received on the exchange will be equal to the fair market value thereof at that time and the cost to a holder of Exchangeable Shares received on the exchange will be equal to the amount by which the proceeds of disposition of the Shares (including any related Rights) or Preferred Shares exchanged by the holder exceeds the amount of any cash received in respect of a fractional Exchangeable Share and the fair market value of the Ancillary Rights received on the exchange.

     An "Eligible Holder" is a holder of Shares or Preferred Shares (i) who is resident in Canada for the purposes of the Canadian Tax Act, other than any such holder who is exempt from tax thereunder, (ii) who is not resident in Canada for the purposes of the Canadian Tax Act and whose Shares or Preferred Shares constitute taxable Canadian property (as defined in the Canadian Tax Act), provided that any gain realized by such non-resident holder from the disposition of such shares would not be exempt from Canadian tax by virtue of an applicable income tax convention, or (iii) which is a partnership that owns Shares or Preferred Shares if one or more of its members would be an Eligible Holder if such member held directly such shares.

     Compliance with the requirements for a valid election will be the sole responsibility of the Eligible Holder making the election. Canadian Newco will not be responsible for the proper completion of such election and such Eligible Holder will be solely responsible for the payment of any late filing penalties. Canadian Newco will not execute or file tax election packages received by the Canadian Fowarding Agent after March 31, 1997.

     In order for Revenue Canada (and where applicable the Ministere du Revenu du Quebec) to accept the tax election packages without a late filing penalty being paid by an Eligible Holder, the tax election package, duly completed and executed by both the Eligible Holder and Canadian Newco, must be received by such Revenue authorities on or before the day that is the earliest of the days on or before which either Canadian Newco or the Eligible Holder is required to file an income tax return for the taxation year in which the exchange occurs. Thus, where the exchange occurs in 1996, the tax election package will, in the case of individuals, have to be received by the Canadian Fowarding Agent no later than March 31, 1997 in order to ensure that if Canadian Newco mails the tax election package to the Revenue authorities thirty days after the receipt by the Canadian Fowarding Agent it is received by the Revenue authorities by April 30, 1997 (being generally the last day for filing the tax returns for the 1996 taxation year of individuals). Eligible Holders other than individuals are urged to consult their own advisors as soon as possible respecting the deadlines applicable to their own particular circumstances. Canadian Newco's taxation year is scheduled to end December 31, 1996.

     It is therefore recommended to all Eligible Holders who wish to make the election that they give their immediate attention to this matter. Eligible Holders are referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R2 issued by Revenue Canada for further information respecting the election. Eligible Holders wishing to make the election should consult their own tax advisors. The comments herein with respect to such elections are provided for general assistance only. The law in this area is complex and contains numerous technical requirements. Compliance with such requirements to ensure the validity of the election will be the sole responsibility of the Eligible Holder.

     For these purposes, a holder of Shares or Preferred Shares will be required to determine the fair market value of the Ancillary Rights received on the exchange on a reasonable basis for purposes of the Canadian Tax Act. Buyer is of the view and has advised counsel that the Ancillary Rights have only nominal value. The tax election forms will be executed by Canadian Newco on the basis that the fair market value of the Ancillary Rights is a nominal amount per Exchangeable Share issued on the exchange, to be determined by Canadian Newco. Such amount will be provided to shareholders in the letter of instructions included in the tax election package. Such determinations of value are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this.

  Exchange of Shares or Preferred Shares for Buyer Common Stock.

     A holder who exchanges Shares (including any related Rights) or Preferred Shares for Buyer Common Stock (including any related Buyer Rights) will be considered to have disposed of such shares for proceeds of disposition equal to the sum of (i) the fair market value of the Buyer Common Stock (including any related Buyer Rights) acquired by such holder on the exchange and (ii) any cash received by such holder in respect of a fractional share of Buyer Common Stock, and, as a result, the holder will in general realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares. The cost to a holder of Buyer Common Stock acquired on the exchange will be equal to the fair market value of such shares at the time of the exchange, to be averaged with the adjusted cost base of any other Buyer Common Stock held by the holder as capital property.

  Call Rights

     SCI is of the view and has advised counsel that the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right (each as defined herein) have nominal value and that accordingly, no amount should be allocated to the Call Rights. On this basis, no shareholder should realize a gain at the time that any of such rights are granted to Buyer. Such determinations of value are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this.

  Dividends

     Dividends on Exchangeable Shares. In the case of a shareholder who is an individual, dividends received or deemed to be received on the Exchangeable Shares will be included in computing the shareholder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

     Subject to the discussion below as to the denial of the dividend deduction, in the case of a shareholder that is a corporation, other than a "specified financial institution" as defined in the Canadian Tax Act, dividends received or deemed to be received on the Exchangeable Shares will be included in computing the corporation's income and will normally be deductible in computing its taxable income. Buyer is a specified financial institution for purposes of the Canadian Tax Act; where Buyer (or any person with whom Buyer does not deal at arm's length) is a specified financial institution at the time a dividend is received or deemed to be received, the dividend deduction for a corporate shareholder will not apply unless at that time, the Exchangeable Shares are listed on a prescribed stock exchange (which currently includes the TSE and the ME), Buyer controls Canadian Newco, and the recipient (together with persons with whom the recipient does not deal at arm's length or any partnership or trust of which the recipient or person is a member or beneficiary, respectively) does not receive dividends on more than 10 percent of the issued and outstanding Exchangeable Shares.

     In the case of a shareholder that is a specified financial institution, such a dividend also will not be deductible in computing its taxable income unless either: (i) the specified financial institution did not acquire the Exchangeable Shares in the ordinary course of the business carried on by such institution; or (ii) at the time of the receipt of the dividend by the specified financial institution, the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE and the ME) and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (or is not deemed to receive) dividends in respect of more than 10 percent of the issued and outstanding Exchangeable Shares. A corporation is a specified financial institution for purposes of the Canadian Tax Act if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by such persons or a combination thereof, and corporations controlled by or related to such entities.

     A shareholder that is a "private corporation" (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3 percent on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the shareholder's taxable income. A shareholder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3 percent on dividends or deemed dividends that are not deductible in computing taxable income.

     The Exchangeable Shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Accordingly, Canadian Newco will be subject to a 66 2/3 percent tax under Part VI.1 of the Canadian Tax Act on dividends paid or deemed to be paid on the Exchangeable Shares and will be entitled to deduct 9/4 of the tax payable in computing its taxable income under Part I of the Canadian Tax Act.

     Dividends on Buyer Common Stock. Dividends on Buyer Common Stock will be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A corporation that is a shareholder will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3 percent on such dividends. United States non-resident withholding tax on such dividends will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act.

  Redemption or Exchange of Exchangeable Shares

     On the redemption (including a retraction) of an Exchangeable Share by Canadian Newco, the holder of an Exchangeable Share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (the fair market value at that time of Buyer Common Stock received by the shareholder from Canadian Newco on the redemption plus the amount of any accrued but unpaid dividends on the Exchangeable Share) exceeds the paid-up capital (for purposes of the Canadian Tax Act) at that time of the Exchangeable Share so redeemed. The amount of any such deemed dividend will be subject to the tax treatment described above under "-- Dividends -- Dividends on Exchangeable Shares." On the redemption, the holder of an Exchangeable Share will also be considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend. A holder will in general realize a capital gain (or a capital loss) equal to the amount by which the adjusted cost base to the holder of the Exchangeable Share is less than (or exceeds) such proceeds of disposition. See "-- Taxation of Capital Gain or Capital Loss" below. In the case of a shareholder that is a corporation, in some circumstances the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend.

     On the exchange of an Exchangeable Share by the holder thereof with Buyer for Buyer Common Stock, the holder will in general realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the Exchangeable Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Share. For these purposes, the proceeds of disposition will be the fair market value of Buyer Common Stock at the time of the exchange plus the sum of the amount of any accrued but unpaid dividends on the Exchangeable Share received by the holder as part of the exchange consideration and the amount of any cash received in lieu of a fractional share. See "-- Taxation of Capital Gain or Capital Loss" below.

  Taxation of Capital Gain or Capital Loss

     Three-quarters of any such capital gain (the "taxable capital gain") realized on an exchange of Shares (including any related Rights) or Preferred Shares on a retraction, redemption or exchange of Exchangeable Shares or on a disposition of Buyer Common Stock will be included in the shareholder's income for the year of disposition. Three-quarters of any capital loss so realized (the "allowable capital loss") may be deducted by the holder against taxable capital gains for the year of disposition. Any excess of allowable capital losses over taxable capital gains of the shareholder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years.

     Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3 percent on taxable capital gains.

     If the holder of a Share, Preferred Share or Exchangeable Share is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares, Preferred Shares or Exchangeable Shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

  Acquisition and Disposition of Buyer Common Stock

     The cost of Buyer Common Stock received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of such Buyer Common Stock at the time of such event.

     A disposition or deemed disposition of Buyer Common Stock by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of Buyer Common Stock immediately before the disposition.

  Foreign Property Information Reporting

     A holder of Buyer Common Stock who is a "specified Canadian entity" (as defined in the Tax Proposals) and whose cost amount for such shares at any time in a year or fiscal period exceeds C$100,000 will be required to file an information return in respect of such shares disclosing the holder's cost amount, any dividends received in the year and any gains or losses realized in the year in respect of such shares. A specified Canadian entity means a taxpayer resident in Canada in the year, other than a corporation or a trust exempt from tax under Part I of the Canadian Tax Act, a non-resident-owned investment corporation, a mutual fund corporation, a mutual fund trust and certain other trusts and partnerships.

SHAREHOLDERS NOT RESIDENT IN CANADA

     The following portion of the summary is applicable to holders of Shares or Preferred Shares who, for purposes of the Canadian Tax Act, have not been and will not be resident or deemed to be resident in Canada at any time while they have held Shares or Preferred Shares or will hold Exchangeable Shares or Buyer Common Stock and to whom such shares are not "taxable Canadian property" (as defined in the Canadian Tax Act) and who do not use or hold and are not deemed to use or hold such shares in connection with carrying on a business in Canada.

     Generally, Shares, Preferred Shares, Exchangeable Shares and Buyer Common Stock will not be taxable Canadian property provided that such shares are listed on a prescribed stock exchange (which currently includes the TSE, the ME and the NYSE), the holder does not use or hold, and is not deemed to use or hold, such shares in connection with carrying on a business in Canada and the holder, alone or together with persons with whom such holder does not deal at arm's length, has not owned (or had under option) 25 percent or more of the issued shares of any class or series of the capital stock of the Company, Buyer, SCI or Canadian Newco any time within five years preceding the date of disposition. Canadian Newco has applied for the listing of the Exchangeable Shares on the TSE and the ME and Buyer has indicated that it intends to use its best efforts to cause Canadian Newco to maintain such listing. Buyer has indicated that it will cause itself to be listed and will maintain the listing of Buyer Common Stock on the NYSE or another prescribed stock exchange.

     A holder of Shares or Preferred Shares will not be subject to tax under the Canadian Tax Act on the exchange of Shares or Preferred Shares for Exchangeable Shares, on the exchange of an Exchangeable Share for Buyer Common Stock (except if the exchange results from a redemption of an Exchangeable Share) or on the sale or other disposition of an Exchangeable Share or Buyer Common Stock. A holder whose Exchangeable Shares are redeemed (either under Canadian Newco's redemption right or pursuant to the holder's retraction rights) will be deemed to receive a dividend as described above for shareholders resident in Canada under "-- Redemption or Exchange of Exchangeable Shares." The amount of such deemed dividend will be subject to the tax treatment accorded to dividends described below.

     Dividends paid or deemed to be paid on the Exchangeable Shares are subject to non-resident withholding tax under the Canadian Tax Act at the rate of 25 percent, although such rate may be reduced under the provisions of an applicable income tax treaty. Under the Tax Treaty, the rate is generally reduced to 15 percent in respect of dividends paid to a person who is the beneficial owner and who is resident in the United States for purposes of the Tax Treaty.

UNITED STATES FEDERAL TAX CONSIDERATIONS TO SHAREHOLDERS OF THE COMPANY

     In the opinion of Wachtell, Lipton, Rosen & Katz, United States counsel to Buyer and SCI, the following is an accurate summary of (1) the principal United States federal income tax considerations generally applicable to a United States Holder and to a non-United States Holder who is a resident of Canada arising from the exchange of Shares or Preferred Shares for either Buyer Common Stock or Exchangeable Shares of Canadian Newco, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect thereto, and (2) the principal United States estate tax consequences to individual Canadian residents holding Buyer Common Stock.

     As used herein, a United States Holder includes a shareholder of the Company who is a citizen or individual resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, or of any political subdivision thereof, or an estate or trust the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, but excludes persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, financial institutions, insurance companies, broker-dealers, persons having a "functional currency" other than the United States dollar, shareholders who hold Shares or Preferred Shares as part of a straddle, wash sale, hedging or conversion transaction (other than by virtue of their participation in the Offers) and shareholders who acquired their Shares or Preferred Shares through the exercise of employee stock options or otherwise as compensation for services.

     This summary is based on United States federal tax law in effect as of the date of this Registration Statement. No advance tax ruling has been or will be either sought or obtained from the United States Internal Revenue Service ("IRS") regarding the tax consequences of any of the transactions described herein.

     This summary does not address all aspects of United States federal taxation that may be applicable to a particular shareholder of the Company in light of such shareholder's particular circumstances. In addition, this summary does not address the United States state or local tax consequences or the foreign tax consequences of the receipt and ownership of the Exchangeable Shares or Buyer Common Stock.

     UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN TO THEM IN CONNECTION WITH THEIR SPECIFIC FACTS AND CIRCUMSTANCES.

  Receipt of Buyer Common Stock

     Shareholders of the Company who are United States Holders and who exchange Shares or Preferred Shares for Buyer Common Stock pursuant to the Buyer Offer will not recognize either gain or loss on such exchange pursuant to the provisions of Code Section 351. The aggregate basis of the Buyer Common Stock so received will be the same as the basis in the Shares or Preferred Shares, as the case may be, so exchanged, and the holding period of the Buyer Common Stock will include such shareholder's holding period in the Shares or Preferred Shares exchanged. A holder of Shares or Preferred Shares who receives cash in lieu of a fractional share of Buyer Common Stock will recognize gain or loss equal to the difference between such Shareholder's basis in the fractional share and the amount of such cash received.

     Company shareholders who exchange Shares or Preferred Shares for Buyer Common Stock in the Second Step Transaction (the "Second Step Transfer") may not be eligible for tax-free treatment with respect to such exchanges because such shareholders may not be considered to be transferors for purposes of Code
Section 351. If the Second Step Transfer is determined not to be within the scope of Code Section 351, transfers pursuant thereto will constitute taxable exchanges. In that event, a Company shareholder who is a United States Holder and participates in the Second Step Transfer will recognize gain or loss on such exchange in an amount equal to the difference between such shareholder's basis in the Shares or Preferred Shares surrendered and the sum of (i) the fair market value of the Buyer Common Stock received pursuant to such exchange, and (ii) the amount of cash received in lieu of fractional shares. Such gain or loss will constitute capital gain or loss if the Shares or Preferred Shares are held by such shareholder as a capital asset and such capital gain or loss will constitute long-term capital gain or loss if the Shares or Preferred Shares will have been held for more than one year at the date of such exchange. The tax basis of the Buyer Common Stock received by a United States Holder in such a taxable exchange will be equal to its fair market value on the date of the exchange.

  Receipt of Exchangeable Shares

     Shareholders of the Company who are United States Holders and who receive Exchangeable Shares pursuant to the Offers may not be considered to have participated in a Code Section 351 transaction, in which event such shareholders will recognize gain or loss on such exchange in an amount equal to the difference between such shareholders' basis in the Shares or Preferred Shares surrendered and the sum of (i) the amount of cash received in lieu of fractional shares and (ii) the fair market value of the Exchangeable Shares received. Such gain or loss will constitute capital gain or loss if the Shares or Preferred Shares are held by such shareholder as a capital asset and such capital gain or loss will constitute long-term capital gain or loss if the Shares or Preferred Shares will have been held for more than one year at the Expiration Date. The tax basis of the Exchangeable Shares received by a United States Holder will be equal to their fair market value on the Expiration Date.

     If the exchange of Shares or Preferred Shares by United States Holders for Exchangeable Shares in the Offer is within the scope of Code Section 351, the United States income tax consequences will be as set forth in the immediately preceding section entitled Receipt of Buyer Common Stock.

     United States Holders should be aware that if their receipt of Exchangeable Shares pursuant to the Offers is considered to be tax-free pursuant to the provisions of Code Section 351, the subsequent exchange of such Exchangeable Shares for Buyer Common Stock will constitute taxable dispositions for United States income tax purposes on which gain or loss will be recognized.

  Exchange of Exchangeable Shares

     As noted above, a United States Holder that exercises such holder's right to exchange its Exchangeable Shares for Buyer Common Stock generally will recognize gain or loss on such exchange. Such gain or loss will be equal to the difference between the fair market value of the shares of Buyer Common Stock received at the time of the exchange and the United States Holder's tax basis in the Exchangeable Shares surrendered. The gain or loss will generally be capital gain or loss, except that, with respect to any declared but unpaid dividends on the Exchangeable Shares, ordinary income may be recognized. Capital gain or loss will generally be long-term capital gain or loss if the Exchangeable Shares have been held for more than one year at the time of the exchange. A United States Holder will have a tax basis in the shares of Buyer Common Stock received equal to the fair market value of such shares at the time of the exchange. The holding period for such shares will begin on the day after the exchange.

  Distributions on the Exchangeable Shares

     A United States Holder of Exchangeable Shares generally will be required to include in gross income as ordinary income dividends paid on the Exchangeable Shares to the extent such dividends are paid out of the earnings and profits of Canadian Newco, as determined under United States federal income tax principles. Such dividends paid in Canadian dollars will be includible in the income of a United States Holder in a United States dollar amount calculated by reference to the exchange rate in effect on the date the dividends are deemed received. United States Holders should consult their own tax advisors regarding the treatment of any foreign currency gain or loss on any Canadian dollars received which are not converted into United States dollars on such date. Dividends should generally be treated as foreign source passive income for foreign tax credit limitation purposes, except, however, that a portion of dividends paid by Canadian Newco equal to the ratio of which Canadian Newco's earnings and profits from sources within the United States for the year such dividends are paid bears to Canadian Newco's earnings and profits for such year from all sources (if such ratio is 10 percent or greater) will be treated as derived from sources within the United States, unless the taxpayer elects to have such dividend treated as foreign source income by electing to have the Tax Treaty source rules apply by making the election permitted by Code Section 904(g)(10). In that event the dividends received on the Exchangeable Shares will be deemed to be separate basket foreign source income. Under the current Tax Treaty, such distributions will be subject to Canadian withholding tax at a maximum rate of 15 percent. Subject to certain limitations of United States federal income tax law, a United States Holder should generally be entitled to either a credit against such holder's United States federal income tax liability or a deduction in computing United States taxable income for Canadian income taxes withheld from distributions with respect to the Exchangeable Shares.

  Canadian Residents Not Resident in or Citizens of the United States

     The following summary is generally applicable to Canadian residents who are not resident in or citizens of the United States ("Canadian Residents" or a "Canadian Resident"), but excludes Company shareholders who acquired their Shares or Preferred Shares through the exercise of employee stock options or otherwise as compensation for services. Canadian Residents seeking benefits under the Tax Treaty or an exemption from United States withholding tax for "effectively connected" income, as described below, are required to comply with additional certification and other requirements in order to establish the holder's entitlement to such benefits or exemption. This summary is limited to Canadian Residents who hold Shares or Preferred Shares as capital assets and who will hold Exchangeable Shares and shares of Buyer Common Stock as capital assets.

     This discussion does not consider specific facts and circumstances that may be relevant to a particular Canadian Resident, including whether such Canadian Resident is a United States expatriate.

     Dividends received by a Canadian Resident with respect to the Exchangeable Shares should not be subject to United States withholding tax, and Canadian Newco and Buyer do not intend that Canadian Newco or Buyer will withhold any amounts in respect of such tax from such dividends. There is some possibility, however, that the IRS may assert that United States withholding tax is payable with respect to dividends paid on the Exchangeable Shares to Canadian Residents. In such case, Canadian Resident holders of Exchangeable Shares could be subject to United States withholding tax at the Tax Treaty rate of 15 percent.

     Dividends received by a Canadian Resident with respect to Buyer Common Stock that is not effectively connected with the conduct by such person of a trade or business in the United States will generally be subject to United States withholding tax at the Tax Treaty rate of 15 percent.

     Subject to the discussion below, Canadian Residents generally will not be subject to United States federal income tax on gain (if any) recognized on the receipt of either Buyer Common Stock or Exchangeable Shares pursuant to the Offers or in the Second Step Transaction, or on the sale or exchange of shares of either Buyer Common Stock or Exchangeable Shares, unless such gain is effectively connected with a trade or business of such Canadian Resident, or is attributable to a permanent establishment maintained in the United States by such Canadian Resident.

     Notwithstanding the general rule set forth in the preceding paragraph, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), gain or loss recognized by a nonresident alien individual or foreign corporation (each a "Foreign Holder") on the sale or exchange of shares of Buyer Common Stock will be subject to regular United States federal income tax, as if such gain or loss were effectively connected with a United States trade or business, if (a) Buyer is a "United States real property holding corporation" ("USRPHC") (as defined below) and (b) such Foreign Holder is a "greater than 5 percent shareholder" of Buyer. Generally, a Foreign Holder will be a greater than 5 percent shareholder of Buyer if such person owns, or is deemed to own after application of the constructive ownership rules of Code Section 318, more than 5 percent of the outstanding shares of Buyer Common Stock.

     Buyer will be a USRPHC with respect to any greater than 5 percent shareholder if at any time during the shorter of (x) the five-year period ending on the date of the sale or exchange of Buyer Common Stock, or (y) the period during which such greater than 5 percent shareholder held Buyer Common Stock (such period being the "FIRPTA holding period"), the fair market value of Buyer's interests in United States real property equaled or exceeded 50 percent of the sum of the fair market values of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable regulations). Buyer does not believe that it is, or that it has been at any time since January 1991, a USRPHC. However, Buyer is presently unable to determine whether it will become a USRPHC if the Offers are consummated and it acquires the Company as set forth herein. Furthermore, there can be no assurance that Buyer will not in any event become a USRPHC in the future.

     Any person other than a United States Holder, including any Foreign Holder who believe they may be greater than 5 percent shareholders of Buyer, including as a result of owning only Exchangeable Shares, are particularly urged to consult their own tax advisors to determine the possible application of FIRPTA and related United States withholding tax rules to them, and, if appropriate, to consider entering into a tax cooperation agreement.

  Estate Taxes

     Buyer Common Stock (or a previously triggered obligation of Buyer or Canadian Newco to deliver Buyer Common Stock along with unpaid dividends) will be deemed to be a United States situs asset for purposes of United States federal estate tax law and, therefore, Buyer Common Stock (or a previously triggered obligation of Buyer or Canadian Newco to deliver Buyer Common Stock along with unpaid dividends) held by an individual non-United States Holder at the time of his or her death will generally be subject to the United States federal estate tax, except as may otherwise be provided by an applicable tax or estate tax treaty with the United States.

     The Exchangeable Shares should not be considered United States situs assets for purposes of United States federal estate tax law. However, as there is no direct authority addressing the proper treatment of the Exchangeable Shares for United States federal estate tax purposes, this conclusion is subject to uncertainty, and there can be no assurance that the IRS would not take a contrary position.

     The Tax Treaty provides that United States federal estate tax paid by a resident of Canada will generally be allowed as a deduction from the amount of any Canadian tax otherwise payable by the individual for the year in which the individual died on the total of (a) any income, profits or gains of the individual arising in the United States in that year and (b) where the value at the time of the individual's death of the individual's entire gross estate wherever situated exceeds $1.2 million, any income, profits or gains of the individual for that year from property situated in the United States at that time. This summary does not purport to be a complete description of all of the provisions of the Tax Treaty that may affect the taxation of Canadian residents. Non-United States Holders should consult their tax advisors as to the tax consequences to them of the Tax Treaty or another applicable tax or estate tax treaty with the United States.

                               LEGAL PROCEEDINGS

SHAREHOLDER ACTION AGAINST THE COMPANY AND ITS DIRECTORS

     On September 26, 1996, a shareholder of the Company commenced a class and derivative action (the "Action") in the Superior Court of the State of California for the County of Los Angeles, Southeast District, against the Company and each of its directors. The complaint filed in the Action alleges that the directors and officers of the Company have breached their fiduciary duty "by rejecting the [SCI] offer, refusing to negotiate with [SCI], and agreeing to pay an inflated price of $240 million for property in Los Angeles" and that such "action and inaction represent an effort by [the directors of the Company to] entrench themselves in office so that they may continue to receive the substantial salaries, compensation and other benefits and perquisites of their offices." The complaint seeks a court order requiring the Company and its directors to negotiate with any entity, including SCI, "having a bona fide interest in proposing a transaction which would maximize shareholder value" and enjoining the implementation of the Company's Rights Agreement and "supermajority voting requirement" and enjoining the consummation of any extraordinary corporate transactions pending the compliance by the directors of the Company with their fiduciary duty to maximize shareholder value.

TEXAS FEDERAL ACTION AGAINST THE COMPANY

     On October 1, 1996, SCI filed an action against the Company and certain of its subsidiaries in the United States District Court for the Southern District of Texas, Houston Division entitled Service Corporation International v. The Loewen Group, Inc., et al., Civil Action No. H-96-3269 (S.D. Tex.) (the "Texas Federal Action"). The Complaint in the Texas Federal Action seeks a declaration that the Company does not have standing to institute an action under the Federal antitrust laws to block or impede the Offers. The Complaint also alleges that the Company has tortiously interfered with SCI's prospective business relations by intentionally misrepresenting the business practices of SCI and by failing to disclose, among other things, material facts concerning the Company's business combinations with Rose Hills and Prime Succession.

INFORMATION REQUESTS

     On September 27, 1996, SCI received an antitrust civil investigative demand from the Office of the Attorney General of the State of Florida which seeks information concerning SCI's ownership interests in funeral homes and cemeteries within the state, along with certain information concerning funeral and cemetery operations in Florida generally.

     On October 1, 1996, the Company issued a press release stating that its attorneys have been contacted by the FTC in connection with an investigation of the proposed acquisition of the Company by SCI. According to such press release, the FTC has requested data on all of the Company's funeral homes and cemeteries, including all properties in which the Company has a financial interest.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The Purchasers intend to account for the Acquisition using the pooling-of-interests method of accounting in accordance with U.S. GAAP. The occurrence of certain events outside the control of Buyer, SCI, Canadian Newco or the Company may preclude the use of pooling-of-interests accounting. In that event the Purchasers intend to use the purchase method of accounting in accordance with U.S. GAAP. Therefore, the unaudited pro forma combined financial information has been provided under both the pooling-of-interests and the purchase methods of accounting.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
       ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING

     The following unaudited pro forma combined financial statements have been prepared using the pooling-of-interests method of accounting. See "The
Offers -- Accounting Treatment" and "-- Unaudited Pro Forma Combined Financial Information Accounted for Under the Purchase Method of Accounting."

     The unaudited pro forma combined financial statements reflect a 100 percent tender of the outstanding Shares and the Preferred Shares of the Company, pursuant to the Buyer Offer, in exchange for the issuance of approximately 97,456,000 shares of Buyer Common Stock valued at approximately $2.9 billion (assuming a $29.875 per share price which was the closing price of SCI Common Stock on October 1, 1996). Outstanding options to purchase Shares pursuant to the Company's employee stock option plans (including those outstanding under the MEIP) are considered exchanged for options to purchase Buyer Common Stock and therefore are not reflected in these unaudited pro forma combined financial statements. In addition, the Company has outstanding $1.1 billion of indebtedness as of June 30, 1996.

     The unaudited pro forma combined balance sheet as of June 30, 1996, gives effect to the combination as if it had occurred on June 30, 1996 and combines the unaudited historical balance sheets of SCI and the Company as of June 30, 1996.

     The unaudited pro forma combined statement of income for the six months ended June 30, 1996 combines the unaudited historical statements of income for the six month period ended June 30, 1996 for both SCI and the Company. The unaudited pro forma combined statements of income for the three years ended December 31, 1995 combine the historical audited statements of income of SCI and the Company for each of the three years then ended. These combined statements of income give effect to the combination as if it had occurred on January 1, 1993.

     The pro forma number of shares of Buyer Common Stock used in computing earnings per share for the unaudited combined pro forma statements of income are based upon the weighted average number of shares of SCI Common Stock and common share equivalents outstanding during the applicable period and for each such pro forma combined presentation gives effect to the proposed issuance of 1.50628 shares of Buyer Common Stock or 1.50628 Exchangeable Shares (which for this purpose are included as Buyer Common Stock) for each Share and Preferred Share included in the Company's weighted average number of shares for each period presented.

     The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transaction occurred at the beginning of the periods presented, nor is it indicative of future financial position or results of operations. These unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto of SCI and the Company, which are incorporated by reference into this document.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996
       ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING
                             (DOLLARS IN THOUSANDS)

                                                    HISTORICAL                BUYER PRO FORMA
                                              -----------------------   ----------------------------
                                                              THE       ACQUISITION       COMBINED
                                                 SCI        COMPANY     ADJUSTMENTS         TOTAL
                                              ----------   ----------   -----------      -----------
ASSETS:
Current assets:
  Cash and cash equivalents.................  $   98,823   $   36,521    $      --       $   135,344
  Receivables, net of allowances............     461,578      158,346           --           619,924
  Inventories and other.....................     171,530       41,538           --           213,068
                                              ----------   ----------      -------       -----------
          Total current assets..............     731,931      236,405           --           968,336
Investments -- insurance subsidiary.........     557,591      286,587           --           844,178
Prearranged funeral contracts...............   1,996,192      257,487           --         2,253,679
Long-term receivables.......................     841,412      209,944           --         1,051,356
Cemetery property, at cost..................   1,251,490      493,023           --         1,744,513
Property, plant and equipment, at cost
  (net).....................................   1,342,610      635,972           --         1,978,582
Deferred charges and other assets...........     355,943      278,973           --           634,916
Names and reputations, net..................   1,230,964      521,248           --         1,752,212
                                              ----------   ----------      -------       -----------
          Total assets......................  $8,308,133   $2,919,639    $      --       $11,227,772
                                              ==========   ==========      =======       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and accrued
     liabilities............................  $  343,618   $   94,151    $  50,000(A)    $   487,769
  Income taxes..............................      69,748           --           --            69,748
  Current maturities of long-term debt......      42,658       68,041           --           110,699
                                              ----------   ----------      -------       -----------
          Total current liabilities.........     456,024      162,192       50,000           668,216
Long-term debt..............................   2,122,614    1,027,334           --         3,149,948
Deferred income taxes.......................     447,957           --           --           447,957
Other liabilities...........................     461,756      371,658           --           833,414
Deferred prearranged funeral contract
  revenues..................................   2,553,317      257,487           --         2,810,804
Preferred securities of subsidiary..........          --       75,000           --            75,000
SCI obligated, mandatorily redeemable,
  convertible preferred securities of SCI
  Finance LLC, whose principal asset is a
  6.25 percent, $215,315 note from SCI......     172,500           --           --           172,500
Stockholders' equity........................   2,093,965    1,025,968      (50,000)(A)     3,069,933
                                              ----------   ----------      -------       -----------
          Total liabilities and
            stockholders' equity............  $8,308,133   $2,919,639    $      --       $11,227,772
                                              ==========   ==========      =======       ===========

See accompanying notes to the unaudited pro forma combined financial statements.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
       ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                    BUYER PRO FORMA
                                          ------------------------       ---------------------------
                                                            THE          ACQUISITION      COMBINED
                                             SCI          COMPANY        ADJUSTMENTS        TOTAL
                                          ----------     ---------       -----------     -----------
Revenues................................  $1,140,202     $ 416,240         $    --       $ 1,556,442
Costs and expenses......................    (835,971)     (286,845)             --        (1,122,816)
                                          ----------     ---------         -------       -----------
Gross profit............................     304,231       129,395              --           433,626
General and administrative expense......     (28,541)      (33,859)             --           (62,400)
                                          ----------     ---------         -------       -----------
Income from operations..................     275,690        95,536              --           371,226
Interest expense........................     (66,931)      (39,546)             --          (106,477)
Dividends on preferred securities of
  subsidiary............................          --        (3,544)             --            (3,544)
Dividends on preferred securities of SCI
  Finance LLC...........................      (5,391)           --              --            (5,391)
Other income............................       7,423            --              --             7,423
                                          ----------     ---------         -------       -----------
                                             (64,899)      (43,090)             --          (107,989)
Income before income taxes..............     210,791        52,446              --           263,237
Provision for income taxes..............     (76,644)      (15,734)             --           (92,378)
                                          ----------     ---------         -------       -----------
Net income..............................  $  134,147     $  36,712         $    --       $   170,859
                                          ==========     =========         =======       ===========
Earnings per share:
  Primary...............................  $     0.56                                     $      0.53
  Fully diluted.........................  $     0.54                                     $      0.52
Primary weighted average shares.........     240,294                        82,885(B)        323,179
Fully diluted weighted average shares...     254,508                        82,885(B)        337,393

See accompanying notes to the unaudited pro forma combined financial statements.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1995
       ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL                  BUYER PRO FORMA
                                            ------------------------       -----------------------
                                                              THE          ACQUISITION  COMBINED
                                               SCI          COMPANY        ADJUSTMENTS    TOTAL
                                            ----------     ---------       -------     -----------
Revenues..................................  $1,652,126     $ 599,939       $    --     $ 2,252,065
Costs and expenses........................  (1,186,905)     (413,234)           --      (1,600,139)
                                            ----------     ---------       -------     -----------
Gross profit..............................     465,221       186,705            --         651,926
General and administrative expense........     (53,600)      (67,652)           --        (121,252)
                                            ----------     ---------       -------     -----------
Income from operations....................     411,621       119,053            --         530,674
Interest expense..........................    (118,148)      (50,913)           --        (169,061)
Dividends on preferred securities of
  subsidiary..............................          --        (7,088)           --          (7,088)
Dividends on preferred securities of SCI
  Finance LLC.............................     (10,781)           --            --         (10,781)
Other income..............................      11,519            --            --          11,519
Legal settlements and related finance
  costs...................................          --      (184,914)(C)        --        (184,914)
                                            ----------     ---------       -------     -----------
                                              (117,410)     (242,915)           --        (360,325)
Income (loss) before income taxes.........     294,211      (123,862)           --         170,349
(Provision) benefit for income taxes......    (110,623)       47,178            --         (63,445)
                                            ----------     ---------       -------     -----------
Net income (loss).........................  $  183,588     $ (76,684)      $    --     $   106,904
                                             =========     =========       =======      ==========
Earnings per share:
  Primary.................................  $     0.90                                 $      0.39
  Fully diluted...........................  $     0.85                                 $        --*
Primary weighted average shares...........     204,148                      68,221(B)      272,369
Fully diluted weighted average shares.....     231,306                      68,221(B)      299,527

---------------

* Anti-dilutive

See accompanying notes to the unaudited pro forma combined financial statements.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
       ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  HISTORICAL                  BUYER PRO FORMA
                                           ------------------------     ----------------------------
                                                             THE        ACQUISITION       COMBINED
                                              SCI          COMPANY      ADJUSTMENTS         TOTAL
                                           ----------     ---------     -----------      -----------
Revenues.................................  $1,117,175     $ 417,328       $    --        $ 1,534,503
Costs and expenses.......................    (775,980)     (287,464)           --         (1,063,444)
                                           ----------     ---------     -----------      -----------
Gross profit.............................     341,195       129,864            --            471,059
General and administrative expense.......     (51,700)      (34,751)           --            (86,451)
                                           ----------     ---------     -----------      -----------
Income from operations...................     289,495        95,113            --            384,608
Interest expense.........................     (80,123)      (34,203)           --           (114,326)
Dividends on preferred securities of
  subsidiary.............................          --        (2,678)           --             (2,678)
Dividends on preferred securities of SCI
  Finance LLC............................        (539)           --            --               (539)
Other income.............................      10,188            --            --             10,188
                                           ----------     ---------     -----------      -----------
                                              (70,474)      (36,881)           --           (107,355)
Income before income taxes...............     219,021        58,232            --            277,253
Provision for income taxes...............     (87,976)      (19,738)           --           (107,714)
                                           ----------     ---------     -----------      -----------
Net income...............................  $  131,045     $  38,494       $    --        $   169,539
                                            =========     =========     =========         ==========
Earnings per share:
  Primary................................  $     0.75                                    $      0.72
  Fully diluted..........................  $     0.72                                    $      0.70
Primary weighted average shares..........     173,852                      61,078(B)         234,930
Fully diluted weighted average shares....     194,816                      61,078(B)         255,894

See accompanying notes to the unaudited pro forma combined financial statements.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1993
       ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                   BUYER PRO FORMA
                                          ------------------------     -----------------------------
                                                            THE        ACQUISITION        COMBINED
                                             SCI          COMPANY      ADJUSTMENTS          TOTAL
                                          ----------     ---------     -----------       -----------
Revenues................................  $  899,178     $ 303,011       $    --         $ 1,202,189
Costs and expenses......................    (635,858)     (208,516)           --            (844,374)
                                          ----------     ---------     -----------       -----------
Gross profit............................     263,320        94,495            --             357,815
General and administrative expense......     (43,706)      (28,225)           --             (71,931)
                                          ----------     ---------     -----------       -----------
Income from operations..................     219,614        66,270            --             285,884
Interest expense........................     (59,631)      (21,801)           --             (81,432)
Other income............................      13,509            --            --              13,509
                                          ----------     ---------     -----------       -----------
                                             (46,122)      (21,801)           --             (67,923)
Income before income taxes..............     173,492        44,469            --             217,961
Provision for income taxes..............     (70,400)      (15,714)           --             (86,114)
                                          ----------     ---------     -----------       -----------
Income before cumulative effect of
  change in accounting principles.......     103,092        28,755            --             131,847
Cumulative effect of change in
  accounting principles (net of income
  taxes)................................      (2,031)      (26,703)           --             (28,734)
                                          ----------     ---------     -----------       -----------
Net income..............................  $  101,061     $   2,052       $    --         $   103,113
                                           =========     =========     =========          ==========
Earnings per share:
  Primary:
     Income before cumulative effect of
       change in accounting
       principles.......................  $     0.62                                     $      0.59
     Cumulative effect of change in
       accounting principles (net of
       income taxes)....................       (0.01)                                          (0.13)
                                          ----------                                     -----------
          Net income....................  $     0.61                                     $      0.46
                                           =========                                      ==========
  Fully diluted:
     Income before cumulative effect of
       change in accounting
       principles.......................  $     0.59                                     $      0.58
     Cumulative effect of change in
       accounting principles (net of
       income taxes)....................       (0.01)                                          (0.12)
                                          ----------                                     -----------
          Net income....................  $     0.58                                     $      0.46
                                           =========                                      ==========
Primary weighted average shares.........     166,744                      56,282(B)          223,026
Fully diluted weighted average shares...     187,756                      56,282(B)          244,038

See accompanying notes to the unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ACCOUNTED FOR UNDER THE POOLING-OF-INTERESTS METHOD OF ACCOUNTING

     The financial information relating to the Company has been adjusted where significant for differences between U.S. and Canadian generally accepted accounting principles. All share data and per share data for SCI has been restated to reflect the August 1996 two-for-one common stock split.

     A. To record estimated transaction costs which include legal, printing, accounting, financial advisory services and other related expenses for both SCI and the Company.

     B. To reflect the issuance of shares of Buyer Common Stock in connection with the transaction. The adjustment for shares issued was computed as follows:

                                                **WEIGHTED AVERAGE
                                                SHARES OUTSTANDING     EXCHANGE         BUYER
                                                  OF THE COMPANY        RATIO*      COMMON STOCK
                                                ------------------     --------     -------------
                                                (SHARES IN THOUSANDS)
    Six Months Ended June 30, 1996..............       55,026          1.50628          82,885
    Twelve months ended December 31:
      1995......................................       45,291          1.50628          68,221
      1994......................................       40,549          1.50628          61,078
      1993......................................       37,365          1.50628          56,282

---------------

* The exchange ratio assumes the Buyer Offer price of $45 per share and a price of the SCI Common Stock of $29.875 per share (the closing price of SCI Common Stock on October 1, 1996).

** The Company's weighted average shares used in the table above were derived from the Company's historical financial statements for the applicable period presented. For pro forma purposes all outstanding Shares and Preferred Shares are assumed to participate in the Buyer Offer. No incremental dilutive shares or applicable interest addback has been assumed for the Company's fully diluted earnings per share calculation in the combined earnings per share totals as additional dilutive shares for each period were de minimus and interest addback amounts are believed to be immaterial.

     C. The Company recorded an after tax charge to income of approximately $115,000,000 during the twelve months ended December 31, 1995 related to legal settlements and related finance costs. This reduced the unaudited pro forma combined statement of income earnings per share by $.42 for primary and $.38 for fully diluted.

     D. The following tables reflect the pro forma effect of certain SCI 1995 and 1994 transactions described below, combined with the Buyer Pro Forma Combined results for the twelve months ended December 31, 1995 and 1994. These adjustments record the historical results of the acquired companies prior to the acquisition of the respective companies by SCI as well as certain pro forma adjustments under the purchase method of accounting.

                     TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                                                 SCI
                                                                 SCI            1995
                                                BUYER           1995         ACQUISITIONS
                                              PRO FORMA     ACQUISITIONS/     PRO FORMA      COMBINED
                                              COMBINED       HISTORICAL      ADJUSTMENTS       TOTAL
                                             -----------    -------------    -----------    -----------
                                                       (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues...................................  $ 2,252,065      $ 481,261       $  (5,928)    $ 2,727,398
Costs and expenses.........................   (1,600,139)      (443,178)         16,981      (2,026,336)
                                             -----------       --------        --------     -----------
Gross profit...............................      651,926         38,083          11,053         701,062
General and administrative expenses........     (121,252)            --              --        (121,252)
                                             -----------       --------        --------     -----------
Income from operations.....................      530,674         38,083          11,053         579,810
Interest expense...........................     (169,061)        (6,766)        (11,758)       (187,585)
Dividends on preferred securities of
  subsidiary...............................       (7,088)            --              --          (7,088)
Dividends on preferred securities of SCI
  Finance LLC..............................      (10,781)            --              --         (10,781)
Other income (expense).....................       11,519          7,009          (6,415)         12,113
Legal settlements and related finance
  costs....................................     (184,914)            --              --        (184,914)
                                             -----------       --------        --------     -----------
Income before income taxes.................      170,349         38,326          (7,120)        201,555
Provision for income taxes.................      (63,445)       (16,892)          2,678         (77,659)
                                             -----------       --------        --------     -----------
Net income.................................  $   106,904      $  21,434       $  (4,442)    $   123,896
                                             ===========       ========        ========     ===========
Earnings per share:
  Primary..................................  $      0.39                                    $      0.43
  Fully diluted............................  $        --*                                   $      0.43
Primary weighted average shares............      272,369                         18,220         290,589
Fully diluted weighted average shares......      299,527                         18,220         317,747

     The SCI 1995 Acquisitions/Historical and SCI 1995 Acquisitions Pro Forma Adjustments columns shown above represent a summary of the detailed pro forma information presented in SCI's Form 8-K filed April 16, 1996, which is incorporated by reference into this document. The summarized pro forma information reflects SCI's August 1995 acquisition of Omnium de Gestion et de Financement S.A. (OGF) and PFG and the October 1995 acquisition of Gibraltar Mausoleum Corporation (Gibraltar). In addition to the OGF, PFG and Gibraltar acquisitions, during 1995, SCI acquired other funeral and cemetery operations which are also reflected in the SCI 1995 Acquisitions/Historical and SCI 1995 Acquisitions Pro Forma Adjustments columns shown above. As part of the financing of the above 1995 acquisitions, during October 1995, SCI completed underwritten public offerings of 16,790,000 shares of SCI Common Stock and $300,000,000 of notes. These public offerings are reflected in the above SCI 1995 Acquisitions Pro Forma Adjustments column.

---------------

* Anti-dilutive

                     TWELVE MONTHS ENDED DECEMBER 31, 1994

                                                                                SCI
                                                                             1994 AND
                                                                SCI            1995
                                               BUYER       1994 AND 1995    ACQUISITIONS
                                             PRO FORMA     ACQUISITIONS/     PRO FORMA      COMBINED
                                             COMBINED       HISTORICAL      ADJUSTMENTS       TOTAL
                                            -----------    -------------    -----------    -----------
                                                      (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues................................... $ 1,534,503      $ 832,713       $  (6,525)    $ 2,360,691
Costs and expenses.........................  (1,063,444)      (747,947)         31,126      (1,780,265)
                                            -----------      ---------        --------     -----------
Gross profit...............................     471,059         84,766          24,601         580,426
General and administrative expenses........     (86,451)            --              --         (86,451)
                                            -----------      ---------        --------     -----------
Income from operations.....................     384,608         84,766          24,601         493,975
Interest expense...........................    (114,326)       (12,966)        (31,699)       (158,991)
Dividends on preferred securities of
  subsidiary...............................      (2,678)            --              --          (2,678)
Dividends on preferred securities of
  SCI Finance LLC..........................        (539)            --         (10,242)        (10,781)
Other income (expense).....................      10,188         45,184         (41,529)         13,843
                                            -----------      ---------        --------     -----------
Income before income taxes.................     277,253        116,984         (58,869)        335,368
Provision for income taxes.................    (107,714)       (36,237)         14,767        (129,184)
                                            -----------      ---------        --------     -----------
Net income................................. $   169,539      $  80,747       $ (44,102)    $   206,184
                                            ===========      =========        ========     ===========
Earnings per share:
  Primary.................................. $      0.72                                    $      0.74
  Fully diluted............................ $      0.70                                    $      0.72
Primary weighted average shares............     234,930                         41,840         276,770
Fully diluted weighted average shares......     255,894                         53,048         308,942

     The SCI 1994 and 1995 Acquisitions/Historical and the SCI 1994 and 1995 Acquisitions Pro Forma Adjustments columns shown above represent a summary of the detailed pro forma information presented in SCI's Form 8-K filed December 4, 1995, which is incorporated by reference into this document. The summarized pro forma information reflects the 1994 pro forma results of operations of the 1995 acquisitions and underwritten public offerings described above. The SCI 1994 and 1995 Acquisitions/Historical and the SCI 1994 and 1995 Acquisitions Pro Forma Adjustments columns also reflect the third quarter 1994 acquisition of GSG and PG. In addition to the GSG and PG acquisitions during 1994, SCI acquired other funeral and cemetery operations which are also reflected in the SCI 1994 and 1995 Acquisitions/Historical and the SCI 1994 and 1995 Acquisitions Pro Forma Adjustments columns.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
             ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING

     The following unaudited pro forma combined financial statements have been prepared to give effect to the Acquisition using the purchase method of accounting. See "The Offers -- Accounting Treatment" and "-- Unaudited Pro Forma Combined Financial Information Accounted For Under the Pooling-of-Interests Method of Accounting."

     The unaudited pro forma combined financial statements reflect the acquisition by Buyer of 100 percent of the outstanding Shares and Preferred Shares, pursuant to the Buyer Offer, through the issuance of approximately 97,456,000 shares of Buyer Common Stock valued at approximately $2.9 billion (assuming a $29.875 per share price which was the closing price of SCI Common Stock on October 1, 1996). Outstanding options to purchase Shares pursuant to the Company's employee stock option plans (including those outstanding under the MEIP) are considered exchanged for options to purchase Buyer Common Stock and therefore are not reflected in these unaudited pro forma combined financial statements. In addition, the Company has outstanding approximately $1.1 billion of indebtedness as of June 30, 1996.

     The unaudited pro forma combined balance sheet as of June 30, 1996, gives effect to the proposed Acquisition as if it had occurred on June 30, 1996 and combines the unaudited historical balance sheets of SCI and the Company as of June 30, 1996.

     The unaudited pro forma combined statements of income for the six months ended June 30, 1996 and the year ended December 31, 1995 have been prepared as if the proposed Acquisition occurred as of January 1, 1995. The unaudited pro forma combined statement of income for the six months ended June 30, 1996 combines the unaudited historical statements of income for the six months ended June 30, 1996 of both SCI and the Company. The unaudited pro forma combined statement of income for the year ended December 31, 1995 combines the total from the pro forma combined statement of income for the year ended December 31, 1995 included in SCI's Form 8-K filed April 16, 1996 which is incorporated by reference into this document and the historical statement of income of the Company for the year ended December 31, 1995. The unaudited pro forma combined statement of income for the year ended December 31, 1995 included in SCI's Form 8-K dated April 16, 1996 includes the pro forma results of SCI's 1995 acquisitions (see note E to the unaudited pro forma combined statement of income for the year ended December 31, 1995).

     The pro forma number of shares of Buyer Common Stock used in computing earnings per share for the unaudited combined pro forma statements of income is based upon the weighted average number of shares of SCI Common Stock and common share equivalents outstanding during the applicable period and for each such pro forma combined presentation gives effect to the proposed issuance of 1.50628 shares of Buyer Common Stock or 1.50628 Exchangeable Shares (which for this purpose are included as Buyer Common Stock) for each Share and Preferred Share included in the Company's weighted average number of shares calculation for each period presented.

     The Company has not provided SCI with non-public financial information related to the Company for use in preparation of this unaudited pro forma combined financial information. The final determination of purchase accounting adjustments, including a complete allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma combined financial information. SCI is not aware of any significant accounting policy differences between SCI and the Company. This unaudited pro forma combined financial information does not incorporate any benefits from cost savings or synergies of operations of the combined company. Upon consummation of the Transactions, the actual financial position and results of operations of SCI, Buyer and the Company will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value and changes in operating results between the dates of the unaudited pro forma combined financial information and the dates on which the Acquisition takes place. This unaudited pro forma combined financial information is not indicative of actual operating results or financial position had the Transactions occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which will be attained in the future. These unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto of SCI and the Company, which are incorporated by reference into this document.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996
             ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING
                             (DOLLARS IN THOUSANDS)

                                                 HISTORICAL                  BUYER PRO FORMA
                                          ------------------------    -----------------------------
                                                           THE        ACQUISITION        COMBINED
                                             SCI         COMPANY      ADJUSTMENTS          TOTAL
                                          ----------    ----------    -----------       -----------
ASSETS:
Current assets:
  Cash and cash equivalents.............  $   98,823    $   36,521    $        --       $   135,344
  Receivables, net of allowances........     461,578       158,346             --           619,924
  Inventories and other.................     171,530        41,538             --           213,068
                                          ----------    ----------    -----------       -----------
          Total current assets..........     731,931       236,405             --           968,336
Investments -- insurance subsidiary.....     557,591       286,587             --           844,178
Prearranged funeral contracts...........   1,996,192       257,487             --         2,253,679
Long-term receivables...................     841,412       209,944             --         1,051,356
Cemetery property, at cost..............   1,251,490       493,023        506,977(A)      2,251,490
Property, plant and equipment, at cost
  (net).................................   1,342,610       635,972             --         1,978,582
Deferred charges and other assets.......     355,943       278,973             --           634,916
Names and reputations, net..............   1,230,964       521,248      1,764,313(B)      3,516,525
                                          ----------    ----------    -----------       -----------
          Total assets..................  $8,308,133    $2,919,639    $ 2,271,290       $13,499,062
                                          ==========    ==========    ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and accrued
     liabilities........................  $  343,618    $   94,151    $    30,000(C)    $   467,769
  Income taxes..........................      69,748            --             --            69,748
  Current maturities of long-term
     debt...............................      42,658        68,041             --           110,699
                                          ----------    ----------    -----------       -----------
          Total current liabilities.....     456,024       162,192         30,000           648,216
Long-term debt..........................   2,122,614     1,027,334         26,000(D)      3,175,948
Deferred income taxes...................     447,957            --        324,133(E)        772,090
Other liabilities.......................     461,756       371,658             --           833,414
Deferred prearranged funeral contract
  revenues..............................   2,553,317       257,487             --         2,810,804
Preferred securities of subsidiary......          --        75,000          5,625(F)         80,625
SCI obligated, mandatorily redeemable,
  convertible preferred securities of
  SCI Finance LLC, whose principal asset
  is a 6.25 percent, $215,315 note from
  SCI...................................     172,500            --             --           172,500
Stockholders' equity....................   2,093,965     1,025,968     (1,025,968)(G)     5,005,465
                                                                        2,911,500(H)
                                          ----------    ----------    -----------       -----------
          Total liabilities and
            stockholders' equity........  $8,308,133    $2,919,639    $ 2,271,290       $13,499,062
                                          ==========    ==========    ===========       ===========

See accompanying notes to the unaudited pro forma combined financial statements.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
             ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL                 BUYER PRO FORMA
                                             -----------------------    ----------------------------
                                                              THE       ACQUISITION        COMBINED
                                                SCI         COMPANY     ADJUSTMENTS         TOTAL
                                             ----------    ---------    -----------       ----------
Revenues...................................  $1,140,202    $ 416,240     $      --        $1,556,442
Costs and expenses.........................    (835,971)    (286,845)      (22,054)(A)    (1,144,870)
                                             ----------    ---------      --------        -----------
Gross profit...............................     304,231      129,395       (22,054)          411,572
General and administrative expense.........     (28,541)     (33,859)           --           (62,400)
                                             ----------    ---------      --------        -----------
Income from operations.....................     275,690       95,536       (22,054)          349,172
Interest expense...........................     (66,931)     (39,546)                       (106,477)
Dividends on preferred securities of
  subsidiary...............................          --       (3,544)           --            (3,544)
Dividends on preferred securities of SCI
  Finance LLC..............................      (5,391)          --            --            (5,391)
Other income...............................       7,423           --            --             7,423
                                             ----------    ---------      --------        -----------
                                                (64,899)     (43,090)           --          (107,989)
Income before income taxes.................     210,791       52,446       (22,054)          241,183
Provision for income taxes.................     (76,644)     (15,734)       (7,148)(B)       (99,526)
                                             ----------    ---------      --------        -----------
Net income.................................  $  134,147    $  36,712     $ (29,202)       $  141,657
                                             ==========    =========      ========        ===========
Earnings per share:
  Primary..................................  $     0.56                                   $     0.44
  Fully diluted............................  $     0.54                                   $     0.43
Primary weighted average shares............     240,294                     82,885(C)        323,179
Fully diluted weighted average shares......     254,508                     82,885(C)        337,393

See accompanying notes to the unaudited pro forma combined financial statements.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1995
             ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          HISTORICAL            BUYER PRO FORMA
                                           PRO FORMA      ----------      ----------------------------
                                          ------------       THE          ACQUISITION       COMBINED
                                             SCI(E)        COMPANY        ADJUSTMENTS         TOTAL
                                          ------------    ----------      -----------      -----------
Revenues................................  $ 2,127,459     $  599,939       $      --       $ 2,727,398
Costs and expenses......................   (1,613,102)      (413,234)        (44,108)(A)    (2,070,444)
                                          -----------      ---------        --------       -----------
Gross profit............................      514,357        186,705         (44,108)          656,954
General and administrative expense......      (53,600)       (67,652)             --          (121,252)
                                          -----------      ---------        --------       -----------
Income from operations..................      460,757        119,053         (44,108)          535,702
Interest expense........................     (136,672)       (50,913)                         (187,585)
Dividends on preferred securities of
  subsidiary............................           --         (7,088)             --            (7,088)
Dividends on preferred securities of SCI
  Finance LLC...........................      (10,781)            --              --           (10,781)
Other income............................       12,113             --              --            12,113
Legal settlements and related finance
  costs.................................           --       (184,914)(D)          --          (184,914)
                                          -----------      ---------        --------       -----------
                                             (135,340)      (242,915)             --          (378,255)
Income (loss) before income taxes.......      325,417       (123,862)        (44,108)          157,447
(Provision) benefit for income taxes....     (124,837)        47,178          (9,856)(B)       (87,515)
                                          -----------      ---------        --------       -----------
Net income (loss).......................  $   200,580     $  (76,684)      $ (53,964)      $    69,932
                                          ===========      =========        ========       ===========
Earnings per share:
  Primary...............................  $      0.90                                      $      0.24
  Fully diluted.........................  $      0.86                                      $        --*
Primary weighted average shares.........      222,368                         68,221(C)        290,589
Fully diluted weighted average shares...      249,526                         68,221(C)        317,747

---------------

* Anti-dilutive

See accompanying notes to the unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
             ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING

     The financial information relating to the Company has been adjusted where significant for differences between U.S. and Canadian generally accepted accounting principles. All share data and per share data for SCI has been restated to reflect the August 1996 two-for-one common stock split. Upon consummation of the Transactions, Buyer intends to refinance certain of the Company's debt obligations. This refinancing is expected to result in lowering the Company's ongoing interest cost as SCI has historically had a lower weighted average borrowing rate.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 1996

     A. To increase the Company's cemetery property to estimated fair value.

     B. To allocate the excess of the purchase price over the estimated fair value of the Company's net assets acquired to names and reputations. This adjustment is net of the amounts previously recorded on the Company's historical balance sheet as names and reputations.

     C. To accrue estimated costs anticipated to be incurred by SCI in connection with the Acquisition.

     D. To increase the Company's debt to fair value.

     E. To provide for additional deferred income taxes for the Company resulting from differences in the carrying values of net assets for financial statement and tax purposes.

     F. To adjust the Company's 9.45 percent Cumulative Monthly Income Preferred Securities to fair value.

     G. To eliminate the historical shareholders' equity of the Company.

     H. To reflect the issuance of approximately 97,456,000 shares of Buyer Common Stock in the Buyer Offer at an assumed value of $29.875 per share (the closing price of the SCI Common Stock on October 1, 1996).

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1996

     A. To record the amortization of names and reputations (based on a 40-year straight-line amortization) created from the acquisition of the Company by Buyer.

     B. To eliminate certain tax benefits of the Company relating to financing structures that SCI believes will not be available after the Acquisition.

     C. To reflect the issuance of 82,885,000 shares of Buyer Common Stock in the Buyer Offer by multiplying the primary weighted average shares for the period by the Share Exchange Ratio.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995

     A. To record the amortization of names and reputations (based on a 40-year straight-line amortization) created from the acquisition of the Company by Buyer.

     B. To eliminate certain tax benefits of the Company relating to financing structures that SCI believes will not be available after the Acquisition.

     C. To reflect the issuance of 68,221,000 shares of Buyer Common Stock in the Buyer Offer by multiplying the primary weighted average shares for the period by the Share Exchange Ratio.

     D. The Company recorded an after tax charge to income of approximately $115,000,000 during the twelve months ended December 31, 1995 related to legal settlements and related finance costs. This reduced the unaudited pro forma combined statement of income earnings per share by $.40 for primary and $.36 for fully diluted.

     E. The following adjustments were made to the historical income statement of SCI for the twelve months ended December 31, 1995 to reflect the pro forma effect of certain 1995 transactions described below:

                                                       SCI          PRO FORMA       PRO FORMA
                                                   HISTORICAL      ADJUSTMENTS         SCI
                                                   -----------     -----------     -----------
                                                   (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
    Revenues.....................................  $ 1,652,126      $ 475,333      $ 2,127,459
    Cost and expenses............................   (1,186,905)      (426,197)      (1,613,102)
                                                   -----------      ---------      -----------
    Gross profit.................................      465,221         49,136          514,357
    General and administrative expenses..........      (53,600)            --          (53,600)
                                                   -----------      ---------      -----------
    Income from operations.......................      411,621         49,136          460,757
    Interest expense.............................     (118,148)       (18,524)        (136,672)
    Dividends on preferred securities of SCI
      Finance LLC................................      (10,781)            --          (10,781)
    Other income.................................       11,519            594           12,113
                                                   -----------      ---------      -----------
    Income before income taxes...................      294,211         31,206          325,417
    Provision for income taxes...................     (110,623)       (14,214)        (124,837)
                                                   -----------      ---------      -----------
    Net income...................................  $   183,588      $  16,992      $   200,580
                                                   ===========      =========      ===========
    Earnings per share:
      Primary....................................  $       .90                     $       .90
      Fully diluted..............................  $       .85                     $       .86
    Primary weighted average shares..............      204,148         18,220          222,368
    Fully diluted weighted average shares........      231,306         18,220          249,526

     The pro forma adjustments shown above represent a summary of the detailed pro forma adjustments presented in SCI's Form 8-K filed April 16, 1996, which is incorporated by reference into this document. The summarized pro forma adjustments reflect SCI's August 1995 acquisition of OGF and PFG and the October 1995 acquisition of Gibraltar Mausoleum Corporation (Gibraltar). In addition to the OGF, PFG and Gibraltar acquisitions, during 1995, SCI acquired other funeral and cemetery operations which are also reflected in the pro forma adjustments shown above. In addition and as part of the financing of the above 1995 acquisitions, during October 1995, SCI completed underwritten public offerings of 16,790,000 shares of SCI Common Stock and $300,000,000 of notes. These public offerings are reflected in the above pro forma adjustments. The above pro forma adjustments attempt to reflect a full year's results of operations of the above transactions on SCI's historical income statement.

            DESCRIPTION OF CAPITAL STOCK OF BUYER AND CANADIAN NEWCO

BUYER

     The authorized capital stock of Buyer will consist of 500,000,000 shares of Buyer Common Stock, par value $0.01 per share, one share of Special Voting Stock, par value $0.01 per share and 1,000,000 shares of Buyer Preferred Stock,
par value $0.01 per share, of which             will be designated Buyer Series
A Preferred Shares in connection with the Buyer Rights. As of August 5, 1996, there were 235,718,534 shares of SCI Common Stock issued and outstanding, each of which will be converted, in the Holding Company Merger, into one share of Buyer Common Stock. SCI has no shares of preferred stock outstanding.

  Buyer Common Stock

     Subject to the prior rights of any shares of Buyer Preferred Stock that may from time to time be outstanding, holders of Buyer Common Stock are entitled to share ratably in such dividends as may be lawfully declared by the Board of Directors and paid by Buyer and, in the event of liquidation, dissolution or winding up of Buyer are entitled to share ratably in all assets available for distribution.

     Holders of Buyer Common Stock are entitled to one vote per share held of record on each matter submitted to a vote of stockholders. The holders of Buyer Common Stock have no preemptive rights to purchase any securities of Buyer or cumulative voting rights. Preferred stock purchase rights will be issuable in respect of all shares of Buyer Common Stock issued prior to certain events. See "-- Buyer Rights." All outstanding shares of Buyer Common Stock will be validly issued, fully paid and nonassessable. Buyer is not prohibited by the Buyer Articles from repurchasing shares of its Common Stock. Any such repurchases would be subject to any limitations on the amount available for such purchase under applicable corporate law, any applicable restrictions under the terms of any outstanding Buyer Preferred Stock or indebtedness and, in the case of market purchases, such restrictions on the timing, manner and amount of such purchases as might apply in the circumstances under applicable securities laws.

  Buyer Special Voting Stock

     A single Special Voting Share of Buyer Special Voting Stock will be authorized for issuance and will be outstanding having a par value of $0.01 per share. Except as otherwise required by law or the Buyer Articles, the Special Voting Share will be entitled to a number of votes equal to the number of outstanding Exchangeable Shares from time to time not owned by Buyer or subsidiaries of Buyer, and may be voted in the election of directors and on all other matters submitted to a vote of shareholders of Buyer. The holders of Buyer Common Stock and the holder of the Special Voting Share will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or the Buyer Articles. In the event of any liquidation, dissolution or winding up of Buyer, the holder of the Special Voting Share will not be entitled to receive any assets of Buyer available for distribution to its stockholders. The holder of the Special Voting Share will not be entitled to receive dividends. The Special Voting Share will be issued to the Trustee appointed under the Voting, Support and Exchange Trust Agreement. See "-- Voting, Support and Exchange Trust Agreement." At such time as the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by Buyer or subsidiaries of Buyer, and there are no shares of stock, debt, options or other agreements of Canadian Newco that could give rise to the issuance of any Exchangeable Shares to any person (other than Buyer or certain subsidiaries of Buyer), the Special Voting Share will be cancelled.

  Buyer Preferred Stock

     Buyer's Board of Directors will be authorized, without any further vote or action by Buyer's shareholders, to divide the Buyer Preferred Stock into series and, with respect to each series, to determine the dividend rights, dividend rates, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Buyer Common Stock), redemption rights and terms, liquidation preferences, sinking fund rights and terms, the number of shares constituting the series and the designation of each series.

  Buyer Rights

     Each share of Buyer Common Stock will have attached to it one preferred share purchase right (a "Buyer Right"). Each Buyer Right will entitle the registered holder to purchase from Buyer one one-thousandth of a share of a Buyer Series A Preferred Share at a price of $ per one one-thousandth of a Buyer Series A Preferred Share (the "Buyer Rights Purchase Price"), subject to adjustment. The description and terms of the Buyer Rights will be set forth in a Rights Agreement (the "Buyer Rights Agreement") which will be entered into prior to consummation of the Offers by Buyer and AmeriTrust Company National Association, as Rights Agent (the "Buyer Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than SCI) (a "Buyer Acquiring Person") have acquired beneficial ownership of 20 percent or more of the outstanding Buyer Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of Buyer prior to such time as any person or group of affiliated persons becomes a Buyer Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20 percent or more of the outstanding Buyer Common Stock (the earlier of such dates being called the "Buyer Distribution Date"), the Buyer Rights will be evidenced, with respect to any of the Buyer Common Stock certificates outstanding as of the Buyer Rights Record Date, by such Buyer Common Stock certificate with a copy of a summary of Buyer Rights (the "Summary of Buyer Rights") attached thereto. For the purposes of the Buyer Rights, beneficial ownership of Exchangeable Shares will be treated as beneficial ownership of Buyer Common Shares.

     The Buyer Rights Agreement will provide that, until the Buyer Distribution Date (or earlier redemption or expiration of the Buyer Rights), the Buyer Rights will be transferred with and only with the Buyer Common Stock. Until the Buyer Distribution Date (or earlier redemption or expiration of the Buyer Rights), new Buyer Common Stock certificates issued after the Buyer Rights Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Buyer Rights Agreement by reference. Until the Buyer Distribution Date (or earlier redemption or expiration of the Buyer Rights), the surrender for transfer of any certificates for Buyer Common Stock outstanding as of the Buyer Rights Record Date, even without such notation or a copy of the Summary of Buyer Rights being attached thereto, will also constitute the transfer of the Buyer Rights associated with the Buyer Common Stock represented by such certificate. As soon as practicable following the Buyer Distribution Date, separate certificates evidencing the Buyer Rights ("Buyer Right Certificates") will be mailed to holders of record of the Buyer Common Stock as of the close of business on the Buyer Distribution Date and such separate Buyer Right Certificates alone will evidence the Buyer Rights.

     The Buyer Rights will not be exercisable until the Buyer Distribution Date.
The Buyer Rights will expire on               ,      (the " Buyer Final
Expiration Date"), unless the Final Expiration Date is extended or unless the Buyer Rights are earlier redeemed or exchanged by Buyer, in each case, as described below.

     The Buyer Rights Purchase Price payable, and the number of Buyer Series A Preferred Shares or other securities or property issuable, upon exercise of the Buyer Rights will be subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Buyer Series A Preferred Shares, (ii) upon the grant to holders of the Buyer Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Buyer Series A Preferred Shares at a price, or securities convertible into Buyer Series A Preferred Shares with a conversion price, less than the then current market price of the Buyer Series A Preferred Shares or (iii) upon the distribution to holders of the Buyer Series A Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Buyer Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Buyer Rights and the number of one one-thousandths of a Buyer Series A Preferred Share issuable upon exercise of each Buyer Right will also be subject to adjustment in the event of a stock split of the Buyer Common Stock or a stock dividend on the Buyer Common Stock payable in Buyer

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

Common Stock or subdivisions, consolidations or combinations of the Buyer Common Stock occurring, in any such case, prior to the Buyer Distribution Date.

     Buyer Series A Preferred Shares purchasable upon exercise of the Buyer Rights will not be redeemable. Each Buyer Series A Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Buyer Common Stock. In the event of liquidation, the holders of the Buyer Series A Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of Buyer Common Stock. Each Buyer Series A Preferred Share will have 1,000 votes, voting together with the Buyer Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Buyer Common Stock are exchanged, each Buyer Series A Preferred Share will be entitled to receive 1,000 times the amount received per share of Buyer Common Stock. These rights will be protected by customary antidilution provisions.

     Because of the nature of the Buyer Series A Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Buyer Series A Preferred Share purchasable upon exercise of each Buyer Right should approximate the value of one share of Buyer Common Stock.

     In the event that Buyer is acquired in a merger or other business combination transaction or 50 percent or more of its consolidated assets or earning power are sold after a person or group has become a Buyer Acquiring Person, proper provision will be made so that each holder of a Buyer Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Buyer Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Buyer Right. In the event that any person or group of affiliated or associated persons becomes a Buyer Acquiring Person, proper provision shall be made so that each holder of a Buyer Right, other than Buyer Rights beneficially owned by the Buyer Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Buyer Common Stock having a market value of two times the exercise price of the Buyer Right.

     At any time after any person or group becomes a Buyer Acquiring Person and prior to the acquisition by such person or group of 50 percent or more of the outstanding Buyer Common Stock, the Board of Directors of Buyer may exchange the Buyer Rights (other than Buyer Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Buyer Common Stock, or one one-hundredth of a Buyer Series A Preferred Share (or of a share of a class or series of Buyer's preferred stock having equivalent rights, preferences and privileges), per Buyer Right (subject to adjustment).

     With certain exceptions, no adjustment in the Buyer Rights Purchase Price will be required until cumulative adjustments require an adjustment of at least 1 percent in such Buyer Rights Purchase Price. No fractional Buyer Series A Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Buyer Series A Preferred Share, which may, at the election of Buyer, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Buyer Series A Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20 percent or more of the outstanding Buyer Common Stock the Board of Directors of Buyer may redeem the Buyer Rights in whole, but not in part, at a price of $.01 per Buyer Right (the "Buyer Redemption Price"). The redemption of the Buyer Rights may be made effective at such time on such basis with such conditions as the Board of Directors of Buyer in its sole discretion may establish. Immediately upon any redemption of the Buyer Rights, the right to exercise the Buyer Rights will terminate and the only right of the holders of Buyer Rights will be to receive the Buyer Redemption Price.

     The terms of the Buyer Rights may be amended by the Board of Directors of Buyer without the consent of the holders of the Buyer Rights, except that from and after such time as any person or group of affiliated or associated persons becomes a Buyer Acquiring Person no such amendment may adversely affect the interests of the holders of the Buyer Rights.

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

     Until a Buyer Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Buyer, including, without limitation, the right to vote or to receive dividends.

CANADIAN NEWCO

     The authorized capital of Canadian Newco will consist of 10,000 Canadian
Newco Common Shares and           Exchangeable Shares. As of October 1, 1996,
there were 100 Canadian Newco Common Shares issued and outstanding, and no Exchangeable Shares were at that date authorized or issued and outstanding. All of the outstanding Canadian Newco Common Shares are owned by Buyer.

  Exchangeable Shares

     Ranking. The Exchangeable Shares will rank prior to the Canadian Newco Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and with respect to the distribution of assets of Canadian Newco in the event of liquidation, dissolution or winding up or any other proposed distribution of the assets of Canadian Newco among its shareholders for the purpose of winding up its affairs (a "Liquidation").

     Dividends. Holders of Exchangeable Shares will be entitled to receive dividends, payable in Canadian dollars, equivalent to dividends paid from time to time by Buyer on shares of Buyer Common Stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the Buyer Common Stock and the Canadian dollar equivalent of the U.S. dollar dividends declared by Buyer will
be determined based upon the noon spot rate, quoted by                for
purchases of Canadian dollars using U.S. dollars, as of the fifth business day prior to the payment date for such dividends.

     Certain Restrictions. Except as provided in the next sentence, Canadian Newco will not without the approval of the holders of the Exchangeable Shares as set forth below under "-- Amendment and Approval":

          (a) pay any dividend on the Canadian Newco Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on Liquidation, other than stock dividends payable in Canadian Newco Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

          (b) redeem, purchase or make any capital distribution in respect of Canadian Newco Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on Liquidation;

          (c) redeem or purchase any other shares of Canadian Newco ranking equally with the Exchangeable Shares with respect to the payment of dividends or on Liquidation; or

          (d) issue any shares other than Exchangeable Shares or Canadian Newco Common Shares.

     The restrictions in clauses (a), (b) and (c) above will not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared on the Buyer Common Stock have been declared and paid in full.

     Liquidation of Canadian Newco. In the event of a Liquidation, a holder of Exchangeable Shares will be entitled to receive for each Exchangeable Share held by him on the effective date of such Liquidation (the "Liquidation Date") an amount to be satisfied by issuance of one share of Buyer Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Share (together, the "Liquidation Amount").

     On or after the Liquidation Date, a holder of Exchangeable Shares may surrender certificates representing such Exchangeable Shares, together with such other documents as may be required, to Canadian Newco's registered office or the office of the transfer agent. Upon receipt of the certificates and other documents and subject to the exercise by Buyer of its Liquidation Call Right (as defined below), Canadian Newco will deliver the Liquidation Amount to such holder at the address recorded in the share register or by

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

holding the Liquidation Amount for pick up by the holder at Canadian Newco's registered office or the office of the transfer agent, as specified by Canadian Newco in a notice to such holders.

     "Liquidation Call Right" means the overriding right of Buyer, in the event of a proposed Liquidation of Canadian Newco, to purchase all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Buyer and its subsidiaries) from the holders thereof on the Liquidation Date in exchange for shares of Buyer Common Stock, plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares, pursuant to the special rights and restrictions attached to the Exchangeable Shares.

     Upon the occurrence of a Liquidation, Buyer will have the right to purchase all but not less than all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by Buyer and its subsidiaries) at a purchase price per share equal to the Liquidation Amount and, upon the exercise of the Liquidation Call Right, the holders thereof will be obligated to sell such shares to Buyer. The purchase by Buyer of all of the outstanding Exchangeable Shares upon the exercise of the Liquidation Call Right will occur on the Liquidation Date.

     Upon the occurrence of a Canadian Newco Insolvency Event (as defined below), the trustee under the Voting, Support and Exchange Trust Agreement on behalf of the holders of Exchangeable Shares will have the right to require Buyer to purchase any or all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by Buyer and its subsidiaries) for the Liquidation Amount as described under "-- Voting, Support and Exchange Trust Agreement" and "-- Optional Exchange Right in Case of a Canadian Newco Insolvency Event."

     "Canadian Newco Insolvency Event" means the institution by Canadian Newco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Canadian Newco to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canadian Newco to contest in good faith any such proceedings commenced in respect of Canadian Newco within 15 days of becoming aware thereof, or the consent by Canadian Newco to the filing of any such petition or to the appointment of a receiver, or the making by Canadian Newco of a general assignment for the benefit of creditors, or the inability of Canadian Newco to pay its debts generally as they become due, or Canadian Newco not being permitted, pursuant to solvency requirements or provisions of applicable law, to redeem any Exchangeable Shares pursuant to the special rights and restrictions attached to the Exchangeable Shares.

     Automatic Exchange on Liquidation of Buyer. In the event of a Buyer Liquidation Event (as defined below), Buyer will be required to purchase each outstanding Exchangeable Share (other than Exchangeable Shares held by Buyer and its subsidiaries) and holders of Exchangeable Shares will be required to sell the Exchangeable Shares held by them at that time, by exchanging one share of Buyer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Share.

     "Buyer Liquidation Event" means (i) any determination by Buyer's Board of Directors to institute voluntary liquidation proceedings (not including a reorganization under applicable bankruptcy laws) with respect to Buyer or (ii) receipt by Buyer of notice of, or Buyer otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation (not including a reorganization under applicable bankruptcy laws) of Buyer.

     Upon a holder's request and surrender of Exchangeable Share certificates, duly endorsed in blank and accompanied by such instrument of transfer as Buyer may reasonably require, Buyer will deliver to such holder certificates representing an equivalent number of shares of Buyer Common Stock plus a check in the amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares.

     Retraction of Exchangeable Shares by Holders. A holder of Exchangeable Shares will be entitled at any time to require Canadian Newco to redeem any or all of the Exchangeable Shares held by such holder for a retraction price per share to be satisfied by issuance of a share of Buyer Common Stock, plus an additional

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

amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Share, subject to the Retraction Call Rights (as defined below) of Buyer described below. Holders of the Exchangeable Shares may effect such retraction by presenting a certificate or certificates to Canadian Newco or its transfer agent representing the number of Exchangeable Shares the holder desires to retract, together with a duly executed Retraction Request specifying the number of Exchangeable Shares the holder wishes to retract and such other documents as may be required to effect the retraction of the Exchangeable Shares. The retraction will become effective three business days after the date on which Canadian Newco receives the Retraction Request from the holder (such third business day being hereinafter referred to as the "Retraction Date").

     "Retraction Call Rights" means the overriding right of Buyer, in the event of a proposed retraction of Exchangeable Shares by a holder thereof, to purchase from such holder on the Retraction Date all of the Exchangeable Shares tendered for redemption in exchange for shares of Buyer Common Stock, plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares, pursuant to the special rights and restrictions attached to the Exchangeable Shares.

     Upon receipt of a Retraction Request and other required documentation, Canadian Newco will immediately notify Buyer. Buyer must then advise Canadian Newco within two business days as to whether the Retraction Call Right will be exercised. If Buyer so advises Canadian Newco within such two business day period, Canadian Newco will notify the holder as soon as possible thereafter that the Retraction Call Right will be exercised. A holder may revoke his or her Retraction Request at any time prior to the close of business on the business day preceding the Retraction Date, in which case the holder's Exchangeable Shares will neither be purchased by Buyer nor redeemed by Canadian Newco. If the holder does not revoke his or her Retraction Request, on the Retraction Date the Exchangeable Shares that the holder has requested Canadian Newco to redeem will be purchased by Buyer or redeemed by Canadian Newco, as the case may be, in each case at a price per share equal to one share of Buyer Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Share.

     If, as a result of solvency requirements or provisions of applicable law, Canadian Newco is not permitted to redeem all Exchangeable Shares tendered by a retracting holder, Canadian Newco will redeem only those Exchangeable Shares tendered by the holder (rounded down to a whole number of shares) as would not be contrary to such provisions of applicable law. The holder of any Exchangeable Shares not redeemed by Canadian Newco will be deemed to have required Buyer to purchase such unretracted shares in exchange for Buyer Common Stock on the Retraction Date pursuant to the optional Exchange Right. See "-- Optional Exchange Right in case of a Canadian Newco Insolvency Event."

     Redemption of Exchangeable Shares. Subject to applicable law and the Redemption Call Right (as defined below) of Buyer, on any Optional Redemption Date, Canadian Newco will redeem all but not less than all of the then outstanding Exchangeable Shares for a redemption price per share equal to a share of Buyer Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares (together, the "Redemption Price"). Canadian Newco will, at least 120 days prior to the relevant Optional Redemption Date, provide the registered holders of the Exchangeable Shares with written notice of the proposed redemption of the Exchangeable Shares by Canadian Newco. On or after the date any such redemption is effected, upon the holder's presentation and surrender of the certificates representing the Exchangeable Shares and such other documents as may be required at the office of the transfer agent or the registered office of Canadian Newco, Canadian Newco will deliver the Redemption Price to the holder at the address of the holder recorded in the share register or by holding the Redemption Price for pick up by the holder at the registered office of Canadian Newco or the office of the transfer agent as specified in the written notice.

     "Redemption Call Right" means the overriding right of Buyer to purchase all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Buyer or its subsidiaries) from the holders thereof on the Optional Redemption Date, pursuant to the special rights and restrictions attached to the Exchangeable Shares. Buyer will have a Redemption Call Right, notwithstanding a proposed redemption of the Exchangeable Shares by Canadian Newco on the Optional Redemption Date, to purchase on such Optional Redemption Date all but not less than all of the Exchangeable Shares then outstanding (other than

Exchangeable Shares held by Buyer or its subsidiaries) in exchange for the Redemption Price and, upon the exercise of the Redemption Call Right, the holders thereof will be obligated to sell such shares to Buyer. If Buyer exercises the Redemption Call Right, Canadian Newco's right to redeem the Exchangeable Shares on such Optional Redemption Date will terminate.

     Voting Rights. Except as required by applicable law, the holders of the Exchangeable Shares are not entitled as such to receive notice of or attend any meeting of the shareholders of Canadian Newco or to vote at any such meeting.

     Amendment and Approval. The special rights and restrictions attached to the Exchangeable Shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than three-quarters of the votes cast thereon (other than shares beneficially owned by Buyer or its subsidiaries) at a meeting of the holders of Exchangeable Shares duly called and held at which holders of at least one-third of the then outstanding Exchangeable Shares are present in person or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than 10 days later) as may be determined at the original meeting and the holders of Exchangeable Shares present in person or represented by proxy at the adjourned meeting will constitute a quorum thereat and may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than three-quarters of the votes cast thereon will constitute the approval or consent of the holders of the Exchangeable Shares.

     Actions by Canadian Newco under Voting, Support and Exchange Trust Agreement. Canadian Newco will agree to take all such actions and do all such things as are necessary or advisable to perform and comply with its obligations under, and to ensure the performance and compliance by Buyer with its obligations under, the Voting, Support and Exchange Trust Agreement.

  Associated Rights

     Each issued Exchangeable Share will have an associated right (an "Exchangeable Share Right") entitling the holder of such Exchangeable Share Right to acquire additional Exchangeable Shares on terms substantially the same as the terms and conditions upon which the Buyer Rights entitle a holder of a Buyer Right to acquire either one one-thousandth of a Buyer Series A Preferred Share (essentially the economic equivalent of a share of Buyer Common Stock) or, in certain circumstances, shares of Buyer Common Stock (with the definitions of beneficial ownership, the calculation of percentage ownership and the number of shares outstanding and related provisions applying, as appropriate, to shares of Buyer Common Stock and Exchangeable Shares as though they were the same security). The Exchangeable Share Rights are intended to have characteristics essentially equivalent in economic effect to the Buyer Rights.

  Voting, Support and Exchange Trust Agreement

     Voting Rights. Pursuant to the Voting, Support and Exchange Trust Agreement, Buyer will issue the Special Voting Share to the Trustee for the benefit of the holders (other than Buyer and certain subsidiaries of Buyer) of the Exchangeable Shares. The Special Voting Share will have a number of votes, which may be cast at any meeting at which Buyer stockholders are entitled to vote, equal to the number of outstanding Exchangeable Shares (other than shares held by Buyer and certain subsidiaries of Buyer). With respect to any written consent sought from the Buyer stockholders, the Special Voting Share will have a like number of votes.

     Each such holder of an Exchangeable Share on the record date for any meeting at which Buyer stockholders are entitled to vote will be entitled to instruct the Trustee to exercise one of the votes attached to the Special Voting Share for such Exchangeable Share. The Trustee will exercise each vote attached to the Special Voting Share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. A holder may, upon instructing the Trustee, obtain a proxy from the

Trustee entitling the holder to vote directly at the relevant meeting the votes attached to the Special Voting Share to which the holder is entitled.

     The Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which the Buyer stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the Special Voting Share, at the same time as Buyer sends such notice and materials to the Buyer shareholders. The Trustee will also send to the holders copies of all information statements, interim and annual financial statements, reports and other materials sent by Buyer to the Buyer shareholders at the same time as such materials are sent to the Buyer shareholders. To the extent such materials are provided to the Trustee by Buyer, the Trustee will also send to the holders all materials sent by third parties to Buyer shareholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to Buyer shareholders.

     All rights of a holder of Exchangeable Shares to exercise votes attached to the Special Voting Share will cease upon the exchange of all of such holder's Exchangeable Shares for shares of Buyer Common Stock.

     Optional Exchange Right in case of a Canadian Newco Insolvency Event. Upon the occurrence and during the continuance of a Canadian Newco Insolvency Event, a holder of Exchangeable Shares will be entitled to instruct the Trustee to exercise the optional Exchange Right (as defined below) with respect to any or all of the Exchangeable Shares held by such holder, thereby requiring Buyer to purchase such Exchangeable Shares from the holder. Immediately upon the occurrence of a Canadian Newco Insolvency Event or any event which may, with the passage of time or the giving of notice, become a Canadian Newco Insolvency Event, Canadian Newco and Buyer will give written notice thereof to the Trustee. As soon as practicable thereafter, the Trustee will then notify each holder of Exchangeable Shares of such event or potential event and will advise the holder of its rights with respect to the optional Exchange Right.

     The purchase price payable by Buyer for each Exchangeable Share to be purchased under the optional Exchange Right will be satisfied by issuance of one share of Buyer Common Stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Share.

     If, as a result of solvency provisions of applicable law, Canadian Newco is unable to redeem all of the Exchangeable Shares tendered for retraction by a holder in accordance with the special rights and restrictions attached to the Exchangeable Shares, the holder will be deemed to have exercised the optional Exchange Right with respect to the unredeemed Exchangeable Shares and Buyer will be required to purchase such shares from the holder in the manner set forth above. "Exchange Right" means the optional exchange right granted to the Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Voting, Support and Exchange Trust Agreement to require Buyer to exchange Exchangeable Shares for shares of Buyer Common Stock, plus an additional amount equivalent to any declared and unpaid dividends on such Exchangeable Shares, upon the occurrence of a Canadian Newco Insolvency Event.

     Buyer Support Obligation. Under the Voting, Support and Exchange Trust Agreement, Buyer will agree that: (i) it will not declare or pay dividends on the Buyer Common Stock unless Canadian Newco is able to and simultaneously pays an equivalent dividend on the Exchangeable Shares; (ii) it will advise Canadian Newco in advance of the declaration of any dividend on the Buyer Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for the Buyer Common Stock and that such dates will correspond with any requirement of each stock exchange on which the Exchangeable Shares are then listed; (iii) it will ensure that the record date for any dividend declared on the Buyer Common Stock is not less than 10 business days after the declaration date for such dividend or such shorter period within which applicable law may be complied with; (iv) it will take all actions and do all things necessary to ensure that Canadian Newco is able to pay to the holders of the Exchangeable Shares the equivalent number of shares of Buyer Common Stock plus any additional amount equivalent to the full amount of all unpaid dividends on the Exchangeable Shares in the event of a Liquidation, a retraction of Exchangeable Shares by a holder thereof or a redemption of Exchangeable Shares by Canadian Newco; (v) it will not vote or otherwise take any action or omit to take any action causing a

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

Liquidation; and (vi) it will enable Canadian Newco to maintain a listing for the Exchangeable Shares on a Canadian stock exchange.

     The Voting, Support and Exchange Trust Agreement also provides that, without the prior approval of Canadian Newco and the holders of the Exchangeable Shares as set forth under "-- Amendment and Approval," Buyer will not distribute additional shares of Buyer Common Stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of Buyer Common Stock, nor change the Buyer Common Stock, unless the same or an economically equivalent distribution on, change to or offer for the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. The Canadian Newco board of directors is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the Exchangeable Shares is the same as or economically equivalent to any proposed distribution on or change to the Buyer Common Stock. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the Buyer Common Stock, Buyer will use reasonable efforts to take all actions necessary or desirable to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of Buyer Common Stock.

     The Voting, Support and Exchange Trust Agreement also provides that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Buyer or any of its subsidiaries, Buyer will, unless approval to do otherwise is obtained from the holders of the Exchangeable Shares, remain the direct or indirect beneficial owner of at least 50.1 percent of all issued and outstanding securities of Canadian Newco having voting rights (excluding the Exchangeable Shares).

     With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of Buyer, Canadian Newco and the Trustee and its counsel are of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Voting, Support and Exchange Trust Agreement may not be amended without the approval of the holders of the Exchangeable Shares as set forth under "-- Amendment and Approval."

     Under the Voting, Support and Exchange Trust Agreement, Buyer has agreed not to exercise any voting rights attached to the Exchangeable Shares owned by it or any of its subsidiaries on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Voting, Support and Exchange Trust Agreement).

     Delivery of Buyer Common Stock. Buyer will ensure that all shares of Buyer Common Stock to be delivered by it under the Voting, Support and Exchange Trust Agreement or the Second Step Transaction are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required, so that such shares may be freely traded by the holders thereof (other than any restriction on transfer by reason of a holder being a "control person" of Canadian Newco for purposes of Canadian law or an "affiliate" of Buyer or of the Company for purposes of United States law). In addition, Buyer will take all actions necessary to cause all such shares of Buyer Common Stock to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding shares of Buyer Common Stock are then listed or quoted for trading.

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

                 COMPARISON OF RIGHTS OF HOLDERS OF SHARES AND
                    PREFERRED SHARES AND BUYER COMMON STOCK
                            AND EXCHANGEABLE SHARES

GENERAL

     The rights of holders of the Shares and the Preferred Shares are governed by the Company's altered memorandum (the "Company Memorandum") and articles, including all amendments and schedules thereto (the "Company Articles," and together with the Company Memorandum, the "Company Charter Documents") and the BCCA. Following consummation of the Offers, the rights of Company shareholders who become holders of Buyer Common Stock will be governed by Buyer's Amended and Restated Certificate of Incorporation (the "Buyer Certificate") and bylaws (the "Buyer Bylaws", and together with the Buyer Certificate, the "Buyer Charter Documents") and the General Corporation Law of the State of Delaware (the "DGCL"), and the rights of Company shareholders who become holders of Exchangeable Shares will be governed by Canadian Newco's altered Memorandum (the "Canadian Newco Memorandum") and articles, including all amendments and schedules thereto (the "Canadian Newco Articles", and together with the Canadian Newco Memorandum, the "Canadian Newco Charter Documents") and the BCCA. The following is a summary of the material differences between the rights of Company shareholders, on the one hand, and those of Buyer stockholders or Canadian Newco shareholders, on the other. The following does not purport to be a complete description of the differences among such rights. Such differences may be determined in full by reference to the DGCL, the BCCA, the Buyer Charter Documents, the Canadian Newco Charter Documents, and the Company Charter Documents.

     SCI intends to cause the Buyer Charter Documents and the Canadian Newco Charter Documents to be amended prior to the consummation of the Offers. The following discussion reflects the Buyer Charter Documents and the Canadian Newco Charter Documents as such are expected to be in effect at the time the Offers are consummated, and not as in effect as of the date hereof.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Company

     Pursuant to the Company Articles, the Board of Directors of the Company (the "Company Board") is divided into four classes and directors are elected to serve staggered four-year terms, except that, in connection with any election or appointment of a director, the directors then in office are entitled to stipulate a shorter term. The Company Articles provide that the number of directors may be set from time to time by the Company Board, provided that the number of directors may not be more than 20 or less than three.

  Buyer

     The Buyer Bylaws provide that the Board of Directors of Buyer (the "Buyer Board") will be divided into three classes, with directors elected to serve staggered three-year terms. The Buyer Bylaws provide that, subject to the right of the holders of any class or series of preferred stock of Buyer ("Buyer Preferred Stock") under specified circumstances, the number of directors of Buyer may be fixed from time to time by the Buyer Board, but may not be less than three.

  Canadian Newco

     The Canadian Newco Articles will provide for a board of three or more directors (the "Canadian Newco Board"), as fixed from time to time by the shareholders holding shares of Canadian Newco which are entitled to be voted at an annual general meeting of Canadian Newco. Holders of Exchangeable Shares will have no right to vote for the election or appointment of directors or the alteration of the number of directors of Canadian Newco.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

  The Company

     Under the BCCA, Company directors may be removed by the affirmative vote of at least three-quarters of the votes cast by shareholders entitled to vote at a general meeting at which, under the Company Articles, a quorum of at least 50 percent of the shares entitled to vote thereon are present. Shareholders may, by an ordinary resolution of a majority of votes cast at such a meeting, appoint a new director to serve in the removed director's stead. In addition, the Company Articles provide that the Company Board may remove any director by the affirmative vote of three-quarters of the incumbent Company Board. The Company Articles provide that any vacancy on the Company Board resulting from an increase in the number of directors or the removal of a director by the Company Board, and any casual vacancies, may be filled by action of the directors remaining in office, provided that the necessary quorum for directors exists. According to the Company Charter Documents, any director appointed to serve due to an increase in the number of directors shall, unless the directors specify a shorter term, serve for a term expiring at the fourth annual general meeting of the Company following such appointment, and any director appointed to fill any other vacancy in the Company Board shall serve for the unexpired portion of the term of the preceding director.

  Buyer

     The Buyer Bylaws provide that directors may be removed with or without cause, but only by vote of 80 percent (or, if removal has been approved by at least 80 percent of the directors then in office, by vote of at least a majority) of the combined voting power of the then outstanding shares of capital stock entitled to vote at an election of directors, voting together as a class. The Buyer Bylaws will provide that, subject to the right of the holders of Buyer Preferred Stock under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Buyer Board resulting from death, resignation, disqualification, removal or other cause may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any newly created directorships will be apportioned among the classes of directors so that the classes are as nearly equal in number as possible. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Buyer Board may shorten the term of any incumbent director.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to the appointment and removal of directors as is the Company. However, the quorum for a general meeting of shareholders of Canadian Newco is only two shareholders holding in the aggregate 5 percent of the shares entitled to be voted at the meeting (and only one shareholder if one shareholder holds all of the shares entitled to be voted at the meeting). Holders of Exchangeable Shares will have no right to remove directors or to fill vacancies on the Canadian Newco Board.

EXTRAORDINARY OR SPECIAL MEETINGS OF SHAREHOLDERS

  The Company

     Pursuant to the BCCA, extraordinary general meetings of Company shareholders may be called by the Company Board (on not less than 21 days' notice to shareholders) or upon request of shareholders holding an aggregate of at least one-twentieth of the outstanding Company shares entitled to vote thereat (a "Request"). The Company is required to call, within 21 days of receiving a proper Request, an extraordinary general meeting, which meeting must be held within four months after the date the Request for such meeting was delivered. The Company Articles require that notice for any meeting called pursuant to a Request must be given not less than 45 days prior to the date of such meeting. The business to be conducted at any meeting of Company shareholders is limited to the business brought before the meeting pursuant to Company's notice of meeting.

     A quorum for a meeting of the shareholders of the Company generally is two shareholders holding one-twentieth of the outstanding shares of the Company entitled to vote at such meeting. However, the Company Articles provide that, unless the action has been approved by a majority of the directors who are not nominees of an "intervening shareholder", a quorum consisting of two shareholders holding not less than 50 percent of the voting shares is required before action can be taken with respect to amalgamations, reorganizations and other business combinations, the removal of directors, the amendment, alteration or repeal of certain provisions of the Company Articles and certain other matters. The increased quorum requirement for business combinations is restricted to those cases in which the combination involves an "intervening shareholder." An "intervening shareholder", under the Company Articles, is a shareholder who beneficially owns 10 percent or more of the shares entitled to vote in the election of directors (other than Raymond L. Loewen and certain of his associates and subsidiaries of the Company).

     Under the BCCA and the Company Articles, a majority of the votes cast is generally required for an action by the shareholders of the Company, except that only a plurality of the votes cast is required for the election of directors.

  Buyer

     The Buyer Bylaws provide that special meetings of the shareholders may be called for any purpose by the Chairman of the Buyer Board or the Buyer Board (pursuant to a resolution approved by a majority of the entire Buyer Board). The Buyer Bylaws also provide that the business permitted to be conducted at any special meeting of shareholders will be limited to the business brought before the meeting pursuant to the Buyer's notice of meeting.

     Holders of a majority of the outstanding shares of Buyer capital stock entitled to vote generally in the election of directors will constitute a quorum for any annual or special meeting of the shareholders. A majority of the votes cast will generally be required for any action by the shareholders of Buyer, except that only a plurality of the votes cast is required for elections of directors. The DGCL provides that these quorum and voting requirements may be increased or decreased by a change to the Buyer Charter Documents (which may be effected by the Buyer Board), so long as the requirement for a quorum does not fall below one-third of the shares entitled to vote and subject to provisions of the DGCL in respect of the vote required for certain specified actions, such as mergers.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to meetings of shareholders as is the Company. However, the quorum for a general meeting of shareholders of Canadian Newco is only two shareholders holding in the aggregate 5 percent of the shares entitled to be voted at the meeting (and only one shareholder if one shareholder holds all of the shares entitled to be voted at the meeting). Holders of Exchangeable Shares will have no right to call meetings of Canadian Newco shareholders or, other than at a class meeting of holders of Exchangeable Shares required by the BCCA or the special rights and restrictions attached to the Exchangeable Shares, to vote on any matter brought before a meeting of Canadian Newco shareholders.

SHAREHOLDER NOMINATIONS

  The Company

     The Company Articles provide that shareholders together holding an aggregate of not less than 10 percent of the shares entitled to vote in elections of directors may nominate directors for election at an annual general meeting of the Company shareholders. The Company Articles require any such shareholders seeking to make a nomination to notify the Company of such nomination not less than 35 days prior to the date of such meeting and to provide certain information concerning the nominee. Under the BCCA, the Company is required to publish notice of any general meeting at which directors are to be elected not less than 56 days prior to such meeting and thereby invite written nominations for directors to be submitted by holders of not less than 10 percent of the outstanding Shares.

  Buyer

     Neither the DGCL nor the Buyer Bylaws contain any specific procedures that must be followed for shareholders to nominate individuals for election to the Buyer Board.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to the nomination of directors as is the Company. The Canadian Newco Articles make no additional provisions. Holders of Exchangeable Shares will have no right to nominate directors for election to the Canadian Newco Board.

SHAREHOLDER PROPOSALS

  The Company

     Neither the BCCA nor the Company Articles provide for the proposing of business by shareholders other than in connection with a Request as described above. See "-- Extraordinary or Special Meetings of Shareholders -- The Company."

  Buyer

     Neither the DGCL nor the Buyer Bylaws contain any specific procedures that must be followed for a shareholder to submit a proposal to a vote of Buyer shareholders at an annual meeting of shareholders.

  Canadian Newco

     Neither the BCCA, nor the Canadian Newco Articles provide for the proposing of business by shareholders other than in connection with a Request as described under "-- Extraordinary or Special Meetings of Shareholders -- The Company." Holders of Exchangeable Shares will have no right to propose business to be acted upon at meetings of Canadian Newco shareholders.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

  The Company

     The BCCA provides that amalgamations involving any company must be approved
(1) by holders of each class of shares of such company by the affirmative vote of three-quarters of the votes cast, and (2) by the Supreme Court of British Columbia, "having regard to the rights and interests of every person affected." The BCCA also provides that certain other extraordinary matters, such as continuation under the laws of another jurisdiction, sale, lease or other disposition of substantially all of the undertaking of the company, or liquidation, also require approval by the affirmative vote of three-quarters of the votes cast by holders of shares entitled to vote thereon. In addition, the Company Articles provide that the following transactions must be approved by at least three-quarters of the votes cast by holders of shares entitled to vote thereon at a general meeting of Company shareholders (unless approved by a majority of directors who are not nominees of a party interested in the transaction): (1) a sale or transfer to an intervening shareholder (see
"-- Extraordinary or Special Meetings of Stockholders -- The Company"), or its associate or affiliate, of assets of the Company or a subsidiary having an aggregate fair market value of not less than C$10,000,000; and (2) the issuance or transfer of shares or other securities in the Company or a subsidiary to an "intervening shareholder" or its associate or affiliate in exchange for assets having an aggregate fair market value of not less than C$10,000,000.

  Buyer

     Under the DGCL, the recommendation of the board of directors and the approval of a simple majority of the outstanding shares of Buyer entitled to vote thereon are required to effect a merger or consolidation or to sell, lease or exchange substantially all of Buyer's assets. Subject to Section 203 of the DGCL described below under "-- State Antitakeover Statutes," no vote of Buyer shareholders would be required if Buyer were the surviving corporation and (i) the related agreement of merger did not amend the Buyer Certificate, (ii) each share of stock of Buyer outstanding immediately before the merger was an identical outstanding or treasury share of Buyer after the merger and (iii) the number of shares of Buyer Common Stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) did not exceed 20 percent of the shares of Buyer Common Stock outstanding immediately before the merger.

  Canadian Newco

     Other than pursuant to the requirements of the BCCA, as referred to above under "-- The Company" and below under "-- Amendment of Corporate Charter and Bylaws" and as prescribed by the special rights and restrictions attached to the Exchangeable Shares, holders of Exchangeable Shares will have no special voting rights with respect to Canadian Newco.

ACTION BY WRITTEN CONSENT

  The Company

     Under the BCCA, shareholders may act without a general meeting upon an ordinary resolution submitted to all shareholders entitled to vote thereon and consented to in writing by shareholders holding not less than three-quarters of the votes entitled to be cast with respect to such matter, except that, with respect to certain extraordinary matters, such as an amalgamation or removal of a director, shareholders may act without a general meeting only upon a special resolution consented to in writing by all of the shareholders entitled to vote with respect to such matters.

  Buyer

     The Buyer Certificate provides that any action required or permitted to be taken by the shareholders must be effected at an annual or special meeting of the shareholders and may not be effected by written consent.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to the taking of action by written consent as is the Company.

AMENDMENT OF CORPORATE CHARTER AND BYLAWS

  The Company

     Pursuant to the BCCA, a company's memorandum or articles may generally be amended only upon approval given by holders of not less than three-quarters of the votes cast at a general meeting of the company's shareholders, and by otherwise complying with its memorandum and articles; provided, however, that
(a) if rights attached to a class or series are prejudiced, interfered with, or affected differently from rights attached to other classes or series, a separate resolution of shareholders of that class or series may be required, (b) alteration of the memorandum as to part only of the issued shares of a class or series may require consent of holders of three-quarters of the shares of such class or series not to be changed, and (c) if the articles authorize the board of directors to fix the number of shares in a series of a class of shares, and to determine the designation of the shares or to create, define and attach special rights and restrictions to the shares of each series of a class of shares, the board may amend the articles to accomplish the foregoing without shareholder approval.

  Buyer

     Under the DGCL and the Buyer Certificate, an amendment to the Buyer Certificate generally requires the recommendation of the Buyer Board, the approval of a majority of all shares entitled to vote thereon, voting together as a single class and the majority of the outstanding stock of each class entitled to vote thereon. However, the Buyer Certificate provides that the affirmative vote of the holders of at least 80 percent of the voting power of the outstanding shares of Buyer entitled to vote generally in the election of directors, voting together as a single class, is required to amend provisions of the Buyer Certificate relating to the prohibition of shareholder action without a meeting and to the amendment of the Buyer Bylaws.

     The Buyer Bylaws provide that the Buyer Bylaws may be amended by the Buyer Board (except so far as Bylaws adopted by shareholders otherwise provide) or by the majority vote of shareholders entitled to vote thereon; provided, however, that the provisions of the Buyer Bylaws relating to the calling of special meetings of shareholders, the prohibition on action by written consent, the removal of directors and the filling of vacancies, the nomination of directors by shareholders and the removal of directors will not be amendable or repealable without the affirmative vote of the holders of at least 80 percent of the shares entitled to vote for the election of directors, voting together as a single class.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to the amendment of its memorandum and articles as is the Company. Holders of Exchangeable Shares will have no power to make, alter, amend, or repeal provisions of Canadian Newco's Charter Documents, but may be entitled to vote as a class with respect to certain amendments, as described above under "-- The Company."

APPRAISAL RIGHTS

  The Company

     The BCCA provides procedures by which shareholders may dissent from certain transactions, including amalgamations, continuations, sale, lease or other disposition of substantially all of the undertaking of the company, provision by the company of otherwise prohibited financial assistance, certain amendments to the articles, and liquidation, and may require the company (or the amalgamated company in an amalgamation) to purchase such dissenting holder's shares for their "fair value" (as determined by the BC Court) as of the day before the date on which the resolution authorizing the action from which such holder has dissented is adopted by the shareholders. Dissent rights are not available to any shareholder who consents to or votes in favor of the resolution to which such holder is dissenting (except where such consent or vote is given only as a proxy for a person whose proxy required an affirmative vote).

  Buyer

     The DGCL provides procedures by which shareholders may dissent from certain transactions, including mergers and consolidations, and to receive the appraised fair value of their stock. Appraisal rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 shareholders or (ii) shares of the surviving corporation of the merger, if the merger did not require the approval of the shareholders of such corporation, unless in either case, the holders of such stock are required pursuant to the merger to accept anything other than (A) shares of stock of the surviving corporation, (B) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders or (C) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the certificate of incorporation.

  Canadian Newco

     Holders of Canadian Newco stock are entitled to dissent rights under the BCCA as described above.

OPPRESSION REMEDY

  The Company

     The BCCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of, on the ground that (i) the affairs of the company are being conducted, or the powers of the directors of the company are being exercised, in a manner oppressive to one or more of the shareholders; or (ii) some act of the company has been done, or is threatened, or that some resolution of the shareholders or any class of shareholders has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders. A complainant may be a registered or beneficial shareholder or any other person who in the discretion of the court is a proper person to make such application.

     Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is frequently relied upon to safeguard the interest of shareholders and other complainants with a substantial interest in the company. Under the BCCA, it is not necessary to prove that the directors of a company acted in bad faith in order to seek an oppression remedy.

  Buyer

     The DGCL does not provide for a similar remedy.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to the oppression remedy as is the Company. Holders of shares of Canadian Newco, including holders of Exchangeable Shares, are entitled to seek the benefit of the oppression remedy, as described under "-- The Company."

DERIVATIVE ACTION

  Company

     Under the BCCA, a shareholder or director (or other appropriate person, in the view of the court) may bring an action in the name of and on behalf of a company (i) to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such a right, duty or obligation; or (ii) to defend an action brought against the company. Under the BCCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that (a) the complainant has made reasonable efforts to cause the directors of the company to commence or diligently prosecute or defend the action; (b) the complainant is acting in good faith; (c) it appears to be in the interests of the company that the action be brought or defended; and (d) in the case of an application by a shareholder, he was a shareholder at the time of the transaction or other event giving rise to the cause of action. A complainant is not required to give security for costs in a derivative action.

  Buyer

     Derivative actions may be brought in Delaware by a shareholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a shareholder must aver in the complaint that he or she was a shareholder of the corporation at the time of the transaction of which he or she complains. A shareholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to derivative actions as is the Company.

RIGHTS PLAN

  The Company

     The Company has adopted the Rights Agreement pursuant to which one Right is attached to each outstanding Share. In the event a third party acquires in excess of 20 percent of the Shares, the Rights will entitle the holder to purchase additional Shares at a 50 percent discount, or, on the occurrence of certain events, to purchase common stock of the acquiring party at a 50 percent discount. The Rights may have certain anti-takeover effects.

  Buyer

     See "Description of Capital Stock of Buyer and Canadian Newco."

  Canadian Newco

     See "Description of Capital Stock of Buyer and Canadian Newco."

STATE/PROVINCE ANTITAKEOVER STATUTES

  The Company and Canadian Newco

     Other than the provisions relating to the shareholder vote required to approve amalgamations, alterations of articles and certain other transactions, the BCCA has no specific antitakeover provisions. See "-- Required Vote for Authorization of Certain Actions" and "-- Amendment of Corporate Charter and Bylaws."

  Buyer

     Section 203 of the DGCL would prohibit a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) by Buyer or a subsidiary with an "interested stockholder" (as defined in Section 203, generally the beneficial owner of 15 percent or more of Buyer's voting stock) within three years after the person or entity becomes an interested stockholder, unless (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder shall have been approved by the Buyer Board, (ii) upon the consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder holds at least 85 percent of the voting stock of Buyer (excluding for purposes of determining the number of shares outstanding, shares held by persons who are both officers and directors of Buyer and shares held by certain employee benefit plans) or (iii) the business combination is approved by the Buyer Board and by the holders of at least two-thirds of the outstanding voting stock of Buyer, excluding shares held by the interested stockholder.

LIMITATION ON DIRECTORS' LIABILITY

  The Company

     Section 143 of the BCCA provides that neither the provisions of the memorandum, the articles nor any contract of a company nor the circumstances of a director's appointment shall relieve a director from the duty to act in accordance with the BCCA, or from any liability that arises in respect of any negligence, default, breach of duty or breach of trust of which such director may be guilty in relation to the company.

  Buyer

     Section 102 of the DGCL permits a corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Buyer Certificate provides for the maximum limitation on directors' liability permitted by the DGCL.

  Canadian Newco

     Canadian Newco is subject to the same provisions of the BCCA with respect to directors' liability as is the Company.

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

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Company

     Section 152 of the BCCA provides that a company may, with court approval, indemnify a current or former director or officer of the company or a corporation of which the company is or was a shareholder, in respect of a civil, criminal or administrative action or proceeding to which such director or officer was made a party by reason of being or having been a director or officer, provided that such director or officer (1) acted honestly and in good faith with a view to the best interest of the company, and (2) in the case of a criminal or administrative action or proceeding, such director or officer had reasonable grounds for believing that his conduct was lawful. The Company Articles require the indemnification of directors and the Secretary of the Company as provided for in Section 152 of the BCCA and permit similar indemnification of other officers of the Company in the discretion of its directors.

  Buyer

     Section 145 of the DGCL provides that a corporation may indemnify its officers and directors party to any action, suit or proceeding by reason of the fact that he or she was a director, officer or employee of the corporation by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The Buyer Bylaws provide for the maximum indemnification of officers and directors as permitted by this statute.

  Canadian Newco

     The Canadian Newco Articles provide for indemnification of officers and directors to the fullest extent permitted under Section 152 of the BCCA.

PREFERRED SHARES

  The Company

     Pursuant to the Company Articles, holders of Preferred Shares are entitled to cumulative dividends at an annual rate of 6.00 percent payable quarterly on the first business day of January, April, July and October of each year. Holders of Preferred Shares have the right, at any time prior to January 1, 2003, to convert each Preferred Share into that number of Shares determined by dividing C$25.00 by C$38.125, subject to adjustment in certain circumstances. Thereafter, a holder of Preferred Shares will have the right on January 1, 2003, and on the first business day of each quarter thereafter, to convert all or a part of such Preferred Shares into that number of Shares determined by dividing C$25.00 plus accrued and unpaid dividends by the greater of C$3.00 and 95 percent of the then-current market price on the date of conversion. The Preferred Shares are redeemable after July 1, 1999, at a redemption price equal to C$25.00 plus accrued and unpaid dividends. Prior to July 1, 2001, the redemption may only be effected by the issuance of Shares, determined by dividing the redemption price by the greater of C$3.00 and 95 percent of the then-current market price at the date of redemption. On or after July 1, 2001, the redemption may be effected by the issuance of Shares or payment of cash. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Preferred Shares shall be entitled to receive the redemption price before any amounts are paid to the holders of Shares or any other class of shares ranking junior to the Preferred Shares. Except as otherwise specifically provided in the BCCA, the holders of Preferred Shares are not entitled to notice of or to attend or to vote at any meeting of shareholders of the Company, except that, in the event that the Company shall have failed to pay in full at least six quarterly dividends on the Preferred Shares, whether or not consecutive, and only for so long as any dividends on such shares remain in arrears, the holders of Preferred Shares will be entitled to notice of, and to attend all meetings of the Company's shareholders and to cast one vote for each Preferred Share held.

     After the consummation of the Offers, holders of Preferred Shares who have become holders of Buyer Common Stock shall have only the rights of holders of Buyer Common Stock as described in this section and above under "Description of Capital Stock of Buyer and Canadian Newco" and as set forth in the Buyer

Charter Documents and the DGCL, and holders of Preferred Shares who have become holders of Exchangeable Shares shall have only the rights of holders of Exchangeable Shares as described above in this section and above under "Description of Capital Stock of Buyer and Canadian Newco" and as set forth in the Canadian Newco Charter Documents and the BCCA.

  Buyer

     Buyer has no shares of preferred stock outstanding. The terms of the shares of preferred stock that Buyer is authorized to issue are described above under "Description of Capital Stock of Buyer and Canadian Newco."

  Canadian Newco

     Canadian Newco has no shares authorized for issuance, other than the Canadian Newco Common Shares and the Exchangeable Shares.

                          MARKET PRICES AND DIVIDENDS

SCI

     The SCI Common Stock is listed and principally traded on the NYSE. The following table sets forth the range of high and low sales prices as reported on the NYSE Composite Tape, together with the per share dividends declared by SCI, during the periods indicated. SCI per share data has been restated to reflect the August 1996 two-for-one common stock split.

                                                                PRICE RANGE
                                                            -------------------
                            QUARTER                          HIGH         LOW      DIVIDENDS
    ------------------------------------------------------- -------     -------    ---------
    1994:
      First................................................ $14.000     $12.375     $0.0525
      Second...............................................  12.938      11.250      0.0525
      Third................................................  13.313      12.438      0.0525
      Fourth...............................................  13.875      12.063      0.0525

    1995:
      First................................................ $14.563     $13.125     $ 0.055
      Second...............................................  15.813      13.438       0.055
      Third................................................  19.750      15.188       0.055
      Fourth...............................................  22.000      18.813       0.055

    1996:
      First................................................ $24.750     $19.438     $  0.06
      Second...............................................  30.125      24.125        0.06
      Third................................................  31.750       24.25        0.06
      Fourth (through                , 1996)...............

     On September 16, 1996, the last trading day prior to public announcement of SCI's interest in acquiring the Company, the closing sales price per share of
SCI Common Stock was $30.25. On             , 1996, the last full trading day
prior to the date of this Prospectus, such price was $          . Past price
performance is not necessarily indicative of likely future price performance. Holders of Shares and Preferred Shares are urged to obtain current market quotations for shares of SCI Common Stock.

     Holders of SCI Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the Board of Directors of SCI. Future dividends of Buyer and Canadian Newco will depend upon the earnings of Buyer and its subsidiaries, their financial condition and other factors including applicable governmental regulations and policies.

THE COMPANY

  Shares

     The Shares are listed and principally traded on the NYSE (and prior to October 2, 1996 the Nasdaq National Market) and are also listed on the TSE and the ME. The following table sets forth the range of high and low sales prices as reported on the NYSE and the Nasdaq National Market, together with the per Share dividends declared by the Company, during the periods indicated.

                                                                  PRICE RANGE
                                                              -------------------
                             QUARTER                           HIGH         LOW      DIVIDENDS
    --------------------------------------------------------- -------     -------    ---------
    1994:
      First.................................................. $27.375     $24.125     $0.00
      Second.................................................  25.750       22.00      0.03
      Third..................................................  25.375      22.688      0.00
      Fourth.................................................  26.500      22.750      0.04

    1995:
      First.................................................. $29.125     $24.703     $0.00
      Second.................................................  36.500      26.625      0.05
      Third..................................................  41.750      33.875      0.00
      Fourth.................................................  41.625      23.125      0.00

    1996:
      First.................................................. $29.875     $16.375     $0.05
      Second.................................................  31.125      26.125      0.07
      Third..................................................   42.75      26.625      0.00
      Fourth (through                , 1996).................

     On September 16, 1996, the last trading day prior to public announcement of SCI's interest in acquiring the Company, the closing sales prices per Share was
$33.75. On             , 1996, the last full trading day prior to the date of
this Prospectus, such price was $          . Past price performance is not
necessarily indicative of likely future price performance. Holders of Shares are urged to obtain current market quotations for Shares.

     Holders of Shares are entitled to receive dividends from funds legally available therefor when, as and if declared by the Board of Directors of the Company. Future dividends of the Company will depend upon the earnings of the Company and its subsidiaries, their financial condition and other factors including applicable governmental regulations and policies.

  Preferred Shares

     The Preferred Shares are listed and principally traded on the TSE and the ME. The following table sets forth the range of high and low sales prices as reported on the TSE, together with the per Preferred Share dividends declared by the Company, during the periods indicated.

                                                              PRICE RANGE
                                                         ---------------------
                          QUARTER                          HIGH         LOW       DIVIDENDS
    ---------------------------------------------------- --------     --------    ---------
    1996:
      First............................................. C$31.895     C$22.625     C$0.375
      Second............................................    32.00        29.50       0.375
      Third.............................................    40.50        25.30       0.375
      Fourth (through                , 1996)............

     On September 16, 1996, the last trading day prior to public announcement of SCI's interest in acquiring the Company, the closing sales price per Preferred
Share was $31.50. On             , 1996, the last full trading day prior to the
date of this Prospectus, such price was C$          . Past price performance is
not
necessarily indicative of likely future price performance. Holders of Preferred Shares are urged to obtain current market quotations for Preferred Shares.

     Holders of Preferred Shares are entitled to receive dividends from funds legally available therefor when, as and if declared by the Board of Directors of the Company.

                         VALIDITY OF BUYER COMMON STOCK
                            AND EXCHANGEABLE SHARES

     The validity of the shares of Buyer Common Stock offered hereby will be passed upon for the Purchasers by Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. The validity of the Exchangeable Shares offered hereby will be passed upon for the Purchasers by Lawson Lundell Lawson & McIntosh, 1600 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia V6C 3L2.

                                STATUTORY RIGHTS

     Securities legislation in certain of the provinces and territories of Canada provides holders of Shares and Preferred Shares with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular (which this prospectus constitutes for the purposes of such legislation) or a notice that is required to be delivered to the holders of Shares and Preferred Shares. However, such rights must be exercised within prescribed time limits. Holders of Shares and Preferred Shares should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

                     ENFORCEMENT OF CIVIL LIABILITY AGAINST
                                  U.S. PERSONS

     All of the directors and officers of the Buyer and certain of the directors and officers of Canadian Newco and certain of the experts named herein reside outside of Canada. Substantially all of the assets of these persons and a significant portion of the assets of the Purchasers may be located outside of Canada. The Buyer has appointed Tory Tory DesLauriers & Binnington, Suite 3000, Aetna Tower P.O. Box 270, Toronto-Dominion Centre, Toronto, Ontario, Canada M5K 1N2, as its agent for service of process in Canada, but it may not be possible for persons who acquire Buyer Common Stock or Exchangeable Shares under the Offers to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against the Buyer, its directors and officers, certain directors and officers of Canadian Newco and certain of the experts named herein judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada. An alternative remedy would be to bring proceedings in the United States under United States securities laws.

                                    EXPERTS

     The consolidated financial statements of SCI as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report, which includes an explanatory paragraph pertaining to accounting changes, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                    [ALTERNATE PAGE -- CANADIAN OFFER ONLY]

                            APPROVAL AND CERTIFICATE

     The contents of this Prospectus have been approved, and the sending, communication or delivery thereof to the shareholders of the Company has been authorized by, the boards of directors of the Purchasers. The foregoing, together with the documents incorporated herein by reference, or for the purposes of the Province of Quebec, as supplemented by the permanent information record, (i) constitutes full, true and plain disclosure of all material facts relating to the securities to be issued pursuant to the Offers as required by the securities laws of all the provinces and territories of Canada, (ii) contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made, and (iii) does not contain any misrepresentation likely to affect the value or the market price of the shares which are the subject to the Offers.

DATE:

                     NEW SERVICE CORPORATION INTERNATIONAL

(Signed)              *                   (Signed)                      *
           Chief Executive Officer                          Chief Financial Officer

                      On behalf of the Board of Directors

(Signed)              *                   (Signed)                      *
                  Director                                          Director

                           SCI HOLDINGS CANADA, INC.

(Signed)              *                   (Signed)                      *
           Chief Executive Officer                          Chief Financial Officer

                      On behalf of the Board of Directors

(Signed)              *                   (Signed)                      *
                  Director                                          Director

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for Shares and Rights and Preferred Shares, as the case may be, and any other required documents should be sent or delivered by each shareholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent or the Canadian Forwarding Agent at one of their addresses set forth below.

                              THE EXCHANGE AGENT:

                      IBJ SCHRODER BANK AND TRUST COMPANY

                               TELEPHONE NUMBER:
                                 (212) 858-2103
                                 (call collect)

           By Mail:                Facsimile Transmission               By Hand or
          P.O. Box 84                   Copy Number:                Overnight Courier:
     Bowling Green Station             (212) 858-2611                One State Street
 New York, New York 10274-0004      Attn: Reorganization         New York, New York 10004
     Attn: Reorganization           Operations Department        Attn: Securities Transfer
     Operations Department                                                Window,
                                                                       Subcellar One

                        Confirm Facsimile by Telephone:
                                 (212) 858-2103

     Any questions or requests for assistance or additional copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and locations listed below. You may also contact your local broker, commercial bank, trust company or nominee for assistance concerning the Offers.

                    The Information Agent for the Offers is:

                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                Banks and Brokers Call Collect: (   )    -
                   All Others Call Toll-Free: 1-800-   -

                    The Dealer Managers for the Offers are:

         J.P. MORGAN SECURITIES INC.                        TD SECURITIES INC.
                60 WALL STREET                           7TH FLOOR, TD BANK TOWER
        NEW YORK, NEW YORK 10260-0060                     66 WELLINGTON ST. WEST
                                                             TORONTO, ONTARIO
                                                                 M5K 1A1
                                                               (IN CANADA)

                                   SCHEDULE A

                        DIRECTORS AND EXECUTIVE OFFICERS
                           OF SCI AND THE PURCHASERS

                                      SCI

     The following table sets forth the name, business or residence address, principal occupation or employment at the present time and during the last five years, and the name and principal business of any corporation or other organization in which such employment is conducted or was conducted of each director and executive officer of SCI. Each of SCI's directors and executive officers is a citizen of the United States. The business address of each executive officer of SCI is 1929 Allen Parkway, Houston, Texas 77219. Each occupation set forth opposite a person's name, unless otherwise indicated, refers to employment with SCI.

  Directors

                                                                PRINCIPAL OCCUPATION OR EMPLOYMENT
                                 BUSINESS (B) OR RESIDENCE                     AND
                                            (R)                 MATERIAL OCCUPATIONS FOR PAST FIVE
         NAME                             ADDRESS                             YEARS
-----------------------         ----------------------------   ------------------------------------
A. J. Foyt, Jr.          (b)    A.J. Foyt, Jr. Enterprises     President, A.J. Foyt Enterprises,
                                6415 Toledo                    Inc. (designer, manufacturer and
                                Houston, Texas 77008           exhibitor of high-speed engines and
                                                               racing vehicles and marketer of
                                                               automotive vehicles).
E. H. Thornton, Jr.      (b)    Thornton & Burnett             Attorney, Thornton & Burnett,
                                1775 St. James Place           Attorneys at Law.
                                Suite 120
                                Houston, Texas 77056
R. L. Waltrip                                                  Chairman of the Board and Chief
                                                               Executive Officer.
Edward E. Williams       (r)    7602 Wilton Park               Henry Gardiner Symonds Professor and
                                Spring, Texas 77379            Director of the Entrepreneurship
                                                               Program at the Jesse H. Jones
                                                               Graduate School of Administration at
                                                               Rice University, and Managing
                                                               Director of First Texas Venture
                                                               Capital (investment company).
Douglas M. Conway        (r)    HCR4 Anchor Point Road         Retired.
                                Box 172
                                Crosslake, Minnesota 56442
James J. Gavin, Jr.      (r)    161 Thorntree Lane             Retired.
                                Winnetka, Illinois 60093
B. D. Hunter             (b)    Huntco Inc.                    Chairman of the Board and Chief
                                14323 So. Outer 40 Road        Executive Officer of Huntco Inc.
                                Suite 600 North                (intermediate steel processor).
                                Town & Country, Missouri
                                63017
John W. Mecom, Jr.       (b)    4544 Post Oak Place Dr.        Chairman of the Board of Directors,
                                Suite 270                      The John W. Mecom Company (personal
                                Houston, Texas 77027           and family investments).
Jack Finkelstein         (b)    4635 Southwest Freeway         Personal and family trust
                                Suite 635 West                 investments.
                                Houston, Texas 77027
James H. Greer           (r)    108 Timberwilde                Chairman, Shelton W. Greer Co., Inc.
                                Houston, Texas 77024           (engineering, manufacturing,
                                                               fabrication and installation of
                                                               building specialty products).
L. William Heiligbrodt                                         President and Chief Operating
                                                               Officer.

                                                                PRINCIPAL OCCUPATION OR EMPLOYMENT
                                 BUSINESS (B) OR RESIDENCE                     AND
                                            (R)                 MATERIAL OCCUPATIONS FOR PAST FIVE
         NAME                             ADDRESS                             YEARS
-----------------------         ----------------------------   ------------------------------------
Clifton H. Morris, Jr.   (b)    AmeriCredit Corp.              Chairman, President and Chief
                                200 Bailey Avenue              Executive Officer of AmeriCredit
                                Ft. Worth, TX 76107            Corp. (financing of automotive
                                                               vehicles) since July 1, 1988.
W. Blair Waltrip                                               Executive Vice President Operations.
Anthony L. Coelho        (b)    Coelho & Associates            Chairman and Chief Executive Officer
                                1325 Avenue of the Americas    of Coelho Associates, LLC
                                26th Floor                     (investment consulting and
                                New York, New York 10019       brokerage) since July 1995, and
                                                               Chairman and Chief Executive Officer
                                                               of ETC (training and communication
                                                               firm) since October 1995. Prior
                                                               thereto, from January 1990 to July
                                                               1995, Mr. Coelho was President and
                                                               Chief Executive Officer, Wertheim
                                                               Schroder Investment Services, Inc.
                                                               (asset management firm) and from
                                                               October 1989 to July 1995, Managing
                                                               Director, Wertheim Schroder & Co.,
                                                               Inc. (investment banking firm).
John W. Morrow, Jr.                                            Executive Vice President Corporate
                                                               Development.

  Officers

             NAME                                          POSITION
------------------------------    -----------------------------------------------------------
R.L. Waltrip                      Chairman of the Board and Chief Executive Officer
L. William Heiligbrodt            President and Chief Operating Officer
W. Blair Waltrip                  Executive Vice President Operations
John W. Morrow, Jr.               Executive Vice President Corporate Development
Jerald L. Pullins                 Executive Vice President European Operations
George R. Champagne               Senior Vice President Chief Financial Officer
Glenn G. McMillen                 Senior Vice President Operations
Richard T. Sells                  Senior Vice President Prearranged Sales
James M. Shelger                  Senior Vice President General Counsel and Secretary
Jack L. Stoner                    Senior Vice President Administration
T. Craig Benson                   Vice President Operations
Gregory L. Cauthen                Vice President Treasurer
W. Mark Hamilton                  Vice President Finance European Operations
Lowell A. Kirkpatrick, Jr.        Vice President Corporate Development
Todd A. Matherne                  Vice President Investor Relations
Vincent L. Visosky                Vice President Operational Controller
Henry M. Nelly, III               President -- Provident Services, Inc., a subsidiary of the
                                  Company

     Unless otherwise indicated below, the persons listed above have been executive officers or employees for more than five years.

     Mr. Matherne joined SCI in April 1995 as Managing Director Investor Relations and was promoted in May 1996 to Vice President Investor Relations. Prior to joining SCI, Mr. Matherne was Vice President General Manager of Baker Hughes Treatment Services, an environmental services business.

     W. Blair Waltrip is a son of R.L. Waltrip, T. Craig Benson is a son-in-law of R.L. Waltrip and T. Craig Benson and W. Blair Waltrip are brothers-in-law.

                                     BUYER

     The current directors of Buyer are Curtis G. Briggs and Wesley T. McRae. Currently, Mr. R.L. Waltrip is the Chief Executive Officer, Mr. Champagne is the Senior Vice President and Chief Financial Officer, and Mr. McRae is Principal Accounting Officer of Buyer. All of such persons are citizens of the United States. The business address of Messrs. Briggs and McRae is 1929 Allen Parkway, Houston, Texas 77219. Mr. Briggs is currently a Senior Attorney of a subsidiary of SCI and Mr. McRae is the Corporate Controller of a subsidiary of SCI. Each has been an employee of SCI or its subsidiaries for more than five years. The following officers of SCI also serve as officers of Buyer in the positions set forth below:

              NAME                                     POSITION
-------------------------------------------------------------------------------------
L. William Heiligbrodt           President and Chief Operating Officer
W. Blair Waltrip                 Executive Vice President Operations
John W. Morrow, Jr.              Executive Vice President Corporate Development
Jerald L. Pullins                Executive Vice President European Operations
Glenn G. McMillen                Senior Vice President Operations
Richard T. Sells                 Senior Vice President Prearranged Sales
James M. Shelger                 Senior Vice President General Counsel and Secretary
Jack L. Stoner                   Senior Vice President Administration
T. Craig Benson                  Vice President Operations
Gregory L. Cauthen               Vice President Treasurer
W. Mark Hamilton                 Vice President Finance European Operations
Lowell A. Kirkpatrick, Jr.       Vice President Corporate Development
Todd A. Matherne                 Vice President Investor Relations
Vincent L. Visosky               Vice President Operational Controller

     It is anticipated that upon consummation of the Holding Company Merger, the directors of SCI, listed above, will become the directors of Buyer.

                                 CANADIAN NEWCO

     The current directors of Canadian Newco are John A. Gordon, Jon M. Beenken and Curtis G. Briggs. Mr. Gordon serves as President and Chairman of Canadian Newco, Mr. Beenken serves as Vice President, Mr. Briggs serves as Secretary, Melisa L. Chow serves as Controller and John H. Lohman serves as Treasurer. Messrs. Gordon and Beenken and Ms. Chow are citizens of Canada. Messrs. Briggs and Lohman are citizens of the United States. Set forth below is the business address and occupation or employment at the present time and (except with respect to Ms. Chow and Mr. Lohman, whose occupational histories are described below) during the last five years.

      NAME               BUSINESS ADDRESS               OCCUPATION
----------------    --------------------------    -----------------------
John A. Gordon      3789 Royal Oak Avenue         President of Service
                    Burnaby, British Columbia     Corporation
                    V5G 3M1                       International (Canada)
                                                  Limited. (subsidiary of
                                                  SCI)
Jon M. Beenken      3789 Royal Oak Avenue         Regional President,
                    Burnaby, British Columbia     Canada/Alaska Region,
                    V5G 3M1                       of SCI Northwest
                                                  Division, Inc.
                                                  (subsidiary of SCI)

      NAME               BUSINESS ADDRESS               OCCUPATION
----------------    --------------------------    -----------------------
Melisa Chow         3789 Royal Oak Avenue         Vice President Finance
                    Burnaby, British Columbia     of SCI Northwest
                    V5G 3M1                       Division, Inc.
                                                  (subsidiary of SCI)
Curtis G. Briggs    1929 Allen Parkway            Senior Attorney of a
                    Houston, Texas 77019          subsidiary of SCI
John H. Lohman      1929 Allen Parkway            Managing Director --
                    Houston, Texas 77019          Taxation of a
                                                  subsidiary of SCI

     Ms. Chow joined SCI Northwest Division, Inc. in March 1996 as Vice President Finance. From May 1992 to March 1996, Ms. Chow served as Controller of Service Corporation International (Canada) Limited. From September 1988 to May 1992, Ms. Chow served as a Chartered Accountant at Ernst & Young.

     Mr. Lohman became Managing Director -- Taxation of SCI Management Corporation in February 1995. From November 1993 to February 1995, Mr. Lohman served as Director -- Federal Taxation for SCI Management Corporation. From August 1982 to October 1993, Mr. Lohman was a Certified Public Accountant in the tax department of Ernst & Young.

                                   SCHEDULE B

                     SHARES HELD BY SCI AND THE PURCHASERS

     As of the date hereof, SCI holds of record 500 Shares and no Preferred Shares, and neither the Purchasers and, to their knowledge, any person listed on Schedule A hereto beneficially owns any Shares or Preferred Shares. None of SCI, the Purchasers or, to their knowledge, any of the persons listed on Schedule A hereto have effected any transactions in the Shares or the Preferred Shares during the last 60 days.

     In the ordinary course of their businesses, JP Morgan and TD Securities may trade the securities of the Company for their own accounts and the accounts of its customers and accordingly may hold a net long or short position in such
securities. As of                , 1996, each of JP Morgan and TD Securities
held a net long position of [less than 1/2 of 1%] of the Shares.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

NEW SERVICE CORPORATION INTERNATIONAL

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law
(the "DGCL"), Article      of the Buyer Certificate (Exhibit 3.1 hereto)
eliminates the monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, with the following exceptions, as required by Delaware law: (i) breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of unlawful dividends or the making of unlawful stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

     In addition, under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed proceeding (other than an action by or in the right of the corporation) if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such
expenses as the court deems proper. Article      of the Buyer By-laws (Exhibit
3.2 hereto) provides for indemnification of its directors, officers, employees, and other agents to the fullest extent permitted by the DGCL.

SCI HOLDINGS CANADA, INC.

     Section 143 of the British Columbia Company Act (the "BCCA") provides that neither the articles nor any contract of a company shall relieve a director from any liability that arises out of any negligence, default, breach of duty or breach of trust of which such director may be guilty in relation to the company.

     Section 152 of the BCCA provides that a company may, with court approval, indemnify a current or former director or officer of the company or a corporation of which the company is or was a shareholder in respect of a civil, criminal or administrative action or proceeding to which such director or officer was made a party by reason of being or having been a director or officer, provided that such director or officer (1) acted honestly and in good faith with a view to the best interest of the company, and (2) in the case of a criminal or administrative action or proceeding, such director or officer had reasonable grounds for believing that his conduct was lawful. The Canadian Newco Articles (Exhibit 3.5 hereto) provide for the maximum indemnification of officers and directors permitted by the BCCA.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

    EXHIBIT NO.                                    DESCRIPTION
-------------------- ------------------------------------------------------------------------
          3.1        -- Certificate of Incorporation of New Service Corporation
                        International.**
          3.2        -- Form of Amended and Restated Certificate of Incorporation of New
                        Service Corporation International.**
          3.3        -- Bylaws of New Service Corporation International.**
          3.4        -- Memorandum of SCI Holdings Canada, Inc.**
          3.5        -- Articles of SCI Holdings Canada, Inc.**
          3.6        -- Restated Articles of Incorporation of Service Corporation
                        International, as amended. (Incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-10867 on Form S-3).*
          3.7        -- Statement of Resolution Establishing Series of Shares of Series C
                        Junior Participating Preferred Stock of Service Corporation
                        International, dated August 5, 1988. (Incorporated by reference to
                        Exhibit 3.1 to Form 10-Q of Service Corporation International for the
                        fiscal quarter ended July 31, 1988).*
          3.8        -- Bylaws of Service Corporation International, as amended.
                        (Incorporated by reference to Exhibit 3.7 to Form 10-K of Service
                        Corporation International for the fiscal year ended December 31,
                        1991).*
          4.1        -- Rights Agreement dated as of July 18, 1988 between Service
                        Corporation International and Texas Commerce Bank National
                        Association. (Incorporated by reference to Exhibit 1 to Form 8-K of
                        Service Corporation International dated July 18, 1988).*
          4.2        -- Amendment, dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between Service Corporation International and
                        Texas Commerce Bank National Association. (Incorporated by reference to Exhibit 1 to Form 8-K of Service Corporation International dated
                        May 10, 1990).*
          4.3        -- Agreement Appointing a Successor Rights Agent under Rights Agreement, dated as of June 1, 1990, by Service Corporation International and
                        Ameritrust Company National Association. (Incorporated by reference to Exhibit 4.1 to Form 10-Q of Service Corporation International for
                        the fiscal quarter ended June 30, 1990).*
          4.4        -- Undertaking to furnish instruments related to long-term debt of
                        Service Corporation international. (Incorporated by reference to
                        Exhibit 4.4 to Form 10-K of Service Corporation International for the
                        fiscal year ended December 31, 1995).*
          4.5        -- Form of Rights Agreement between New Service Corporation
                        International and AmeriTrust Company National Association.**
          4.6        -- Form of Rights Agreement between SCI Holdings Canada, Inc. and
                                       .**
          5.1        -- Opinion of Wachtell, Lipton, Rosen & Katz.**
          5.2        -- Opinion of Lawson Lundell Lawson & McIntosh.**
          5.3        -- Opinion of Tory Tory DesLauriers & Binnington.**
          8.1        -- Tax opinion of Wachtell, Lipton, Rosen & Katz.**
          8.2        -- Tax Opinion of Tory Tory DesLauriers & Binnington.**
         10.1        -- Form of Voting, Support and Exchange Trust Agreement between New
                        Service Corporation International and the Trustee thereunder.**
         10.2        -- Retirement Plan For Non-Employee Directors of Service Corporation
                        International. (Incorporated by reference to Exhibit 10.1 to Form
                        10-K of Service Corporation International for the fiscal year ended
                        December 31, 1991).*

    EXHIBIT NO.                                    DESCRIPTION
-------------------- ------------------------------------------------------------------------
         10.3        -- Supplemental Executive Retirement Plan of Service Corporation
                        International, and form of Supplemental Executive Retirement Plan
                        Trust of Service Corporation International. (Incorporated by
                        reference to Exhibit 19.1 to Form 10-Q of Service Corporation
                        International for the fiscal quarter ended March 31, 1989).*
         10.4        -- First Amendment to the Supplemental Executive Retirement Plan of
                        Service Corporation International; Second Amendment to the
                        Supplemental Executive Retirement Plan of Service Corporation
                        International; and Third Amendment to the Supplemental Executive
                        Retirement Plan of Service Corporation International. (Incorporated
                        by reference to Exhibit 10.3 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1991).*
         10.5        -- Agreement dated May 14, 1992 between Service Corporation
                        International, R. L. Waltrip and related parties relating to life insurance. (Incorporated by reference to Exhibit 10.4 to Form 10-K of
                        Service Corporation International for the fiscal year ended December
                        31, 1992).*
         10.6        -- Employment Agreement, dated November 11, 1991, as amended and restated as of August 12, 1992, and further amended as of May 12,
                        1993, between Service Corporation International and R. L. Waltrip.
                        (Incorporated by reference to Exhibit 10.1 to Form 10-Q of Service
                        Corporation International for the fiscal quarter ended September 30,
                        1993).*
         10.7        -- Non-Competition Agreement and Amendment to Employment Agreement,
                        dated November 11, 1991, among Service Corporation International, R.
                        L. Waltrip and Claire Waltrip. (Incorporated by reference to Exhibit
                        10.9 to Form 10-K of Service Corporation International for the fiscal year ended December 31, 1992).*
         10.8        -- Employment Agreement, dated November 11, 1991, as amended and restated as of August 12, 1992, and further amended as of May 12,
                        1993, between Service Corporation International and L. William
                        Heiligbrodt. (Incorporated by reference to Exhibit 10.2 to Form 10-Q of Service Corporation International for the fiscal quarter ended
                        September 30, 1993).*
         10.9        -- Employment Agreement, dated November 11, 1991, as amended and restated as of August 12, 1992, and further amended as of May 12,
                        1993, between Service Corporation International and Samuel W. Rizzo,
                        (Incorporated by reference to Exhibit 10.3 to Form 10-Q of Service
                        Corporation International for the fiscal quarter ended September 30,
                        1993).*
         10.10       -- Supplemental Agreement, dated February 16, 1995, between Service
                        Corporation International and Samuel W. Rizzo. (Incorporated by
                        reference to Exhibit 10.9 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1994).*
         10.11       -- Termination Agreement, dated October 6, 1995, between Service
                        Corporation International and Samuel W. Rizzo; Consultation
                        Agreement, dated October 6, 1995, between Service Corporation
                        International and Samuel W. Rizzo. (Incorporated by reference to
                        Exhibit 10.10 to Form 10-K of Service Corporation International for
                        the fiscal year ended December 31, 1995).*
         10.12       -- Employment Agreement, dated November 11, 1991, as amended and restated as of August 12, 1992, and further amended as of May 12,
                        1993, between Service Corporation International and W. Blair Waltrip.
                        (Incorporated by reference to Exhibit 10.4 to Form 10-Q of Service
                        Corporation International for the fiscal quarter ended September 30,
                        1993).*
         10.13       -- Employment Agreement, dated November 11, 1991, as amended and restated as of August 12, 1992, and further amended as of May 12,
                        1993, between Service Corporation International and John W. Morrow,
                        Jr. (Incorporated by reference to Exhibit 10.5 to Form 10-Q of
                        Service Corporation International for the fiscal quarter ended
                        September 30, 1993).*

    EXHIBIT NO.                                    DESCRIPTION
-------------------- ------------------------------------------------------------------------
         10.14       -- Employment Agreement, dated December 1, 1991, as amended and restated
                        as of August 12, 1992, and further amended as of May 12, 1993 and further amended and restated as of January 1, 1995, between Service
                        Corporation International and Jerald L. Pullins. (Incorporated by
                        reference to Exhibit 10.13 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1995).*
         10.15       -- Form of Employment Agreement pertaining to officers of Service
                        Corporation International (other than the officers identified in the preceding exhibits), (Incorporated by reference to Exhibit 10.6 to
                        Form 10-Q of Service Corporation International for the fiscal quarter ended September 30, 1993).*
         10.16       -- Salary Continuation Agreement dated April 1, 1991 between Service
                        Corporation International and Robert L. Waltrip. (Incorporated by
                        reference to Exhibit 10.17 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1991).*
         10.17       -- Forms of two Salary Continuation Agreements applicable to officers of
                        Service Corporation International (other than the officer referenced in the preceding exhibit). (Incorporated by reference to Exhibit
                        10.19 to Form 10-K of Service Corporation International for the
                        fiscal year ended December 31, 1991).*
         10.18       -- Form of First Amendment to Salary Continuation Agreement of Service
                        Corporation International (amending the Salary Continuation
                        Agreements of L. William Heiligbrodt, W. Blair Waltrip, Samuel W.
                        Rizzo and John W. Morrow). (Incorporated by reference to Exhibit 10.2 to Form 10-Q of Service Corporation International for the fiscal quarter ended September 30, 1994).*
         10.19       -- Form of 1986 Stock Option Plan of Service Corporation International.
                        (Incorporated by reference to Exhibit 10.21 to Form 10-K of Service
                        Corporation International for the fiscal year ended December 31,
                        1991).*
         10.20       -- Amended 1987 Stock Plan of Service Corporation International.
                        (Incorporated by reference to Appendix A to Proxy Statement of
                        Service Corporation International dated April 1, 1991).*
         10.21       -- First Amendment to Amended 1987 Stock Plan of Service Corporation
                        International (Incorporated by reference to Exhibit 10.23 to Form
                        10-K of Service Corporation International for the fiscal year ended
                        December 31, 1993).*
         10.22       -- Service Corporation International (Canada) Limited Stock Option Plan.
                        (Incorporated by reference to Exhibit 10.17 to Form 10-K of Service
                        Corporation International for the fiscal year ended December 31,
                        1993).*
         10.23       -- 1993 Long-Term Incentive Stock Option Plan of Service Corporation
                        International. (Incorporated by reference to Exhibit 4.12 to
                        Registration Statement No. 333-00179 on Form S-8).*
         10.24       -- Service Corporation International ECI Stock Option Plan.
                        (Incorporated by reference to Exhibit 10.1 to Form 10-Q of Service
                        Corporation International for the fiscal quarter ended September 30,
                        1994).*
         10.25       -- 1995 Incentive Equity Plan of Service Corporation International.
                        (Incorporated by reference to Annex B to Proxy Statement of Service
                        Corporation International dated April 17, 1995).*
         10.26       -- 1995 Stock Plan for Non-Employee Directors of Service Corporation
                        International. (Incorporated by reference to Annex A to Proxy
                        Statement of Service Corporation International dated April 17,
                        1995).*
         10.27       -- Summary of 1995 Long Term Cash Performance Plan of Service
                        Corporation International. (Incorporated by reference to Exhibit
                        10.22 to Form 10-K of Service Corporation International for the
                        fiscal year ended December 31, 1994).*

    EXHIBIT NO.                                    DESCRIPTION
-------------------- ------------------------------------------------------------------------
         10.28       -- Agreement for Reorganization, dated August 15, 1989 among Morrow
                        Partners, Inc., J.W. Morrow Investment Company, John W. Morrow, Jr.,
                        Billy Dee Davis and Service Corporation International;
                        Agreement-Not-To-Compete, dated August 15, 1989, between John W.
                        Morrow, Jr., Morrow Partners, Inc. and Service Corporation
                        International, and Lease dated August 15, 1989, by John W. Morrow,
                        Jr. and Crawford-A. Crim Funeral Home, Inc. (Incorporated by
                        reference to Exhibit 10.27 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1989).*
         10.29       -- Casket Supply and Requirements Agreement, dated October 31, 1990, between York Acquisition Corp. and SCI Funeral Services, Inc., and
                        First Amendment to Casket Supply and Requirements Agreement, dated
                        December 30, 1992. (Incorporated by reference to Exhibit 10.27 to
                        Form 10-K of Service Corporation International for the fiscal year ended December 31, 1992).*
         10.30       -- Supplemental Executive Retirement Plan for Senior Officers of Service
                        Corporation International (as Amended and Restated Effective as of
                        December 31, 1993). (Incorporated by reference to Exhibit 10.21 to
                        Form 10-K of Service Corporation International for the fiscal year ended December 31, 1993).*
         10.31       -- First Amendment to Supplemental Executive Retirement Plan for Senior
                        Officers of Service Corporation International. (Incorporated by
                        reference to Exhibit 10.26 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1994).*
         10.32       -- ISDA Master Agreement dated February 4, 1993; Amendment to the Master
                        Agreement dated August 12, 1993; Confirmation dated August 13, 1993;
                        Confirmation dated November 1, 1993 and Notice of Exercise; all of which are between Morgan Guaranty Trust Company of New York
                        ("Morgan") and Service Corporation International, (Incorporated by
                        reference to Exhibit 10.22 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1993).*
         10.33       -- Sterling Note, dated September 2, 1994, issued by Service Corporation
                        International plc to Morgan; guaranty, dated September 2, 1994, between Service Corporation International and Morgan. (Incorporated
                        by reference to Exhibit 10.28 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1994).*
         10.34       -- Letter, dated December 2, 1994 amending the ISDA Master Agreement
                        (filed in Exhibit 10.31 above) and the Sterling Note and guaranty
                        (filed as Exhibit 10.32 above), between Service Corporation
                        International and Morgan; Letter dated December 13, 1994 regarding the ISDA Master Agreement (filed in Exhibit 10.31 above).
                        (Incorporated by reference to Exhibit 10.29 to Form 10-K of Service
                        Corporation International for the fiscal year ended December 31,
                        1994).*
         10.35       -- Confirmation dated May 18, 1994; Confirmation dated January 18, 1995;
                        Confirmation dated January 18, 1995; Confirmation dated January 18,
                        1995; all of which are between Morgan and Service Corporation
                        International. (Incorporated by reference to Exhibit 10.30 to Form
                        10-K of Service Corporation International for the fiscal year ended
                        December 31, 1994).*
         10.36       -- Confirmation dated September 14, 1995; and Confirmation dated January
                        12, 1996, between Morgan and Service Corporation International;
                        Confirmation dated January 18, 1996 between J P Morgan Canada and
                        Service Corporation International (Canada) Limited. (Incorporated by
                        reference to Exhibit 10.35 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1995).*
         10.37       -- Split Dollar Life Insurance Plan of Service Corporation
                        International. (Incorporated by reference to Exhibit 10.36 to Form
                        10-K of Service Corporation International for the fiscal year ended
                        December 31, 1995).*

    EXHIBIT NO.                                    DESCRIPTION
-------------------- ------------------------------------------------------------------------
         10.38       -- 1996 Incentive Plan (Incorporated by reference to Annex A to Proxy
                        Statement of Service Corporation International dated April 15,
                        1996).*
         11.1        -- Computation of Earnings Per Share of Service Corporation
                        International. (Incorporated by reference to Exhibit 11.1 to Form
                        10-K of Service Corporation International for the fiscal year ended
                        December 31, 1995).*
         11.2        -- Computation of Earnings Per Share of Service Corporation
                        International. (Incorporated by reference to Exhibit 11.1 to Form
                        10-Q of Service Corporation International for the fiscal quarter ended June 30, 1996).*
         12.1        -- Ratio of Earnings to Fixed Charges of Service Corporation
                        International. (Incorporated by reference to Exhibit 12.1 to Form
                        10-Q of Service Corporation International for the fiscal quarter ended June 30, 1996).*
         12.2        -- Ratio of Earnings to Fixed Charges of Service Corporation
                        International. (Incorporated by reference to Exhibit 12.1 to Form
                        10-K of Service Corporation International for the fiscal year ended
                        December 31, 1995).*
         21.1        -- Subsidiaries of Service Corporation International. (Incorporated by
                        reference to Exhibit 21.1 to Form 10-K of Service Corporation
                        International for the fiscal year ended December 31, 1995).*
         23.1        -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).
         23.2        -- Consents of Wachtell, Lipton, Rosen & Katz (Included in Exhibit 5.1
                        and Exhibit 8.1).**
         23.3        -- Consent of Lawson Lundell Lawson & McIntosh (Included in Exhibit
                        5.2).**
         23.4        -- Consents of Tory Tory DesLauriers & Binnington (Included in Exhibit
                        5.3 and Exhibit 8.2).**
         25.1        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Service Corporation International Senior Debt
                        Securities to be issued pursuant to the Senior Debt Indenture between
                        Service Corporation International and The Bank of New York, as
                        Trustee. (Incorporated by reference to Exhibit 25.1 to Registration
                        Statement No. 333-10867 on Form S-3).*
         27.1        -- Financial Data Schedule of Service Corporation International.
                        (Incorporated by reference to Exhibit 27.1 to Form 10-K of Service
                        Corporation International for the fiscal year ended December 31,
                        1995).*
         99.1        -- Form of Letter of Transmittal.**
         99.2        -- Form of Notice of Guaranteed Delivery.**
         99.3        -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
                        and Other Nominees.**
         99.4        -- Form of Letter to Clients for use by Brokers, Dealers, Commercial
                        Banks, Trust Companies and Other Nominees.**
         99.5        -- Form of Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.**
         99.6        -- Summary Advertisement.**
         99.7        -- Complaint filed by Service Corporation International in Service
                        Corporation International v. The Loewen Group Inc., et al., Civil
                        Action No. H-96-3269 (S.D. Texas).

---------------
 * Incorporated by reference.
** To be filed by amendment.

ITEM 22. UNDERTAKINGS

     The Undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

NEW SERVICE CORPORATION INTERNATIONAL

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and County of Harris, State of Texas on October 3, 1996.

                                            NEW SERVICE CORPORATION
                                              INTERNATIONAL

                                            By      /s/  R.L. WALTRIP
                                               --------------------------------
                                                         R.L. Waltrip
                                                    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                 TITLE                    DATE
---------------------------------------------   ------------------------------  ---------------
           /s/  R.L. WALTRIP                    Chief Executive Officer         October 3, 1996
---------------------------------------------     (Principal Executive
                R.L. Waltrip                      Officer)

         /s/  CURTIS G. BRIGGS                  Director                        October 3, 1996
---------------------------------------------
              Curtis G. Briggs

       /s/  GEORGE R. CHAMPAGNE                 Senior Vice President and       October 3, 1996
---------------------------------------------     Chief Financial Officer
             George R. Champagne                  (Principal Financial
                                                  Officer)

         /s/  WESLEY T. McRAE                   Corporate Controller of SCI     October 3, 1996
---------------------------------------------     Management Corporation, an
               Wesley T. McRae                    affiliate of New Service
                                                  Corporation International
                                                  (Principal Accounting
                                                  Officer), Director

SCI HOLDINGS CANADA, INC.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and County of Harris, State of Texas on October 3, 1996.

                                            SCI HOLDINGS CANADA, INC.

                                            By   /s/  CURTIS G. BRIGGS
                                            ------------------------------------
                                                      Curtis G. Briggs
                                                         Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                 TITLE                     DATE
---------------------------------------------   ------------------------------   ---------------
          /s/  JOHN A. GORDON                   President (Principal Executive   October 3, 1996
---------------------------------------------     Officer), Director
               John A. Gordon

          /s/  JON M. BEENKEN                   Director                         October 3, 1996
---------------------------------------------
               Jon M. Beenken

         /s/  CURTIS G. BRIGGS                  Secretary, Director              October 3, 1996
---------------------------------------------     (Registrant's Authorized
              Curtis G. Briggs                    Representative in the United
                                                  States)

          /s/  MELISA L. CHOW                   Controller (Principal            October 3, 1996
---------------------------------------------     Financial Officer, Principal
               Melisa L. Chow                     Accounting Officer)

                                 EXHIBIT INDEX

 EXHIBIT                                                                              PAGE
   NO.                                   DESCRIPTION                                   NO.
---------- -----------------------------------------------------------------------------------
     3.1   -- Certificate of Incorporation of New Service Corporation
              International.*
     3.2   -- Form of Amended and Restated Certificate of Incorporation of New
              Service Corporation International.*
     3.3   -- Bylaws of New Service Corporation International.*
     3.4   -- Memorandum of SCI Holdings Canada, Inc.*
     3.5   -- Articles of SCI Holdings Canada, Inc.*
     4.5   -- Form of Rights Agreement between New Service Corporation
              International and AmeriTrust Company National Association.*
     4.6   -- Form of Rights Agreement between SCI Holdings Canada, Inc. and
                             .*
     5.1   -- Opinion of Wachtell, Lipton, Rosen & Katz.*
     5.2   -- Opinion of Lawson Lundell Lawson & McIntosh.*
     5.3   -- Opinion of Tory Tory DesLauriers & Binnington.*
     8.1   -- Tax opinion of Wachtell, Lipton, Rosen & Katz.*
     8.2   -- Tax Opinion of Tory Tory DesLauriers & Binnington.*
    10.1   -- Form of Voting, Support and Exchange Trust Agreement between New
              Service Corporation International and the Trustee thereunder.*
    23.1   -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).
    23.2   -- Consents of Wachtell, Lipton, Rosen & Katz (Included In Exhibit 5.1
              and Exhibit 8.1).*
    23.3   -- Consent of Lawson Lundell Lawson & McIntosh (Included in Exhibit
              5.2).*
    23.4   -- Consents of Tory Tory DesLauriers & Binnington (Included in Exhibit
              5.3 and Exhibit 8.2).*
    99.1   -- Form of Letter of Transmittal.*
    99.2   -- Form of Notice of Guaranteed Delivery.*
    99.3   -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
              and Other Nominees.*
    99.4   -- Form of Letter to Clients for use by Brokers, Dealers, Commercial
              Banks, Trust Companies and Other Nominees.*
    99.5   -- Form of Guidelines for Certification of Taxpayer Identification
              Number on Substitute Form W-9.*
    99.6   -- Summary Advertisement.*
    99.7   -- Complaint filed by Service Corporation International in Service
              Corporation International v. The Loewen Group Inc., et al., Civil
              Action No. H-96-3269 (S.D. Texas).

---------------

* To be filed by amendment.